EXECUTION COPY

STERLING CONSTRUCTION COMPANY, INC.

CREDIT AGREEMENT

DATED AS OF OCTOBER 31, 2007

COMERICA BANK
AS ADMINISTRATIVE AGENT, SYNDICATION AGENT, DOCUMENTATION AGENT AND LEAD ARRANGER

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TABLE OF CONTENTS
Page

1.	DEFINITIONS.	1
1.1	Certain Defined Terms	1

2.	REVOLVING CREDIT.	23
2.1	Commitment	23
2.2	Accrual of Interest and Maturity; Evidence of Indebtedness.	23
2.3	Requests for and Refundings and Conversions of Advances	24
2.4	Disbursement of Advances.	26
2.5	Swing Line Advances	27
2.6	Interest Payments; Default Interest	33
2.7	Optional Prepayments.	34
2.8	Prime-based Advance in Absence of Election or Upon Default	35
2.9	Revolving Credit Facility Fee	35
2.10	Mandatory Repayment of Revolving Credit Advances.	35
2.11	Optional Reduction or Termination of Revolving Credit Aggregate Commitment	36
2.12	Use of Proceeds of Advances	37

3.	LETTERS OF CREDIT.	37
3.1	Letters of Credit	37
3.2	Conditions to Issuance	38
3.3	Notice	39
3.4	Letter of Credit Fees; Increased Costs	39
3.5	Other Fees	41
3.6	Drawings and Demands for Payment Under Letters of Credit.	41
3.7	Obligations Irrevocable	42
3.8	Risk Under Letters of Credit.	44
3.9	Indemnification	44
3.10	Right of Reimbursement	45

4.	INTENTIONALLY OMITTED.	46

5.	CONDITIONS.	46
5.1	Conditions of Initial Advances	46
5.2	Continuing Conditions	50

6.	REPRESENTATIONS AND WARRANTIES.	50
6.1	Corporate Authority	50
6.2	Due Authorization	50
6.3	Good Title; Leases; Assets; No Liens	50
6.4	Taxes	51
6.5	No Defaults	51
6.6	Enforceability of Agreement and Loan Documents	51

i

6.7	Compliance with Laws	51
6.8	Non-contravention	52
6.9	Litigation	52
6.10	Consents, Approvals and Filings, Etc	52
6.11	Agreements Affecting Financial Condition	52
6.12	No Investment Company or Margin Stock	52
6.13	ERISA	53
6.14	Conditions Affecting Business or Properties	53
6.15	Environmental and Safety Matters	53
6.16	Subsidiaries	54
6.17	Intentionally Omitted	54
6.18	Intentionally Omitted	54
6.19	Franchises, Patents, Copyrights, Tradenames, etc	54
6.20	Capital Structure	54
6.21	Accuracy of Information	54
6.22	Solvency	55
6.23	Employee Matters	55
6.24	No Misrepresentation	55
6.25	Corporate Documents and Corporate Existence	55
6.26	Acquisition Documents.	56

7.	AFFIRMATIVE COVENANTS.	56
7.1	Financial Statements	57
7.2	Certificates; Other Information	57
7.3	Intentionally Omitted	59
7.4	Conduct of Business and Maintenance of Existence; Compliance with Laws.59
7.5	Maintenance of Property; Insurance	59
7.6	Inspection of Property; Books and Records, Discussions	59
7.7	Notices	60
7.8	Hazardous Material Laws	61
7.9	Financial Covenants.	62
7.10	Governmental and Other Approvals	62
7.11	Compliance with ERISA; ERISA Notices	62
7.12	Defense of Collateral	63
7.13	Future Subsidiaries; Additional Collateral.	63
7.14	Accounts	64
7.15	Use of Proceeds	64
7.16	Post-Closing Items	65
7.17	Further Assurances and Information	66

8.	NEGATIVE COVENANTS.	66
8.1	Limitation on Debt	66
8.2	Limitation on Liens	67
8.3	Acquisitions	68
8.4	Limitation on Mergers, Dissolution or Sale of Assets	68
8.5	Restricted Payments	69
8.6	Put and Call	70

8.7	Limitation on Investments, Loans and Advances	70
8.8	Transactions with Affiliates	71
8.9	Sale-Leaseback Transactions; Sale of Accounts or Notes Receivables	71
8.10	Limitations on Other Restrictions	71
8.11	Prepayment of Debt	71
8.12	Amendment of Certain Documents	72
8.13	Modification of Certain Agreements	72
8.14	Management Fees	72
8.15	Fiscal Year	72

9.	DEFAULTS.	72
9.1	Events of Default	72
9.2	Exercise of Remedies	75
9.3	Rights Cumulative	75
9.4	Waiver by Borrowers of Certain Laws	76
9.5	Waiver of Defaults	76
9.6	Set Off	76

10.	PAYMENTS, RECOVERIES AND COLLECTIONS.	76
10.1	Payment Procedure	76
10.2	Application of Proceeds of Collateral	78
10.3	Pro-rata Recovery	78

11.	CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.	78
11.1	Reimbursement of Prepayment Costs	79
11.2	Eurodollar Lending Office	79
11.3	Circumstances Affecting Eurodollar-based Rate Availability	79
11.4	Laws Affecting Eurodollar-based Advance Availability	80
11.5	Increased Cost of Eurodollar-based Advances	80
11.6	Capital Adequacy and Other Increased Costs	81
11.7	Right of Lenders to Fund through Branches and Affiliates	82
11.8	Margin Adjustment	82

12.	AGENT.	83
12.1	Appointment of Agent	83
12.2	Deposit Account with Agent	84
12.3	Scope of Agent’s Duties	84
12.4	Successor Agent	84
12.5	Credit Decisions	85
12.6	Authority of Agent to Enforce This Agreement	85
12.7	Indemnification of Agent	85
12.8	Knowledge of Default	86
12.9	Agent’s Authorization; Action by Lenders	86
12.10	Enforcement Actions by the Agent	87
12.11	Collateral Matters.	87
12.12	Agents in their Individual Capacities	88
12.13	Agent’s Fees	88

12.14	Documentation Agent or other Titles	88
12.15	No Reliance on Agent’s Customer Identification Program	88

13.	MISCELLANEOUS.	89
13.1	Accounting Principles	89
13.2	Consent to Jurisdiction	89
13.3	Law of Texas	89
13.4	Interest	89
13.5	Closing Costs and Other Costs; Indemnification.	90
13.6	Notices	92
13.7	Further Action	93
13.8	Successors and Assigns; Participations; Assignments.	93
13.9	Counterparts; Execution	96
13.10	Amendment and Waiver	96
13.11	Confidentiality	97
13.12	Substitution of Lenders	98
13.13	Withholding Taxes	99
13.14	Taxes and Fees	99
13.15	WAIVER OF JURY TRIAL	99
13.16	Patriot Act Notice	100
13.17	Complete Agreement; Conflicts	100
13.18	Severability	100
13.19	Table of Contents and Headings; Section References	100
13.20	Construction of Certain Provisions	101
13.21	Independence of Covenants	101
13.22	Electronic Transmissions	101
13.23	Advertisements	102
13.24	Reliance on and Survival of Provisions	102
13.25	Joint and Several Liability	102

EXHIBITS

A FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE
B FORM OF REVOLVING CREDIT NOTE
C FORM OF SWING LINE NOTE
D FORM OF REQUEST FOR SWING LINE ADVANCE
E FORM OF NOTICE OF LETTERS OF CREDIT
F FORM OF SECURITY AGREEMENT
G FORM OF JOINDER AGREEMENT
H FORM OF ASSIGNMENT AGREEMENT
I INTENTIONALLY OMITTED
J FORM OF COVENANT COMPLIANCE REPORT
K INTENTIONALLY OMITTED
L INTENTIONALLY OMITTED
M FORM OF SWING LINE PARTICIPATION CERTIFICATE

SCHEDULES

Schedule 1.1                                Applicable Margin Grid
Schedule 1.2                                Percentages and Allocations
Schedule 1.3                                Corporate Information
Schedule 1.4                                Existing Comerica Loans
Schedule 1.5                                Existing Letters of Credit
Schedule 5.1(c)                                Jurisdictions of Organization
Schedule 5.2                                Jurisdictions where each Credit Party is Authorized to do Business
Schedule 6.3(b)                                Owned Real Property
Schedule 6.4                                Exceptions to Tax Filings
Schedule 6.7                                Violations of Law
Schedule 6.9                                Litigation
Schedule 6.10                                           Third Party Consents
Schedule 6.13                                           Benefit Plans
Schedule 6.15                                           Environmental
Schedule 6.16                                           Subsidiaries
Schedule 6.19                                           Trade Names
Schedule 6.20                                           Equity Interests
Schedule 6.23                                           Collective Bargaining Agreements and Grievances
Schedule 8.1                                Existing Debt
Schedule 8.1(i)                                Liberty Mutual Insurance Company Bonds Remaining Outstanding PostClosing
Schedule 8.2                                Existing Liens
Schedule 8.7                                Existing Investments
Schedule 8.8                                Transactions with Affiliates
Schedule 13.6                                           Notices

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1

CREDIT AGREEMENT

This Credit Agreement (“Agreement”) is made as of the 31st day of October, 2007, by and among the financial institutions from time to time signatory hereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, Sterling Construction Company, Inc., a Delaware corporation (“Sterling”), Texas Sterling Construction Co., a Delaware corporation (“TSC”) and Oakhurst Management Corporation, a Texas corporation (“OMC” and together with Sterling and TSC, the “Borrowers” and each a “Borrower” as more specifically defined herein).

RECITALS

A.           Borrowers have requested that the Lenders extend to them credit and letters of credit on the terms and conditions set forth herein.

B.           The Lenders are prepared to extend such credit as aforesaid, but only on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants contained herein, Borrowers, the Lenders, and the Agent agree as follows:

1.DEFINITIONS.

1.1           Certain Defined Terms.  For the purposes of this Agreement the following terms will have the following meanings:

 “Acquisition” shall mean the acquisition by Sterling of 100% of the issued and outstanding Equity Interests of RHBI and of at least 91% of the issued and outstanding Equity Interests of RHBL on the terms set forth in this Agreement and the Acquisition Documents.

“Acquisition Documents” shall mean the Purchase Agreement dated October 31, 2007 by and among Sterling, Thomas Fisher and the Sellers (the “Purchase Agreement”) and all documents related thereto or executed and delivered in connection therewith, as the same may be amended, restated or otherwise modified in compliance with this Agreement.

“Advance(s)” shall mean, as the context may indicate, a borrowing requested by the Borrowers, and made by the Revolving Credit Lenders under Section 2.1 hereof or the Swing Line Lender under Section 2.5 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 or 2.5 hereof, and any advance deemed to have been made in respect of a Letter of Credit under Section 3.6(a) hereof, and shall include, as applicable, a Eurodollar-based Advance, a Prime-based Advance and a Quoted Rate Advance.

“Affected Lender” shall have the meaning set forth in Section 13.12 hereof.

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“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors or managers of such other Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” shall have the meaning set forth in the preamble, and include any successor agents appointed in accordance with Section 12.4 hereof.

“Agent’s Correspondent” shall mean for Eurodollar-based Advances, Agent’s Grand Cayman Branch (or for the account of said branch office, at Agent’s main office in Detroit, Michigan, United States).

“Alternate Base Rate” shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus fifty basis points.

“Applicable Fee Percentage” shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.

“Applicable Interest Rate” shall mean, (i) with respect to each Revolving Credit Advance, the Eurodollar-based Rate or the Prime-based Rate, and (ii) with respect to each Swing Line Advance, the Prime-based Rate or, if made available to the Borrowers by the Swing Line Lender at its option, the Quoted Rate, in each case as selected by the Borrowers from time to time subject to the terms and conditions of this Agreement.

“Applicable Margin” shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1, such Applicable Margin to be adjusted solely as specified in Section 11.8 hereof.

“Applicable Measuring Period” shall mean the period of four consecutive fiscal quarters ending on the applicable date of determination, for Sterling, TSC, OMC and the Target as if they had combined operations as of January 1, 2007.

“Asset Coverage Ratio” shall mean, as of any date of determination, a ratio the numerator of which is an amount equal to eighty percent (80%) of the orderly liquidation value of machinery and equipment of Sterling and its Consolidated Subsidiaries owned on the Effective Date after giving effect to the Acquisition plus eighty percent (80%) of the Cost of new and used machinery and equipment purchased after the Effective Date and the denominator of which is the Funded Debt minus cash and cash equivalents and Permitted Investments of Sterling and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP.

“Asset Sale” shall mean the sale, transfer or other disposition by any Credit Party of any asset (other than the sale or transfer of less than one hundred percent (100%) of the stock or other ownership interests of any Subsidiary) to any Person (other than to Borrowers or a Guarantor).

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“Assignment Agreement” shall mean an Assignment Agreement substantially in the form of Exhibit H hereto.

“Authorized Signer” shall mean each person who has been authorized by the Borrowers to execute and deliver any requests for Advances hereunder pursuant to a written authorization delivered to the Agent and whose signature card or incumbency certificate has been received by the Agent.

“Average Total Debt” shall mean the daily average Funded Debt for any applicable period.

“Balance Sheet” shall have the meaning as set forth on Section 7.2(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code and the rules promulgated thereunder.

“Bond Documents” shall mean the Surety Agreements together, in each case, with such other documents as are related thereto as the same may be amended, restated, or otherwise modified in compliance with this Agreement.

“Borrower Representative” shall mean Sterling or any other Borrower identified as the Borrower Representative in a written notice delivered to Agent and signed by Borrowers.

“Borrowers” and “Borrower” shall have the meaning set forth in the Preamble to this Agreement, and shall include each other Subsidiary of Sterling which shall join into this Agreement as a Borrower hereunder, including but not limited to Road and Highway Builders, LLC, a Nevada limited liability company (“RHBL”) and Road and Highway Builders Inc., a Nevada corporation (“RHBI” and together with RHBL, the “Target”) following the consummation of the Acquisition.

“Business Day” shall mean any day other than a Saturday or a Sunday on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, Michigan and New York, New York, and in the case of a Business Day which relates to a Eurodollar-based Advance, on which dealings are carried on in the London interbank eurodollar market.

“Capitalized Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

“Collateral” shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Lenders is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise to secure the Indebtedness.

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“Collateral Access Agreement” shall mean an agreement in form and substance satisfactory to the Agent in its sole discretion, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Credit Party, that acknowledges the Liens under the Collateral Documents and subordinates or waives any Liens held by such Person on such property and, includes such other agreements with respect to the Collateral as Agent may require in its sole discretion, as the same may be amended, restated or otherwise modified from time to time.

“Collateral Assignment” shall mean that certain Collateral Assignment of Purchase Agreement dated as of the date hereof executed by Sterling for the benefit of Agent, as the same may be amended, restated or otherwise modified from time to time.

“Collateral Documents” shall mean the Security Agreement, the Pledge Agreements, the Mortgages, the Collateral Assignment, the Escrow Agreement Acknowledgement, the Collateral Access Agreements, the Joinder Agreement and all other security documents (and any joinders thereto) executed by any Credit Party in favor of the Agent on or after the Effective Date, in connection with any of the foregoing collateral documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

“Comerica Bank” shall mean Comerica Bank and its successors or assigns.

“Comerica Debt” shall mean the term loans owed by any of the Borrowers to Comerica Bank as set forth on Schedule 1.4.

“Comerica Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the Effective Date between the Agent and Comerica Bank, as the same may be amended, restated or otherwise modified from time to time.

“Commitment Letter” shall mean that certain Commitment Letter dated as of October 12, 2007 by and among Comerica Bank, Sterling, TSC and OMC.

“Consolidated” (or “consolidated”) or “Consolidating” (or “consolidating”) shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated (or consolidating) basis in accordance with GAAP, applied on a consistent basis. Unless otherwise specified herein, “Consolidated” and “Consolidating” shall refer to Sterling and its Subsidiaries, determined on a Consolidated or Consolidating basis.

“Cost” shall mean the purchase price and all other costs related to the purchase of the machinery and equipment by the Credit Parties which are eligible to be capitalized under GAAP, including taxes, transportation, warranties, set-up charges, instructions, license fees and other miscellaneous amounts.

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“Covenant Compliance Report” shall mean the report to be furnished by Borrowers to the Agent pursuant to Section 7.2(a) hereof, substantially in the form attached hereto as Exhibit J and certified by a Responsible Officer of the Borrower Representative, in which report Borrowers shall set forth the information specified therein and which shall include a statement of then applicable level for the Applicable Margin and Applicable Fee Percentages as specified in Schedule 1.1 attached to this Agreement.

“Credit Parties” shall mean the Borrowers and their respective Subsidiaries, and “Credit Party” shall mean any one of them, as the context indicates or otherwise requires.

“Current Maturities of Long Term Debt” shall mean, at any given time, all principal and interest payments required to be paid during the ensuing one year period from such given time on all Debt having a maturity of greater than one year.

“Debt” shall mean as to any Person, without duplication (a) all Funded Debt of a Person, (b) all Guarantee Obligations of such Person, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all indebtedness of such Person arising in connection with any Hedging Transaction entered into by such Person, and (e) all recourse Debt of any partnership of which such Person is the general partner.

“Default” shall mean any event that with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

“Distribution” is defined in Section 8.5 hereof.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary of a Borrower incorporated or organized under the laws of the United States of America, or any state or other political subdivision thereof or which is considered to be a “disregarded entity” for United States federal income tax purposes and which is not a “controlled foreign corporation” as defined under Section 957 of the Internal Revenue Code, in each case provided such Subsidiary is owned by a Borrower or a Domestic Subsidiary of Borrower, and “Domestic Subsidiaries” shall mean any or all of them.

“EBITDA” shall mean for any period, as determined in accordance with GAAP, Net Income for such period plus, without duplication and only to the extent reflected as a charge or reduction in the statement of such Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense (including amortized debt financing costs), (d) any extraordinary or non-recurring non-cash expenses or losses, and any other non-cash expenses or losses approved by the Majority Lenders, including non-cash losses on sales of assets outside the ordinary course of business, minus, to the extent included in consolidated Net Income for such period, any extraordinary or non-recurring non-cash gains including non-cash gains on sales of assets outside the ordinary course of business.

“Effective Date” shall mean the date on which all the conditions precedent set forth in Sections 5.1 and 5.2 have been satisfied.

“Electronic Transmission” shall mean each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

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“Eligible Assignee” shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) any Person (other than a natural person) that is or will be engaged in the business of making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of its business, provided that such Person is administered or managed by a Lender, an Affiliate of a Lender or an entity or Affiliate of an entity that administers or manages a Lender; or (d) any other Person (other than a natural person) approved by the (i) Agent (and in the case of an assignment of a commitment under the Revolving Credit, the Issuing Lender and Swing Line Lender), and (ii) unless a Event of Default has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrowers, or any of the Borrowers’ Affiliates or Subsidiaries; and provided further that notwithstanding clause (d)(ii) of this definition, no assignment shall be made to an entity which is a competitor of any Credit Party without the consent of the Borrower Representative, which consent may be withheld in its sole discretion.

“Equity Interest” shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

“E-System” shall mean any electronic system and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system.

“Escrow Agreement Acknowledgement” shall mean that certain acknowledgment executed and delivered by Sterling and Comerica Bank, as escrow agent for the benefit of the Agent, acknowledging the assignment of Sterling’s rights under that certain Escrow Agreement relating to the Acquisition.

“Eurodollar-based Advance” shall mean any Advance which bears interest at the Eurodollar-based Rate.

“Eurodollar-based Rate” shall mean a per annum interest rate which is equal to the sum of (a) the Applicable Margin, plus (b) the quotient of:

(i)           the per annum interest rate at which deposits in the relevant eurocurrency are offered to Agent’s Eurodollar Lending Office by other prime banks in the eurocurrency market in an amount comparable to the relevant Eurodollar-based Advance and for a period equal to the relevant Eurodollar-Interest Period at approximately 11:00 A.M. Detroit time two (2) Business Days prior to the first day of such Eurodollar-Interest Period, divided by

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(ii)           a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on ‘Eurocurrency Liabilities’ as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%.

“Eurodollar-Interest Period” shall mean, for any Eurodollar-based Advance, an Interest Period of one, two, three or six months (or any shorter or longer periods agreed to in advance by the Borrower Representative, Agent and the Lenders) as selected by Borrowers, for such Eurodollar-based Advance pursuant to Section 2.3 or 4.4 hereof, as the case may be.

“Eurodollar Lending Office” shall mean, (a) with respect to the Agent, Agent’s office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by written notice to the Borrower Representative and the Lenders and (b) as to each of the Lenders, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurodollar Lending Office), or at such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurodollar Lending Office by written notice to Borrower Representative and Agent.

“Event of Default” shall mean each of the Events of Default specified in Section 9.1 hereof.

“Existing Letters of Credit” shall mean the Letters of Credit set forth on Schedule 1.5.

“Federal Funds Effective Rate” shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%.

“Fee Letter” shall mean the fee letter by and among Sterling, TSC, OMC and Comerica Bank dated as of October 12, 2007 relating to the Indebtedness hereunder, as amended, restated, replaced or otherwise modified from time to time.

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“Fees” shall mean the Revolving Credit Facility Fee, the Letter of Credit Fees and the other fees and charges (including any agency fees) payable by Borrowers to the Lenders, the Issuing Lender or Agent hereunder or under the Fee Letter.

“Final Maturity Date” shall mean the Revolving Credit Maturity Date.

“Fiscal Year” shall mean the twelve-month period ending on each December 31.

“Fixed Charge Coverage Ratio” shall mean as of any date of determination a ratio the numerator of which is EBITDA for the Applicable Measuring Period, minus cash taxes and cash tax distributions with respect to such period and the denominator of which is the sum of Current Maturities of Long Term Debt plus interest paid during the trailing twelve month period, plus twenty-five percent (25%) of the daily average total non-amortizing debt during the trailing twelve month period.

“Foreign Subsidiary” shall mean any Subsidiary, other than a Domestic Subsidiary, and “Foreign Subsidiaries” shall mean any or all of them.

“Funded Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than operating leases and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such Person under Capitalized Leases, (c) all reimbursement obligations (actual, contingent or otherwise) of such Person in respect of letters of credit, bankers acceptances or similar obligations issued or created for the account of such Person, (d) all liabilities of the type described in (a), (b) and (c) above that are secured by any Liens on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, the amount of which is determined in accordance with GAAP but excluding accrued liabilities or deferred charges as defined under GAAP except as specifically included in clauses (a), (b), (c) and (d) of this definition; provided however that so long as such Person is not personally liable for any such liability, the amount of such liability shall be deemed to be the lesser of the fair market value at such date of the property subject to the Lien securing such liability and the amount of the liability secured, and (e) all Guarantee Obligations in respect of any liability which constitutes Funded Debt; provided, however that Funded Debt shall not include any indebtedness under any Hedging Transaction prior to the occurrence of a termination event with respect thereto.

“GAAP” shall mean, as of any applicable date of determination, generally accepted accounting principles in the United States of America, as applicable on such date, consistently applied, as in effect from time to time.

“Governmental Obligations” means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

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“Guarantee Obligation” shall mean as to any Person (the “guaranteeing person”) any obligation of the guaranteeing Person in respect of any obligation of another Person (the “primary obligor”) (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, guaranty agreement, keepwell agreement, purchase agreement, counterindemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the “primary obligations”) of the primary obligor in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the applicable Person in good faith.

“Guarantor(s)” shall mean each Subsidiary of any Borrower which has executed and delivered to the Agent a Guaranty (or a joinder to a Guaranty), and a Security Agreement (or a joinder to the Security Agreement).

“Guaranty” shall mean, collectively, any guaranty agreements executed and delivered from time to time after the Effective Date (whether by execution of joinder agreements or otherwise) pursuant to Section 7.13 hereof or otherwise, as amended, restated or otherwise modified from time to time.

“Hazardous Material” shall mean any hazardous or toxic waste, substance or material defined or regulated as such in or for purposes of the Hazardous Material Laws.

“Hazardous Material Law(s)” shall mean all laws, codes, ordinances, rules, regulations and other governmental restrictions and requirements issued by any federal, state, local or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any substance or material which is regulated for reasons of health, safety or the environment and which is present or alleged to be present on or about or used in any facilities owned, leased or operated by any Credit Party, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the indoor and outdoor ambient air; any so-called “superfund” or “superlien” law; and any other United States federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material, as now or at any time during the term of the Agreement in effect.

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“Hedging Agreement” shall mean any agreement relating to a Hedging Transaction entered into between a Borrower and any Lender or an Affiliate of a Lender.

“Hedging Transaction” means each interest rate swap transaction, basis swap transaction, forward rate transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction or commodities hedge (including any option with respect to any of these transactions and any combination of any of the foregoing).

“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

“Income Taxes” shall mean for any period the aggregate amount of taxes based on income or profits for such period with respect to the operations of Sterling and its Subsidiaries (including, without limitation, all corporate franchise, capital stock, net worth and value-added taxes assessed by state and local governments) determined in accordance with GAAP on a Consolidated basis (to the extent such income and profits were included in computing Consolidated Net Income).

“Indebtedness” shall mean all indebtedness and liabilities (including without limitation principal, interest (including without limitation interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the Final Maturity Date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Credit Parties whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, expenses and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, the Guaranty or any of the other Loan Documents (including without limitation, payment obligations under Hedging Transactions evidenced by Hedging Agreements, provided that the payment obligations under commodities Hedging Transactions evidenced by Hedging Agreements that are deemed “Indebtedness” hereunder and entitled to the benefit of the Liens granted under the Collateral Documents (the “Lender Commodities Hedging Transactions”) (a) shall not exceed $500,000 in aggregate amount and (b) shall be provided by only one Lender at a time, which Lender (the “Designated Lender”) shall be designated in a notice from the Borrower Representative to the Agent, provided, further, that the Borrowers may select a new Designated Lender from time to time upon notice to the Agent so long as no payment obligations remain outstanding to the then current Designated Lender under any Lender Commodities Hedging Transaction), due or hereafter to become due, now owing or that may hereafter be incurred by any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, and which shall be deemed to include protective advances made by Agent with respect to the Collateral under or pursuant to the terms of any Loan Document and any liabilities of any Credit Party to Agent or any Lender arising in connection with any Lender Products, in each case whether or not reduced to judgment, with interest according to the rates and terms specified, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under this Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Credit Parties (whether direct or contingent) shall be determined without duplication.

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“Intercompany Note” shall mean any promissory note issued or to be issued by any Credit Party to evidence an intercompany loan in form and substance satisfactory to Agent.

“Interest Period” shall mean (a) with respect to a Eurodollar-based Advance, a Eurodollar-Interest Period, commencing on the day a Eurodollar-based Advance is made, or on the effective date of an election of the Eurodollar-based Rate made under Section 2.3 or 4.4 hereof, and (b) with respect to a Swing Line Advance carried at the Quoted Rate, an interest period of 30 days (or any lesser number of days agreed to in advance by the Borrower Representative, Agent and the Swing Line Lender); provided, however that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to an Interest Period in respect of a Eurodollar-based Advance, if the next succeeding Business Day falls in another calendar month, such Interest Period shall end on the next preceding Business Day, (ii) when an Interest Period in respect of a Eurodollar-based Advance begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period in respect of any Advance shall extend beyond the Revolving Credit Maturity Date.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and the regulations promulgated thereunder.

“Investment” shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any Guarantee Obligation) in respect of any Equity Interest, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in Equity Interests in any other Person, including, without limitation, any investment made in exchange for the issuance of Equity Interest of such Person and any investment made as a capital contribution to such other Person.

“Issuing Lender” shall mean Comerica Bank in its capacity as issuer of one or more Letters of Credit hereunder, or its successor designated by the Revolving Credit Lenders.

“Issuing Office” shall mean such office as Issuing Lender shall designate as its Issuing Office.

“Joinder Agreement” means that certain Joinder Agreement in the form attached hereto as Exhibit G, executed and delivered by Target and dated as of the Effective Date, as the same may be amended, restated or otherwise modified.

“Lender Products” shall mean any one or more of the following types of services or facilities extended to the Credit Parties by any Lender: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) Automated Clearing House (ACH) transactions, (vi) cash management, including controlled disbursement services, and (vii) establishing and maintaining deposit accounts.

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“Lenders” shall have the meaning set forth in the preamble, and shall include the Revolving Credit Lenders, the Swing Line Lender and any assignee which becomes a Lender pursuant to Section 13.8 hereof.

“Letter of Credit Agreement” shall mean, collectively, the letter of credit application and related documentation executed and/or delivered by the Borrowers in respect of each Letter of Credit, in each case satisfactory to the Issuing Lender, as amended, restated or otherwise modified from time to time.

“Letter of Credit Documents” shall have the meaning ascribed to such term in Section 3.7(a) hereof.

“Letter of Credit Fees” shall mean the fees payable in connection with Letters of Credit pursuant to Section 3.4(a) and (b) hereof.

“Letter of Credit Maximum Amount” shall mean Two Million Five Hundred Thousand Dollars ($2,500,000).

“Letter of Credit Obligations” shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, and (b) the aggregate amount of Reimbursement Obligations which remain unpaid as of such date.

“Letter of Credit Payment” shall mean any amount paid or required to be paid by the Issuing Lender in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

“Letter(s) of Credit” shall mean any standby letters of credit issued by Issuing Lender at the request of or for the account of Borrowers (or any of them) pursuant to Article 3 hereof, and shall include all Existing Letters of Credit, which shall be deemed “Letters of Credit” as defined in this Agreement for all purposes of this Agreement and the related Loan Documents, and which shall be secured by all the Collateral Documents.

“Leverage Ratio” shall mean as of any date of determination, a ratio the numerator of which is Funded Debt of Sterling and its Consolidated Subsidiaries as of such date and the denominator of which is EBITDA for the Applicable Measuring Period as of such date, in each case as determined in accordance with GAAP.

“Liberty Mutual Indemnity Agreement” shall mean that certain General Agreement of Indemnity by RHBL and the Sellers for the benefit of Liberty Mutual Insurance Company, Employers Insurance Company of Wausau, Peerless Insurance Company and any other company that is part of the Liberty Mutual Group dated as of November 15, 2006.

“Lien” shall mean any security interest in or lien on or against any property arising from any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, Capitalized Lease, consignment or bailment for security, or any other type of lien, charge, encumbrance, title exception, preferential or priority arrangement affecting property (including with respect to stock, any stockholder agreements, voting rights agreements, buy-back agreements and all similar arrangements), whether based on common law or statute.

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“Loan Documents” shall mean, collectively, this Agreement, the Notes (if issued), the Letter of Credit Agreements, the Letters of Credit, the Guaranty, the Subordination Agreements, the Comerica Intercreditor Agreement, the Collateral Documents, each Hedging Agreement, and any other documents, certificates or agreements that are executed and required to be delivered pursuant to any of the foregoing documents, as such documents may be amended, restated or otherwise modified from time to time.

“Majority Lenders” shall mean at any time (a) so long as the Revolving Credit Aggregate Commitment has not been terminated, Lenders holding more than 50.0% of the sum of (i) the Revolving Credit Aggregate Commitment and (b) if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), Lenders holding more than 50.0% of the aggregate principal amount then outstanding under the Revolving Credit; provided that, for purposes of determining Majority Lenders hereunder, the Letter of Credit Obligations and principal amount outstanding under the Swing Line shall be allocated among the Revolving Credit Lenders based on their respective Revolving Credit Percentages; provided further that so long as there are fewer than three Lenders, considering any Lender and its Affiliates as a single Lender, “Majority Lenders” shall mean all Lenders.

“Majority Revolving Credit Lenders” shall mean Majority Lenders.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations, properties or prospects of the Credit Parties taken as a whole, (b) the ability of any Credit Party to perform its obligations under this Agreement, the Notes (if issued) or any other Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement, any of the Notes (if issued) or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

 “Mortgages” shall mean the mortgages, deeds of trust and any other similar documents related thereto or required thereby executed and delivered by a Credit Party on the Effective Date pursuant to Section 5.1 hereof, if any, and executed and delivered after the Effective Date by a Credit Party pursuant to Section 7.13 hereof or otherwise, and “Mortgage” shall mean any such document, as such documents may be amended, restated or otherwise modified from time to time.

“Multiemployer Plan” shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“OMC” shall have the meaning set forth in Preamble to this Agreement.

“Net Income” shall mean for any period of determination the net income (or loss) of the Sterling and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.”

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“Notes” shall mean the Revolving Credit Notes and the Swing Line Note.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” shall mean any plan established and maintained by a Credit Party, or contributed to by a Credit Party, which is qualified under Section 401(a) of the Internal Revenue Code and subject to the minimum funding standards of Section 412 of the Internal Revenue Code.

“Percentage” shall mean the Revolving Credit Percentage.

“Permitted Acquisition” shall mean any acquisition by any Borrower or any Guarantor of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a)	Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of the Borrowers or such Guarantor;

(b)
If such acquisition is structured as an acquisition of the Equity Interests of any Person, then the Person so acquired shall (X) become a direct Subsidiary of a Borrower or of a Guarantor and the applicable Borrower or the applicable Guarantor shall cause such acquired Person to comply with Section 7.13 hereof, provided, further, that after such acquisition the Person so acquired shall be consolidated in accordance with GAAP with Sterling and its other Consolidated Subsidiaries or (Y) provided that the Credit Parties continue to comply with Section 7.4(a) hereof, be merged with and into such a Borrower or such a Guarantor (and, in the case of such a Borrower, with the applicable Borrower being the surviving entity);

(c)	If such acquisition is structured as the acquisition of assets, such assets shall be acquired directly by a Borrower or a Guarantor (subject to compliance with Section 7.4(a) hereof);

(d)
Borrowers shall have delivered to Agent not less than ten (10) (or such shorter period of time agreed to by the Agent) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with Pro Forma Projected Financial Information, copies of all material documents relating to such acquisition (including the acquisition agreement and any related document), and historical financial information (including income statements, balance sheets and cash flows) covering at least two (2) complete Fiscal Years of the acquisition target, if available, prior to the effective date of the acquisition or the entire credit history of the acquisition target, whichever period is shorter, in each case in form and substance reasonably satisfactory to the Agent;

(e)
Both immediately before and after the consummation of such acquisition and after giving effect to the Pro Forma Projected Financial Information, no Default or Event of Default shall have occurred and be continuing;

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(f)	Intentionally omitted;

(g)
The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the Equity Interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved;

(h)
All governmental, quasi-governmental, agency, regulatory or similar licenses, authorizations, exemptions, qualifications, consents and approvals necessary under any laws applicable to the Borrower or Guarantor that is making the acquisition, or the acquisition target (if applicable) for or in connection with the proposed acquisition and all necessary non-governmental and other third-party approvals which, in each case, are material to such acquisition shall have been obtained, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other Person, which in each case, are material to the consummation of such acquisition or to the acquisition target, if applicable, have been made, and evidence thereof reasonably satisfactory in form and substance to Agent shall have been delivered, or caused to have been delivered, by Borrowers to Agent;

(i)
There shall be no actions, suits or proceedings pending or, to the knowledge of any Credit Party threatened against or affecting the acquisition target in any court or before or by any governmental department, agency or instrumentality, which could reasonably be expected to be decided adversely to the acquisition target and which, if decided adversely, could reasonably be expected to have a material adverse effect on the business, operations, properties or financial condition of the acquisition target and its subsidiaries (taken as a whole) or would materially adversely affect the ability of the acquisition target to enter into or perform its obligations in connection with the proposed acquisition, nor shall there be any actions, suits, or proceedings pending, or to the knowledge of any Credit Party threatened against the Credit Party that is making the acquisition which would materially adversely affect the ability of such Credit Party to enter into or perform its obligations in connection with the proposed acquisition; and

(j)
The purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or required to be paid or incurred, with respect thereto, including the amount of Debt (such Debt being otherwise permitted under this Agreement) assumed or to which such assets, businesses or business or Equity Interests, or any Person so acquired is subject and including any portion of the purchase price allocated to any non-compete agreements, (X) is less than Five Million Dollars ($5,000,000), (Y) when added to the purchase price for each other acquisition consummated hereunder as a Permitted Acquisition during the same Fiscal Year as the applicable acquisition (not including acquisitions specifically consented to which fall outside of the terms of this definition), does not exceed Ten Million Dollars ($10,000,000) and (Z) when added to the purchase price for each other acquisition consummated hereunder as a Permitted Acquisition during the term of this agreement (not including acquisitions specifically consented to which fall outside the terms of this definition), does not exceed Ten Million Dollars ($10,000,000).

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“Permitted Investments” shall mean with respect to any Person:

(a)	Governmental Obligations;

(b)
Obligations of a state or commonwealth of the United States or the obligations of the District of Columbia or any possession of the United States, or any political subdivision of any of the foregoing, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

(c)
Banker’s acceptances, commercial accounts, demand deposit accounts, certificates of deposit, other time deposits or depository receipts issued by or maintained with any Lender or any Affiliate thereof, or any bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by any Credit Party in the ordinary course of business;

(d)	Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

(e)
Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

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(f)	Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.

“Permitted Liens” shall mean with respect to any Person:

(a)
Liens for (i) taxes or governmental assessments or charges or (ii) customs duties in connection with the importation of goods to the extent such Liens attach to the imported goods that are the subject of the duties, in each case (x) to the extent not yet due, (y) as to which the period of grace, if any, related thereto has not expired or (z) which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, any proceedings for the enforcement of such liens have been suspended and adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

(b)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, processor’s, landlord’s liens or other like liens arising in the ordinary course of business which secure obligations that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, (x) any proceedings commenced for the enforcement of such Liens have been suspended and (y) appropriate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

(c)
any attachment or judgment lien that remains unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period ending on the earlier of (i) thirty (30) consecutive days from the date of its attachment or entry (as applicable) or (ii) the commencement of enforcement steps with respect thereto, other than the filing of notice thereof in the public record;

(d)
minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, or any interest of any lessor or sublessor under any lease permitted hereunder which, in each case, does not materially interfere with the business of such Person;

(e)
Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations (excluding Liens arising under ERISA), provided that no enforcement proceedings in respect of such Liens are pending and provisions have been made for the payment of such liens on the books of such Person as may be required by GAAP; and

(f)
continuations of Liens that are permitted under subsections (a)-(e) hereof, provided such continuations do not violate the specific time periods set forth in subsections (b) and (c) and provided further that such Liens do not extend to any additional property or assets of any Credit Party or secure any additional obligations of any Credit Party.

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Regardless of the language set forth in this definition, no Lien over the Equity Interests of any Credit Party granted to any Person other than to Agent for the benefit of the Lenders shall be deemed a “Permitted Lien” under the terms of this Agreement.

“Person” shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, firm or association or a government or any agency or political subdivision thereof or other entity of any kind.

“Pledge Agreement(s)” shall mean any pledge agreement executed and delivered by a Credit Party on the Effective Date pursuant to Section 5.1 hereof, if any, and executed and delivered from time to time after the Effective Date by any Credit Party pursuant to Section 7.13 hereof or otherwise, and any agreements, instruments or documents related thereto, in each case in form and substance satisfactory to Agent amended, restated or otherwise modified from time to time.

“Pricing Leverage Ratio” shall mean as of any date of determination, a ratio the numerator of which is Average Total Debt of Sterling and its Consolidated Subsidiaries as of such date minus cash and cash equivalents of Sterling and its Consolidated Subsidiaries and the denominator of which is EBITDA for the Applicable Measuring Period as of such date, in each case as determined in accordance with GAAP.

“Prime-based Advance” shall mean an Advance which bears interest at the Prime-based Rate.

“Prime-based Rate” shall mean, for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greater of (i) the Prime Rate, and (ii) the Alternate Base Rate.

“Prime Rate” shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its “prime rate” (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

“Pro Forma Projected Financial Information” shall mean, as to any proposed acquisition, a statement executed by the Borrower undertaking the acquisition (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition, and pro forma combined projected financial information for the Credit Parties and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition and as of the end of at least the next succeeding two (2) Fiscal Years following the acquisition and projected statements of income and cash flows for each of those years, including sufficient detail to permit calculation of the ratios described in Section 7.9 hereof, as projected as of the effective date of the acquisition and as of the ends of those Fiscal Years and accompanied by (i) a statement setting forth a calculation of the ratio so described, (ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as the Agent or the Lenders shall reasonably request.

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“Purchasing Lender” shall have the meaning set forth in Section 13.12.

“Quoted Rate” shall mean the rate of interest per annum offered by the Swing Line Lender in its sole discretion with respect to a Swing Line Advance and accepted by the Borrowers.

“Quoted Rate Advance” means any Swing Line Advance which bears interest at the Quoted Rate.

“Rating Agency” shall mean Moody’s Investor Services, Inc., Standard and Poor’s Ratings Services, their respective successors or any other nationally recognized statistical rating organization which is acceptable to the Agent.

“Register” is defined in Section 13.8(g) hereof.

“Reimbursement Obligation(s)” shall mean the aggregate amount of all unreimbursed drawings under all Letters of Credit (excluding for the avoidance of doubt, reimbursement obligations that are deemed satisfied pursuant to a deemed disbursement under Section 3.6(a)).

“Request for Advance” shall mean a Request for Revolving Credit Advance or a Request for Swing Line Advance, as the context may indicate or otherwise require.

“Request for Revolving Credit Advance” shall mean a request for a Revolving Credit Advance issued by the Borrowers under Section 2.3 of this Agreement in the form attached hereto as Exhibit A.

“Request for Swing Line Advance” shall mean a request for a Swing Line Advance issued by the Borrowers under Section 2.5(b) of this Agreement in the form attached hereto as Exhibit D.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, with respect to any Person, the chief executive officer, chief financial officer, treasurer, president or controller of such Person, or with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer of such Person having substantially the same authority and responsibility.

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“Revolving Credit” shall mean the revolving credit loans to be advanced to Borrowers by the applicable Revolving Credit Lenders pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

“Revolving Credit Advance” shall mean a borrowing requested by Borrowers and made by the Revolving Credit Lenders under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof and any deemed disbursement of an Advance in respect of a Letter of Credit under Section 3.6(a) hereof, and may include, subject to the terms hereof, Eurodollar-based Advances and Prime-based Advances.

“Revolving Credit Aggregate Commitment” shall mean Seventy-Five Million Dollars ($75,000,000), subject to reduction or termination under Sections 2.11 or 9.2 hereof.

“Revolving Credit Commitment Amount” shall mean with respect to any Revolving Credit Lender, (i) if the Revolving Credit Aggregate Commitment has not been terminated, the amount specified opposite such Revolving Credit Lender’s name in the column entitled “Revolving Credit Commitment Amount” on Schedule 1.2, as adjusted from time to time in accordance with the terms hereof; and (ii) if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the amount equal to its Percentage of the aggregate principal amount outstanding under the Revolving Credit (including the outstanding Letter of Credit Obligations and any outstanding Swing Line Advances).

“Revolving Credit Facility Fee” shall mean the fee payable to Agent for distribution to the Revolving Credit Lenders in accordance with Section 2.9 hereof.

“Revolving Credit Lenders” shall mean the financial institutions from time to time parties hereto as lenders of the Revolving Credit.

“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) October 31, 2012, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.

“Revolving Credit Notes” shall mean the revolving credit notes described in Section 2.2 hereof, made by Borrowers to each of the Revolving Credit Lenders in the form attached hereto as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

“Revolving Credit Percentage” means, with respect to any Revolving Credit Lender, the percentage specified opposite such Revolving Credit Lender’s name in the column entitled “Revolving Credit Percentage” on Schedule 1.2, as adjusted from time to time in accordance with the terms hereof.

“RHBL” shall have the meaning set forth in the definition of “Borrowers” in this Agreement.

“RHBI” shall have the meaning set forth in the definition of “Borrowers” in this Agreement.

“Security Agreement” shall mean, collectively, the security agreement(s) executed and delivered by Borrowers and the Guarantors on the Effective Date pursuant to Section 5.1 hereof, and any such agreements executed and delivered after the Effective Date (whether by execution of a joinder agreement to any existing security agreement or otherwise) pursuant to Section 7.13 hereof or otherwise, in the form of the Security Agreement attached hereto as Exhibit F, as amended, restated or otherwise modified from time to time.

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“Sellers” shall mean Mr. Richard Buenting and Fisher Sand & Gravel Co.

“Sterling” shall have the meaning set forth in the Preamble to this Agreement.

“Subordinated Debt” shall mean any Funded Debt of any Credit Party and other obligations under the Subordinated Debt Documents and any other Funded Debt of any Credit Party, the terms of which are acceptable to the Agent and which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent.

“Subordinated Debt Documents” shall mean and include any documents evidencing any Subordinated Debt, in each case, as the same may be amended, modified, supplemented or otherwise modified from time to time in compliance with the terms of this Agreement.

“Subordination Agreements” shall mean any subordination agreements entered into by any Person from time to time in favor of Agent in connection with any Subordinated Debt, the terms of which are acceptable to the Agent, in each case as the same may be amended, restated or otherwise modified from time to time, and “Subordination Agreement” shall mean any one of them.

“Subsidiary(ies)” shall mean any other corporation, association, joint stock company, business trust, limited liability company, partnership or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership, partnership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to the Subsidiary(ies) of Sterling.

“Surety Agreement(s)” shall mean the Travelers Indemnity Agreement, the Liberty Mutual Indemnity Agreement, and any other surety indemnity agreement which contains substantially similar terms and conditions as the Travelers Indemnity Agreement and which is for the benefit of a surety company that has been rated by A.M. Best (or another generally accepted rating company) with a financial strength rating and issuer credit ratings comparable to or better than Travelers Casualty and Surety Company of America and which surety company has delivered a “comfort letter” to Agent which is substantially similar to the letter delivered pursuant to Section 5.1(a)(iii) hereof.

“Sweep Agreement” means any agreement relating to the “Sweep to Loan” automated system of the Agent or any other cash management arrangement which any Borrower and the Agent have executed for the purposes of effecting the borrowing and repayment of Swing Line Advances.

“Swing Line” shall mean the revolving credit loans to be advanced to Borrowers by the Swing Line Lender pursuant to Section 2.5 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

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“Swing Line Advance” shall mean a borrowing requested by Borrowers and made by Swing Line Lender pursuant to Section 2.5 hereof and may include, subject to the terms hereof, Quoted Rate-Advances and Prime-based Advances.

“Swing Line Lender” shall mean Comerica Bank in its capacity as lender of the Swing Line under Section 2.5 of this Agreement, or its successor as subsequently designated hereunder.

“Swing Line Maximum Amount” shall mean Seven Million Five Hundred Thousand  Dollars ($7,500,000).

“Swing Line Note” shall mean the swing line note which may be issued by Borrowers to Swing Line Lender pursuant to Section 2.5(b)(ii) hereof in the form attached hereto as Exhibit C, as such note may be amended or supplemented from time to time, and any note or notes issued in substitution, replacement or renewal thereof from time to time.

“Swing Line Participation Certificate” shall mean the Swing Line Participation Certificate delivered by Agent to each Revolving Credit Lender pursuant to Section 2.5(e)(ii) hereof in the form attached hereto as Exhibit M.

“Tangible Net Worth” shall mean as of any date of determination, for any Person (a) the net book value of all assets of such Person (excluding patent rights, trademarks, tradenames, franchises, copyrights, licenses, goodwill and all other intangible assets of such Person) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) less (b) all the total liabilities of such Person reported on the balance sheet of such Person under GAAP at such time.

“Target” shall have the meaning set forth in the definition of “Borrowers” in this Agreement.

“Travelers Indemnity Agreement” shall mean that certain General Agreement of Indemnity by and among Sterling and certain of its Subsidiaries for the benefit of Traveler’s Casualty and Surety Company of America dated as of January 26, 2006.

“TSC” shall have the meaning set forth in the Preamble to this Agreement.

 “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable state; provided that, unless specified otherwise or the context otherwise requires, such terms shall refer to the Uniform Commercial Code as in effect in the State of Texas.

“USA Patriot Act” is defined in Section 6.7.

 “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

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2.REVOLVING CREDIT.

2.1           Commitment.  Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Revolving Credit Lender severally and for itself alone agrees to make Advances of the Revolving Credit in Dollars to Borrowers from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, not to exceed at any one time outstanding such Lender’s Revolving Credit Percentage of the Revolving Credit Aggregate Commitment. Subject to the terms and conditions set forth herein, advances, repayments and readvances may be made under the Revolving Credit.

2.2           Accrual of Interest and Maturity; Evidence of Indebtedness.

(a)
Each Borrower hereby unconditionally promises to pay, jointly and severally, to the Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Advance (plus all accrued and unpaid interest) of such Revolving Credit Lender to Borrowers on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Revolving Credit Advance shall, from time to time from and after the date of such Advance (until paid), bear interest at its Applicable Interest Rate.

(b)
Each Revolving Credit Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Borrowers to the appropriate lending office of such Revolving Credit Lender resulting from each Revolving Credit Advance made by such lending office of such Revolving Credit Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Revolving Credit Lender from time to time under this Agreement.

(c)
The Agent shall maintain the Register pursuant to Section 13.8(g), and a subaccount therein for each Revolving Credit Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Credit Advance made hereunder, the type thereof and each Eurodollar-Interest Period applicable to any Eurodollar-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable, jointly and severally from Borrowers to each Revolving Credit Lender hereunder in respect of the Revolving Credit Advances and (iii) both the amount of any sum received by the Agent hereunder from Borrower in respect of the Revolving Credit Advances and each Revolving Credit Lender’s share thereof.

(d)
The entries made in the Register maintained pursuant to paragraph (c) of this Section 2.2 shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrowers therein recorded; provided, however, that the failure of any Revolving Credit Lender or the Agent to maintain the Register or any account, as applicable, or any error therein, shall not in any manner affect the obligation of Borrowers to repay the Revolving Credit Advances (and all other amounts owing with respect thereto) made to Borrowers by the Revolving Credit Lenders in accordance with the terms of this Agreement.

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(e)
Each Borrower agrees that, upon written request to the Agent by any Revolving Credit Lender, such Borrower will execute and deliver, to such Revolving Credit Lender, at such Borrower’s own expense, a Revolving Credit Note evidencing the outstanding Revolving Credit Advances owing to such Revolving Credit Lender.

2.3           Requests for and Refundings and Conversions of Advances.  Borrowers may request an Advance of the Revolving Credit, a refund of any Revolving Credit Advance in the same type of Advance or to convert any Revolving Credit Advance to any other type of Revolving Credit Advance only by delivery to Agent of a Request for Revolving Credit Advance executed by an Authorized Signer for the Borrower Representative, subject to the following:

(a)	each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance, including without limitation:

(i)	the proposed date of such Revolving Credit Advance (or the refunding or conversion of an outstanding Revolving Credit Advance), which must be a Business Day;

(ii)	whether such Advance is a new Revolving Credit Advance or a refunding or conversion of an outstanding Revolving Credit Advance; and

(iii)
whether such Revolving Credit Advance is to be a Prime-based Advance or a Eurodollar-based Advance, and, except in the case of a Prime-based Advance, the first Eurodollar-Interest Period applicable thereto, provided, however, that the initial Revolving Credit Advance made under this Agreement shall be a Prime-based Advance, which may then be converted into a Eurodollar-based Advance in compliance with this Agreement.

(b)
each such Request for Revolving Credit Advance shall be delivered to Agent by 12:00 p.m. (Detroit time) three (3) Business Days prior to the proposed date of the Revolving Credit Advance, except in the case of a Prime-based Advance, for which the Request for Revolving Credit Advance must be delivered by 12:00 p.m. (Detroit time) on the proposed date for such Revolving Credit Advance;

(c)
on the proposed date of such Revolving Credit Advance, the sum of (x) the aggregate principal amount of all Revolving Credit Advances and Swing Line Advances outstanding on such date (including, without duplication) the Advances that are deemed to be disbursed by Agent under Section 3.6(a) hereof in respect of Borrowers’ Reimbursement Obligations hereunder), plus (y) the Letter of Credit Obligations as of such date, in each case after giving effect to all outstanding requests for Revolving Credit Advances and Swing Line Advances and for the issuance of any Letters of Credit, shall not exceed the Revolving Credit Aggregate Commitment;

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(d)
in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least $1,000,000 or the remainder available under the Revolving Credit Aggregate Commitment if less than $1,000,000;

(e)
in the case of a Eurodollar-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Revolving Credit Advance to be then combined therewith having the same Eurodollar-Interest Period, if any, shall be at least $2,000,000 (or a larger integral multiple of $100,000) or the remainder available under the Revolving Credit Aggregate Commitment if less than $2,000,000 and at any one time there shall not be in effect more than three (3) different Eurodollar-Interest Periods;

(f)	a Request for Revolving Credit Advance, once delivered to Agent, shall not be revocable by Borrowers and shall constitute a certification by Borrowers as of the date thereof that:

(v)
all conditions to the making of Revolving Credit Advances set forth in this Agreement have been satisfied, and shall remain satisfied to the date of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance);

(vi)
there is no Default or Event of Default in existence, and none will exist upon the making of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance); and

(vii)
the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the date of the making of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance), other than any representation or warranty that expressly speaks only as of a different date;

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Agent, acting on behalf of the Revolving Credit Lenders, may also, at its option, lend under this Section 2.3 upon the telephone or email request of an Authorized Signer of the Borrower Representative to make such requests and, in the event Agent, acting on behalf of the Revolving Credit Lenders, makes any such Advance upon a telephone or email request, an Authorized Signer shall fax or deliver by electronic file to Agent, on the same day as such telephone or email request, an executed Request for Revolving Credit Advance. Each Borrower hereby authorizes Agent to disburse Advances under this Section 2.3 pursuant to the telephone or email instructions of any person purporting to be an Authorized Signer. Notwithstanding the foregoing, Borrowers acknowledge that Borrowers shall bear all risk of loss resulting from disbursements made upon any telephone or email request. Each telephone or email request for an Advance from an Authorized Signer for the Borrower Representative shall constitute a certification by the Borrowers of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

2.4           Disbursement of Advances.

(a)           Upon receiving any Request for Revolving Credit Advance from Borrowers under Section 2.3 hereof, Agent shall promptly notify each Revolving Credit Lender by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount of such Advance being requested and the date such Revolving Credit Advance is to be made by each Revolving Credit Lender in an amount equal to its Revolving Credit Percentage of such Advance. Unless such Revolving Credit Lender’s commitment to make Revolving Credit Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each such Revolving Credit Lender shall make available the amount of its Revolving Credit Percentage of each Revolving Credit Advance in immediately available funds to Agent, as follows:

(i)	for Prime-based Advances, at the office of Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 1:00 p.m. (Detroit time) on the date of such Advance; and

(ii)
for Eurodollar-based Advances, at the Agent’s Correspondent for the account of the Eurodollar Lending Office of the Agent, not later than 12:00 p.m. (the time of the Agent’s Correspondent) on the date of such Advance.

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(b)           Subject to submission of an executed Request for Revolving Credit Advance by Borrowers without exceptions noted in the compliance certification therein, Agent shall make available to Borrowers the aggregate of the amounts so received by it from the Revolving Credit Lenders in Dollars:

(i)
for Prime-based Advances, not later than 4:00 p.m. (Detroit time) on the date of such Revolving Credit Advance, by credit to an account of Borrowers maintained with Agent or to such other account or third party as Borrowers may reasonably direct in writing, provided such direction is timely given; and

(ii)
for Eurodollar-based Advances, not later than 4:00 p.m. (the time of the Agent’s Correspondent) on the date of such Revolving Credit Advance, by credit to an account of Borrowers maintained with Agent’s Correspondent or to such other account or third party as Borrowers may direct, provided such direction is timely given.

(c)           Agent shall deliver the documents and papers received by it for the account of each Revolving Credit Lender to such Revolving Credit Lender. Unless Agent shall have been notified by any Revolving Credit Lender prior to the date of any proposed Revolving Credit Advance that such Revolving Credit Lender does not intend to make available to Agent such Revolving Credit Lender’s Percentage of such Advance, Agent may assume that such Revolving Credit Lender has made such amount available to Agent on such date, as aforesaid.  Agent may, but shall not be obligated to, make available to Borrowers the amount of such payment in reliance on such assumption. If such amount is not in fact made available to Agent by such Revolving Credit Lender, as aforesaid, Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender. If such Revolving Credit Lender does not pay such amount forthwith upon Agent’s demand therefor and the Agent has in fact made a corresponding amount available to Borrowers, the Agent shall promptly notify Borrowers and Borrowers shall pay such amount to Agent, if such notice is delivered to Borrowers prior to 1:00 p.m. (Detroit time) on a Business Day, on the day such notice is received, and otherwise on the next Business Day, and such amount paid by Borrowers shall be applied as a prepayment of the Revolving Credit (without any corresponding reduction in the Revolving Credit Aggregate Commitment), reimbursing Agent for having funded said amounts on behalf of such Revolving Credit Lender.  The Borrowers shall retain their claims against such Revolving Credit Lender with respect to the amounts repaid by it to Agent and, if such Revolving Credit Lender subsequently makes such amounts available to Agent, Agent shall promptly make such amounts available to the Borrowers as a Revolving Credit Advance. Agent shall also be entitled to recover from such Revolving Credit Lender or Borrowers, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Borrowers, to the date such amount is recovered by Agent, at a rate per annum equal to:

(i)
in the case of such Revolving Credit Lender, for the first two (2) Business Days such amount remains unpaid, the Federal Funds Effective Rate, and thereafter, at the rate of interest then applicable to such Revolving Credit Advances; and

(ii)	in the case of Borrowers, the rate of interest then applicable to such Advance of the Revolving Credit.

Until such Revolving Credit Lender has paid Agent such amount, such Revolving Credit Lender shall have no interest in or rights with respect to such Advance for any purpose whatsoever.  The obligation of any Revolving Credit Lender to make any Revolving Credit Advance hereunder shall not be affected by the failure of any other Revolving Credit Lender to make any Advance hereunder, and no Revolving Credit Lender shall have any liability to the Borrowers or any of their respective Subsidiaries, the Agent, any other Revolving Credit Lender, or any other party for another Revolving Credit Lender’s failure to make any loan or Advance hereunder.

2.5           Swing Line Advances.

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   i) Commitment. The Swing Line Lender may, on the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.5(c) hereof), but shall not be required to, make one or more Advances (each such advance being a “Swing Line Advance”) to the Borrowers from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed at any one time outstanding the Swing Line Maximum Amount. Subject to the terms set forth herein, advances, repayments and readvances may be made under the Swing Line.

(b)           Accrual of Interest and Maturity; Evidence of Indebtedness.

(i)
Swing Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to Swing Line Lender resulting from each Swing Line Advance from time to time, including the amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment made on any Swing Line Advance from time to time. The entries made in such account or accounts of Swing Line Lender shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of Swing Line Lender to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay the Swing Line Advances (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.

(ii)	Each Borrower agrees that, upon the written request of Swing Line Lender, the Borrowers will execute and deliver to Swing Line Lender a Swing Line Note.

(iii)
Each Borrower unconditionally promises to pay, jointly and severally, to the Swing Line Lender the then unpaid principal amount of such Swing Line Advance (plus all accrued and unpaid interest) on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement.  Subject to the terms and conditions hereof, each Swing Line Advance shall, from time to time after the date of such Advance (until paid), bear interest at its Applicable Interest Rate.

(c)
Requests for Swing Line Advances.  Borrowers may request a Swing Line Advance by the delivery to Swing Line Lender of a Request for Swing Line Advance executed by an Authorized Signer for the Borrower Representative, subject to the following:

(i)
each such Request for Swing Line Advance shall set forth the information required on the Request for Advance, including without limitation, (A) the proposed date of such Swing Line Advance, which must be a Business Day, (B) whether such Swing Line Advance is to be a Prime-based Advance or a Quoted Rate Advance, and (C) in the case of a Quoted Rate Advance, the duration of the Interest Period applicable thereto;

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(ii)
on the proposed date of such Swing Line Advance, after giving effect to all outstanding requests for Swing Line Advances made by Borrowers as of the date of determination, the aggregate principal amount of all Swing Line Advances outstanding on such date shall not exceed the Swing Line Maximum Amount;

(iii)
on the proposed date of such Swing Line Advance, after giving effect to all outstanding requests for Revolving Credit Advances and Swing Line Advances and Letters of Credit requested by the Borrowers on such date of determination (including, without duplication, Advances that are deemed disbursed pursuant to Section 3.6(a) hereof in respect of the Borrowers’ Reimbursement Obligations hereunder), the sum of (x) the aggregate principal amount of all Revolving Credit Advances and the Swing Line Advances outstanding on such date plus (y) the Letter of Credit Obligations on such date shall not exceed the Revolving Credit Aggregate Commitment;

(iv)
(A) in the case of a Swing Line Advance that is a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least Two Hundred Fifty Thousand Dollars ($250,000) or such lesser amount as may be agreed to by the Swing Line Lender, and (B) in the case of a Swing Line Advance that is a Quoted Rate Advance, the principal amount of such Advance, plus any other outstanding Swing Line Advances to be then combined therewith having the same Interest Period, if any, shall be at least Two Hundred Fifty Thousand Dollars ($250,000) or such lesser amount as may be agreed to by the Swing Line Lender, and at any time there shall not be in effect more than three (3) Interest Rates and Interest Periods;

(v)	each such Request for Swing Line Advance shall be delivered to the Swing Line Lender by 3:00 p.m. (Detroit time) on the proposed date of the Swing Line Advance;

(vi)
each Request for Swing Line Advance, once delivered to Swing Line Lender, shall not be revocable by Borrowers, and shall constitute and include a certification by Borrowers as of the date thereof that:

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(A)
all conditions to the making of Swing Line Advances set forth in this Agreement shall have been satisfied and shall remain satisfied to the date of such Swing Line Advance (both before and immediately after giving effect to such Swing Line Advance);

(B)	there is no Default or Event of Default in existence, and none will exist upon the making of such Swing Line Advance (both before and immediately after giving effect to such Swing Line Advance); and

(C)
the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respect as of the date of the making of such Swing Line Advance (both before and immediately after giving effect to such Swing Line Advance), other than any representation or warranty that expressly speaks only as of a different date;

(vii)
At the option of the Agent, subject to revocation by Agent at any time and from time to time and so long as the Agent is the Swing Line Lender, Borrowers may utilize the Agent’s “Sweep to Loan” automated system for obtaining Swing Line Advances and making periodic repayments. At any time during which the “Sweep to Loan” system is in effect, Swing Line Advances shall be advanced to fund borrowing needs pursuant to the terms of the Sweep Agreement. Each time a Swing Line Advance is made using the “Sweep to Loan” system, Borrowers shall be deemed to have certified to the Agent and the Lenders each of the matters set forth in clause (vi) of this Section 2.5(b).  Principal and interest on Swing Line Advances requested, or deemed requested, pursuant to this Section shall be paid pursuant to the terms and conditions of the Sweep Agreement without any deduction, setoff or counterclaim whatsoever.  Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Agreement, the principal amount of the Swing Loans shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date.  Agent may suspend or revoke Borrowers’ privilege to use the “Sweep to Loan” system at any time and from time to time for any reason and, immediately upon any such revocation, the “Sweep to Loan” system shall no longer be available to Borrowers for the funding of Swing Line Advances hereunder (or otherwise), and the regular procedures set forth in this Section 2.5 for the making of Swing Line Advances shall be deemed immediately to apply. Agent may, at its option, also elect to make Swing Line Advances upon the Borrower Representative’s telephone requests on the basis set forth in the last paragraph of Section 2.3, provided that the Borrowers comply with the provisions set forth in this Section 2.5.

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(d)
Disbursement of Swing Line Advances.  Upon receiving any executed Request for Swing Line Advance from the Borrowers and the satisfaction of the conditions set forth in Section 2.5(c) hereof, Swing Line Lender shall make available to Borrowers the amount so requested in Dollars not later than 4:00 p.m. (Detroit time) on the date of such Advance, by credit to an account of Borrowers maintained with Agent or to such other account or third party as the Borrowers may reasonably direct in writing, subject to applicable law, provided such direction is timely given. Swing Line Lender shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

(e)	Refunding of or Participation Interest in Swing Line Advances.

(i)
The Agent, at any time in its sole and absolute discretion, may, in each case on behalf of the Borrowers (which hereby irrevocably directs the Agent to act on their behalf) request each of the Revolving Credit Lenders (including the Swing Line Lender in its capacity as a Revolving Credit Lender) to make an Advance of the Revolving Credit to Borrowers, in an amount equal to such Revolving Credit Lender’s Revolving Credit Percentage of the aggregate principal amount of the Swing Line Advances outstanding on the date such notice is given (the “Refunded Swing Line Advances”); provided however that the Swing Line Advances carried at the Quoted Rate which are refunded with Revolving Credit Advances at the request of the Swing Line Lender at a time when no Default or Event of Default has occurred and is continuing shall not be subject to Section 11.1 and no losses, costs or expenses may be assessed by the Swing Line Lender against the Borrowers or the Revolving Credit Lenders as a consequence of such refunding. The applicable Revolving Credit Advances used to refund any Swing Line Advances shall be Prime-based Advances. In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.5(e)(ii) hereof, the Swing Line Lender shall retain its claim against Borrowers for any unpaid interest or fees in respect thereof accrued to the date of such refunding. Unless any of the events described in Section 9.1(i) hereof shall have occurred (in which event the procedures of Section 2.5(e)(ii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied (but subject to Section 2.5(e)(iii)), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Advance available to the Agent for the benefit of the Swing Line Lender at the office of the Agent specified in Section 2.4(a) hereof prior to 11:00 a.m. Detroit time on the Business Day next succeeding the date such notice is given, in immediately available funds. The proceeds of such Revolving Credit Advances shall be immediately applied to repay the Refunded Swing Line Advances, subject to Section 11.1 hereof.

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(ii)
If, prior to the making of an Advance of the Revolving Credit pursuant to Section 2.5(e)(i) hereof, one of the events described in Section 9.1(i) hereof shall have occurred, each Revolving Credit Lender will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Lender an undivided participating interest in each Swing Line Advance that was to have been refunded in an amount equal to its Revolving Credit Percentage of such Swing Line Advance. Each Revolving Credit Lender within the time periods specified in Section 2.5(e)(i) hereof, as applicable, shall immediately transfer to the Agent, for the benefit of the Swing Line Lender, in immediately available funds, an amount equal to its Revolving Credit Percentage of the aggregate principal amount of all Swing Line Advances outstanding as of such date.  Upon receipt thereof, the Agent will deliver to such Revolving Credit Lender a Swing Line Participation Certificate evidencing such participation.

(iii)
Each Revolving Credit Lender’s obligation to make Revolving Credit Advances to refund Swing Line Advances, and to purchase participation interests, in accordance with Section 2.5(e)(i) and (ii), respectively, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against Swing Line Lender, Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any adverse change in the condition (financial or otherwise) of Borrowers or any other Person; (D) any breach of this Agreement or any other Loan Document by Borrowers or any other Person; (E) any inability of Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Advance is to be made or such participating interest is to be purchased; (F) the termination of the Revolving Credit Aggregate Commitment hereunder; or (G) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Lender does not make available to the Agent the amount required pursuant to Section 2.5(e)(i) or (ii) hereof, as the case may be, the Agent on behalf of the Swing Line Lender, shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid, at the Federal Funds Effective Rate and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances. The obligation of any Revolving Credit Lender to make available its pro rata portion of the amounts required pursuant to Section 2.5(e)(i) or (ii) hereof shall not be affected by the failure of any other Revolving Credit Lender to make such amounts available, and no Revolving Credit Lender shall have any liability to any Credit Party, the Agent, the Swing Line Lender, or any other Revolving Credit Lender or any other party for another Revolving Credit Lender’s failure to make available the amounts required under Section 2.5(e)(i) or (ii) hereof.

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(iv)
Notwithstanding the foregoing, no Revolving Credit Lender shall be required to make any Revolving Credit Advance to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if at least two (2) Business Days prior to the making of such Swing Line Advance by the Swing Line Lender, the officers of the Swing Line Lender immediately responsible for matters concerning this Agreement shall have received written notice from Agent or any Lender that Swing Line Advances should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a “notice of default”; provided, however that the obligation of  the Revolving Credit Lenders to make such Revolving Credit Advances (or purchase such participations) shall be reinstated upon the date on which such Default or Event of Default has been waived by the requisite Lenders.

2.6           Interest Payments; Default Interest

(a)           Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit and the Swing Line from time to time outstanding shall accrue from the date of such Advance to the date repaid, at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds commencing on December 1, and on the first day of each calendar month thereafter. Whenever any payment under this Section 2.6(a) shall become due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

(b)           Interest on each Eurodollar-based Advance of the Revolving Credit shall accrue at its Eurodollar-based Rate and shall be payable in immediately available funds on the last day of the Eurodollar-Interest Period applicable thereto (and, if any Eurodollar-Interest Period shall exceed three months, then on the last Business Day of the third month of such Eurodollar-Interest Period, and at three month intervals thereafter). Interest accruing at the Eurodollar-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Eurodollar-Interest Period applicable thereto to but not including the last day thereof.

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(c)           Interest on each Quoted Rate Advance of the Swing Line shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

(d)           Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Revolving Credit Advance refunded or converted pursuant to Section 2.3 hereof and any Swing Line Advance refunded pursuant to Section 2.5(e) hereof, shall be due and payable in full on the date such Advance is refunded or converted.

(e)           In the case of any Event of Default under Section 9.1(i), immediately upon the occurrence thereof, and in the case of any other Event of Default, immediately upon receipt by Agent of notice from the Majority Revolving Credit Lenders, interest shall be payable on demand on all Revolving Credit Advances and Swing Line Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate in respect of each such Advance plus, in the case of Eurodollar-based Advances and Quoted Rate Advances, two percent (2%) for the remainder of the then existing Interest Period, if any, and at all other such times, and for all Prime-based Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus two percent (2%).

2.7           Optional Prepayments.

(a)           (i) The Borrowers may prepay all or part of the outstanding principal of any Prime-based Advance(s) of the Revolving Credit at any time, provided that, unless the “Sweep to Loan” system shall be in effect in respect of the Revolving Credit, after giving effect to any partial prepayment, the aggregate balance of Prime-based Advance(s) of the Revolving Credit remaining outstanding shall be at least One Million Dollars ($1,000,000), and (ii) subject to Section 2.10(c) hereof, the Borrowers may prepay all or part of the outstanding principal of any Eurodollar-based Advance of the Revolving Credit at any time (subject to not less than five (5) Business Day’s notice to Agent) provided that, after giving effect to any partial prepayment, the unpaid portion of such Advance which is to be refunded or converted under Section 2.3 hereof shall be at least Two Million Five Hundred Thousand Dollars ($2,500,000).

(b)           (i) The Borrowers may prepay all or part of the outstanding principal of any Swing Line Advance carried at the Prime-based Rate at any time, provided that after giving effect to any partial prepayment, the aggregate balance of such Prime-based Swing Line Advances remaining outstanding shall be at least One Hundred Thousand Dollars ($100,000) and (ii) subject to Section 2.10(c) hereof, the Borrowers may prepay all or part of the outstanding principal of any Swing Line Advance carried at the Quoted Rate at any time (subject to not less than one (1) day’s notice to the Swing Line Lender) provided that after giving effect to any partial prepayment, the aggregate balance of such Quoted Rate Swing Line Advances remaining outstanding shall be at least Two Hundred Fifty Thousand Dollars ($250,000).

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(c)           Any prepayment of a Prime-based Advance made in accordance with this Section shall be without premium or penalty and any prepayment of any other type of Advance shall be subject to the provisions of Section 11.1 hereof, but otherwise without premium or penalty.

2.8           Prime-based Advance in Absence of Election or Upon Default.  If, (a) as to any outstanding Eurodollar-based Advance of the Revolving Credit or any outstanding Quoted Rate Advance of the Swing Line, Agent has not received payment of all outstanding principal and accrued interest on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 or 2.5 hereof with respect to the refunding or conversion of such Advance, or (b) if on the last day of the applicable Interest Period a Default or an Event of Default shall have occurred and be continuing, then, on the last day of the applicable Interest Period the principal amount of any Eurodollar-based Advance or Quoted Rate Advance, as the case may be, which has not been prepaid shall, absent a contrary election of the Majority Revolving Credit Lenders, be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Borrowers of said action.  All accrued and unpaid interest on any Advance converted to a Prime-based Advance under this Section 2.8 shall be due and payable in full on the date such Advance is converted.

2.9           Revolving Credit Facility Fee.  From the Effective Date to the Revolving Credit Maturity Date, the Borrowers shall pay, jointly and severally, to the Agent for distribution to the Lenders pro-rata in accordance with their respective Percentages, a Revolving Credit Facility Fee quarterly in arrears commencing January 1, 2008 and on the first day of each calendar quarter thereafter (in respect of the prior three months or any portion thereof). The Revolving Credit Facility Fee payable to each Lender shall be determined by multiplying the Applicable Fee Percentage times such Lender’s Revolving Credit Percentage of the Revolving Credit Aggregate Commitment then in effect (whether used or unused). The Revolving Credit Facility Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Lender of its share of the Revolving Credit Facility Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Facility Fees described in this Section are not refundable.

2.10           Mandatory Repayment of Revolving Credit Advances.

(a)           If at any time and for any reason the aggregate outstanding principal amount of Revolving Credit Advances plus Swing Line Advances, plus the outstanding Letter of Credit Obligations, shall exceed the Revolving Credit Aggregate Commitment, Borrowers shall immediately reduce any pending request for a Revolving Credit Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, repay any Revolving Credit Advances and Swing Line Advances in an amount equal to the lesser of the outstanding amount of such Advances and the amount of such remaining excess, with such amounts to be applied between the Revolving Credit Advances and Swing Line Advances as determined by the Agent and then, to the extent that any excess remains after payment in full of all Revolving Credit Advances and Swing Line Advances, to provide cash collateral in support of any Letter of Credit Obligations in an amount equal to the lesser of (x) 105% of the amount of such Letter of Credit Obligations and (y) the amount of such remaining excess, with such cash collateral to be provided on the basis set forth in Section 9.2 hereof. Each Borrower acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 11.1 hereof.  Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate and then to Eurodollar-based Advances of the Revolving Credit, and then to Swing Line Advances carried at the Quoted Rate.

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(b)           Intentionally omitted.

(c)           To the extent that, on the date any mandatory repayment of the Revolving Credit Advances under this Section 2.10 or payment pursuant to the terms of any of the Loan Documents is due, the Indebtedness under the Revolving Credit or any other Indebtedness to be prepaid is being carried, in whole or in part, at the Eurodollar-based Rate and no Default or Event of Default has occurred and is continuing, Borrowers may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Revolving Credit Lenders, on such terms and conditions as are reasonably acceptable to Agent and upon such deposit the obligation of Borrowers to make such mandatory prepayment shall be deemed satisfied. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Eurodollar-Interest Period attributable to the Eurodollar-based Advances of such Revolving Advance, thereby avoiding breakage costs under Section 11.1 hereof; provided, however, that if a Default or Event of Default shall have occurred at any time while sums are on deposit in the cash collateral account, Agent may, in its sole discretion, elect to apply such sums to reduce the principal balance of such Eurodollar-based Advances prior to the last day of the applicable Eurodollar-Interest Period, and the Borrowers will be obligated to pay any resulting breakage costs under Section 11.1.

2.11           Optional Reduction or Termination of Revolving Credit Aggregate Commitment.  Borrowers may, upon at least five (5) Business Days’ prior written notice to the Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to One Million Dollars ($1,000,000) or a larger integral multiple of One Hundred Thousand Dollars ($100,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued and unpaid to the date of such reduction; (iii) Borrowers shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Revolving Credit Advances and Swing Line Advances (including, without duplication, any deemed Advances made under Section 3.6 hereof) outstanding hereunder, plus the Letter of Credit Obligations, exceeds the amount of the then applicable Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; (iv) no reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time; and (v) no such reduction shall reduce the Swing Line Maximum Amount unless Borrowers so elect, provided that the Swing Line Maximum Amount shall at no time be greater than the Revolving Credit Aggregate Commitment; provided, however that if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurodollar-based Advance or a Quoted Rate Advance and such termination or reduction is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurodollar-based Advance or such Quoted Rate Advance, then, pursuant to Section 11.1, Borrowers shall compensate the Revolving Credit Lenders and/or the Swing Line Lender for any losses or, so long as no Default or Event of Default has occurred and is continuing, Borrowers may deposit the amount of such prepayment in a collateral account as provided in Section 2.10(c). Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Revolving Credit shall be distributed by Agent to each Revolving Credit Lender in accordance with such Revolving Credit Lender’s Revolving Percentage thereof, and will not be available for reinstatement by or readvance to Borrowers and any accompanying prepayments of Advances of the Swing Line shall be distributed by Agent to the Swing Line Lender and will not be available for reinstatement by or readvance to the Borrowers. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Revolving Credit Lender’s portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate and then to Eurodollar-based Advances of the Revolving Credit, and then to Swing Line Advances carried at the Quoted Rate.

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2.12           Use of Proceeds of Advances.  Advances of the Revolving Credit shall be used to finance working capital, to refinance existing Debt and to consummate the Acquisition and other lawful corporate purposes.

3.LETTERS OF CREDIT.

3.1           Letters of Credit.  Subject to the terms and conditions of this Agreement, Issuing Lender may through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of Borrowers accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Issuing Lender may require, issue Letters of Credit in Dollars for the account of Borrowers, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000) (or such lesser amount as may be agreed to by Issuing Lender) and each Letter of Credit (including any renewal thereof) shall expire not later than the first to occur of (i) thirteen months after the date of issuance thereof and (ii) ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof, provided, however, with the consent of the Issuing Lender, a Letter of Credit may provide that such Letter of Credit shall automatically renew at the end of such term unless Issuing Lender shall have given written notice at least thirty (30) days prior to the expiration of such Letter of Credit.  The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the International Standby Practices 98, and any successor documentation thereto and to the extent not inconsistent therewith, the laws of the State of Michigan. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.

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3.2           Conditions to Issuance.  No Letter of Credit shall be issued at the request and for the account of Borrowers unless, as of the date of issuance of such Letter of Credit:

(a)
(i) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations do not exceed the Letter of Credit Maximum Amount; and (ii) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations on such date plus the aggregate amount of all Revolving Credit Advances and Swing Line Advances (including all Advances deemed disbursed by Agent under Section 3.6(a) hereof in respect of Borrowers’ Reimbursement Obligations) hereunder requested or outstanding on such date do not exceed the Revolving Credit Aggregate Commitment;

(b)
the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of date of the issuance of such Letter of Credit (both before and immediately after the issuance of such Letter of Credit), other than any representation or warranty that expressly speaks only as of a different date;

(c)	there is no Default or Event of Default in existence, and none will exist upon the issuance of such Letter of Credit;

(d)
Borrowers shall have delivered to Issuing Lender at its Issuing Office, not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Lender, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be reasonably satisfactory to Issuing Lender;

(e)
no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Issuing Lender from issuing the Letter of Credit requested, or any Revolving Credit Lender from taking an assignment of its Revolving Credit Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit the Issuing Lender from issuing, or any Revolving Credit Lender from taking an assignment of its Revolving Credit Percentage of, the Letter of Credit requested or letters of credit generally;

(f)
there shall have been (i) no introduction of or change in the interpretation of any law or regulation, (ii) no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Revolving Credit Lenders, the Borrowers and the beneficiary of the requested Letter of Credit are located, and (iii) no establishment of any new restrictions by any central bank or other governmental agency or authority on transactions involving letters of credit or on banks generally that, in any case described in this clause (e), would make it unlawful or unduly burdensome for the Issuing Lender to issue or any Revolving Credit Lender to take an assignment of its Revolving Credit Percentage of the requested Letter of Credit or letters of credit generally; and

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(g)	Issuing Lender shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section 3.4 hereof.

Each Letter of Credit Agreement submitted to Issuing Lender pursuant hereto shall constitute the certification by Borrowers of the matters set forth in Sections 5.2 hereof. The Agent shall be entitled to rely on such certification without any duty of inquiry.

3.3           Notice.  The Issuing Lender shall deliver to the Agent, concurrently with or promptly following its issuance of any Letter of Credit, a true and complete copy of each Letter of Credit. Promptly upon its receipt thereof, Agent shall give notice, substantially in the form attached as Exhibit E, to each Revolving Credit Lender of the issuance of each Letter of Credit, specifying the amount thereof and the amount of such Revolving Credit Lender’s Percentage thereof.

3.4           Letter of Credit Fees; Increased Costs.  (a)  Borrowers shall pay letter of credit fees as follows:

(i)
A per annum letter of credit fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the amount of each Letter of Credit) in the amount of the Applicable Fee Percentage (determined with reference to Schedule 1.1 to this Agreement) shall be paid to the Agent for distribution to the Revolving Credit Lenders in accordance with their Percentages.

(ii)
A letter of credit facing fee on the face amount of each Letter of Credit shall be paid to the Agent for distribution to the Issuing Lender for its own account, in accordance with the terms of the applicable Fee Letter.

(b)
All payments by Borrowers to the Agent for distribution to the Issuing Lender or the Revolving Credit Lenders under this Section 3.4 shall be made in Dollars in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to Borrowers by the Agent. The fees described in clauses (a)(i) and (ii) above (i) shall be nonrefundable under all circumstances, (ii) in the case of fees due under clause (a)(i) above, shall be payable semi-annually in advance and (iii) in the case of fees due under clause (a)(ii) above, shall be payable upon the issuance of such Letter of Credit and upon any amendment thereto or extension thereof.  The fees due under clause (a)(i) above shall be determined by multiplying the Applicable Fee Percentage times the undrawn amount of the face amount of each such Letter of Credit on the date of determination, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof. The parties hereto acknowledge that, unless the Issuing Lender otherwise agrees, any material amendment and any extension to a Letter of Credit issued hereunder shall be treated as a new Letter of Credit for the purposes of the letter of credit facing fee.

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(c)
If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, adopted after the date hereof, shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Issuing Lender or any Revolving Credit Lender or (ii) impose on Issuing Lender or any Revolving Credit Lender any other condition regarding this Agreement, the Letters of Credit or any participations in such Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Issuing Lender or such Revolving Credit Lender of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Lender’s or such Revolving Credit Lender’s reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Issuing Lender or such Revolving Credit Lender, as the case may be, Borrowers shall, within thirty (30) days following demand for payment, pay to Issuing Lender or such Revolving Credit Lender, as the case may be, from time to time as specified by the Issuing Lender or such Revolving Credit Lender, additional amounts which shall be sufficient to compensate the Issuing Lender or such Revolving Credit Lender for such increased cost and expense (together with interest on each such amount from ten days after the date such payment is due until payment in full thereof at the Prime-based Rate), provided that if the Issuing Lender or such Revolving Credit Lender could take any reasonable action, without cost or administrative or other burden or restriction to such Lender, to mitigate or eliminate such cost or expense, it agrees to do so within a reasonable time after becoming aware of the foregoing matters. Each demand for payment under this Section 3.4(c) shall be accompanied by a certificate of Issuing Lender or the applicable Revolving Credit Lender setting forth the amount of such increased cost or expense incurred by the Issuing Lender or such Revolving Credit Lender, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and in reasonable detail, the methodology for calculating and the calculation of such amount, which certificate shall be prepared in good faith and shall be conclusive evidence, absent manifest error, as to the amount thereof.

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3.5           Other Fees.  In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, Borrowers shall pay, for the sole account of the Issuing Lender, standard documentation, administration, payment and cancellation charges assessed by Issuing Lender or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time.

3.6           Drawings and Demands for Payment Under Letters of Credit.

(a)           If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, each Borrower agrees to pay to the Issuing Lender an amount equal to the amount paid by the Issuing Lender in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Agent relative thereto not later than 1:00 p.m. (Detroit time), on (i) the Business Day that Borrowers receive notice of such presentment and honor, if such notice is received prior to 11:00 a.m. (Detroit time) or (ii) the Business Day immediately following the day that Borrowers received such notice, if such notice is received after 11:00 a.m. (Detroit time). Unless Borrowers shall have made such payment to the Agent for the account of the Issuing Lender on such day, the Agent shall be deemed to have disbursed to Borrowers and to have elected to substitute for the reimbursement obligation, with respect to the applicable Letter of Credit honored by the Issuing Lender, a Prime-based Advance of the Revolving Credit (which Advance may be subsequently converted at any time into a Eurodollar-based Advance pursuant to Section 2.3 hereof) on behalf of and for the account of the Revolving Credit Lenders in an aggregate amount equal to the amount so paid by the Issuing Lender in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Section 2 hereof and, to the extent of the Advances so disbursed, the reimbursement obligation of Borrowers under this Section 3.6 shall be deemed satisfied.

(b)           If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Lender shall provide notice thereof to Borrowers on the date such draft or demand is honored, and to each Revolving Credit Lender on such date unless Borrowers shall have satisfied their reimbursement obligations under Section 3.6(a) hereof by payment to the Agent (for the benefit of the Issuing Lender) on such date. The Issuing Lender shall further use reasonable efforts to provide notice to Borrowers prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Lender with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of Borrowers under Section 3.6(a) hereof.

(c)           Upon issuance by the Issuing Lender of each Letter of Credit hereunder, each Revolving Credit Lender shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Revolving Credit Percentage. Each Revolving Credit Lender, on the date a draft or demand under any Letter of Credit is honored (or the next succeeding Business Day if the notice required to be given by Issuing Lender to the Revolving Credit Lenders under Section 3.6(b) hereof is not given to the Revolving Credit Lenders prior to 2:00 p.m. (Detroit time) on such date of draft or demand), shall make its Revolving Credit Percentage of the amount paid by the Issuing Lender, and not reimbursed by Borrowers on such day, in immediately available funds at the principal office of the Agent for the account of Issuing Lender. If and to the extent such Revolving Credit Lender shall not have made such pro rata portion available to the Agent, such Revolving Credit Lender agrees to pay to the Agent for the account of the Issuing Lender forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Issuing Lender until such amount is so made available to the Agent at the Federal Funds Rate for the first three days and thereafter at a Prime-based Rate applicable during such period to the related Advance deemed to have been disbursed under Section 3.6(a) in respect of the reimbursement obligation of Borrowers.  If such Revolving Credit Lender shall pay such amount to the Agent for the account of Issuing Lender together with such interest, if any, such amount so paid shall be deemed to constitute an Advance by such Revolving Credit Lender disbursed in respect of the reimbursement obligation of Borrowers under Section 3.6(a) hereof for purposes of this Agreement, effective as of the dates applicable under said Section 3.6(a). The failure of any Revolving Credit Lender to make its pro rata portion of any such amount paid by the Issuing Lender available to the Agent for the account of Issuing Lender shall not relieve any other Revolving Credit Lender of its obligation to make available its pro rata portion of such amount, but no Revolving Credit Lender shall be responsible for failure of any other Revolving Credit Lender to make such pro rata portion available to the Agent for the account of Issuing Lender.

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Notwithstanding the foregoing however no Revolving Credit Lender shall be deemed to have acquired a participation in a Letter of Credit if the officers of the Issuing Lender immediately responsible for matters concerning this Agreement shall have received written notice from Agent or any Lender at least two (2) Business Days prior to the date of the issuance of such Letter of Credit that the issuance of Letters of Credit should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a “notice of default”; provided, however that the Revolving Credit Lenders shall be deemed to have acquired such a participation upon the date on which such Default or Event of Default has been waived by the requisite Revolving Credit Lenders, as applicable.  In the event that the Issuing Lender receives such a notice, the Issuing Lender shall have no obligation to issue any Letter of Credit until such notice is withdrawn by Agent or such Lender or until the requisite Lenders have waived such Default or Event of Default in accordance with the terms of this Agreement.

(d)           Nothing in this Agreement shall be construed to require or authorize any Revolving Credit Lender to issue any Letter of Credit, it being recognized that the Issuing Lender shall be the sole issuer of Letters of Credit under this Agreement.

3.7           Obligations Irrevocable.  The obligations of Borrowers to make payments to Agent for the account of Issuing Lender or the Revolving Credit Lenders with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

(a)
Any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement, any other documentation relating to any Letter of Credit, this Agreement or any of the other Loan Documents (the “Letter of Credit Documents”);

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(b)
Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any Letter of Credit Document;

(c)
The existence of any claim, setoff, defense or other right which Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Lender or any Revolving Credit Lender or any other Person, whether in connection with this Agreement, any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

(d)
Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(e)
Payment by the Issuing Lender to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

(f)
Any failure, omission, delay or lack on the part of the Agent, Issuing Lender or any Revolving Credit Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, Issuing Lender, any Revolving Credit Lender or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, Issuing Lender, any Revolving Credit Lender or any such party; or

(g)
Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of Borrowers from the performance or observance of any obligation, covenant or agreement contained in Section 3.6 hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to such Borrower against the Agent, Issuing Lender or any Revolving Credit Lender. With respect to any Letter of Credit, nothing contained in this Section 3.7 shall be deemed to prevent any Borrower, after satisfaction in full of the absolute and unconditional obligations of Borrowers hereunder with respect to such Letter of Credit, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent, Issuing Lender or any Revolving Credit Lender in connection with such Letter of Credit.

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3.8           Risk Under Letters of Credit.

(a)           In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Issuing Lender shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

(b)           Subject to other terms and conditions of this Agreement, Issuing Lender shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Lender’s regularly established practices and procedures and will have no further obligation with respect thereto. In the administration of Letters of Credit, Issuing Lender shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Lender with due care and Issuing Lender may rely upon any notice, communication, certificate or other statement from Borrowers, beneficiaries of Letters of Credit, or any other Person which Issuing Lender believes to be authentic. Issuing Lender will, upon request, furnish the Revolving Credit Lenders with copies of Letter of Credit Documents related thereto.

(c)           In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Lender makes no representation and shall have no responsibility with respect to (i) the obligations of Borrowers or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of Borrowers or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Lender in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Revolving Credit Lenders expressly acknowledges that it has made and will continue to make its own evaluations of Borrowers’ creditworthiness without reliance on any representation of Issuing Lender or Issuing Lender’s officers, agents and employees.

(d)           If at any time Issuing Lender shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent or Issuing Lender, as the case may be, shall receive same for the pro rata benefit of the Revolving Credit Lenders in accordance with their respective Percentages and shall promptly deliver to each Revolving Credit Lender its share thereof, less such Revolving Credit Lender’s pro rata share of the costs of such recovery, including court costs and attorney’s fees. If at any time any Revolving Credit Lender shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Revolving Credit Lender’s Percentage of such payment, such Revolving Credit Lender will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

3.9           Indemnification.  Each Borrower hereby indemnifies and agrees to hold harmless the Revolving Credit Lenders, the Issuing Lender and the Agent and their respective Affiliates, and the respective officers, directors, employees and agents of such Persons (each an “L/C Indemnified Person”), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Revolving Credit Lenders, the Issuing Lender or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit (collectively, the “L/C Indemnified Amounts”), and none of the Issuing Lender, any Revolving Credit Lender or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for:

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(a)	the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;

(b)
the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(c)
payment by the Issuing Lender to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Lender), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

(d)	any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or

(e)	any other event or circumstance whatsoever arising in connection with any Letter of Credit.

It is understood that in making any payment under a Letter of Credit the Issuing Lender will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary.

With respect to subparagraphs (a) through (e) hereof, (i) no Borrower shall be required to indemnify any L/C Indemnified Person for any L/C Indemnified Amounts to the extent such amounts result from the gross negligence or willful misconduct of such L/C Indemnified Person or any officer, director, employee or agent of such L/C Indemnified Person and (ii) the Agent and the Issuing Lender shall be liable to each Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by such Borrower which were caused by the gross negligence or willful misconduct of the Issuing Lender or any officer, director, employee or agent of the Issuing Lender or by the Issuing Lender’s wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

3.10           Right of Reimbursement.  Each Revolving Credit Lender agrees to reimburse the Issuing Lender on demand, pro rata in accordance with its respective Revolving Credit Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Lender to be reimbursed by Borrowers pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Borrowers or any other Credit Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Lender in any way relating to or arising out of this Agreement (including Section 3.6(c) hereof), any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by Borrowers, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Lender as a result of Issuing Lender’s gross negligence or willful misconduct or by the Issuing Lender’s wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

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4.INTENTIONALLY OMITTED.

5.CONDITIONS.

The obligations of the Lenders to make Advances or loans pursuant to this Agreement and the obligation of the Issuing Lender to issue Letters of Credit are subject to the following conditions:

5.1           Conditions of Initial Advances.  The obligations of the Lenders to make initial Advances or loans pursuant to this Agreement and the obligation of the Issuing Lender to issue initial Letters of Credit, in each case, on the Effective Date only, are subject to the following conditions:

(a)           This Agreement and the other Loan Documents.  Borrowers shall have executed and delivered this Agreement; and each Credit Party shall have executed and delivered the other Loan Documents to which such Credit Party is required to be a party (including all schedules and other documents to be delivered pursuant hereto); and such Notes (if any), this Agreement and the other Loan Documents shall be in full force and effect.

(b)           Corporate Authority.  Agent shall have received, with a counterpart thereof for each Lender, from each Credit Party, a certificate of its Secretary or Assistant Secretary dated as of the Effective Date as to:

(i)
corporate resolutions (or the equivalent) of each Credit Party authorizing the transactions contemplated by this Agreement and the other Loan Documents approval of this Agreement and the other Loan Documents, in each case to which such Credit Party is party, and authorizing the execution and delivery of this Agreement and the other Loan Documents, and in the case of Borrowers, authorizing the execution and delivery of requests for Advances and the issuance of Letters of Credit hereunder,

(ii)
the incumbency and signature of the officers or other authorized persons of such Credit Party executing any Loan Document and in the case of the Borrowers, the officers who are authorized to execute any Requests for Advance, or requests for the issuance of Letters of Credit,

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(iii)
a certificate of good standing or continued existence (or the equivalent thereof) from the state of its incorporation or formation, and from every state or other jurisdiction where such Credit Party is qualified to do business, which jurisdictions are listed on Schedule 5.2 attached hereto, and

(iv)	copies of such Credit Party’s articles of incorporation and bylaws or other constitutional documents, as in effect on the Effective Date.

(c)           Collateral Documents and other Loan Documents.  The Agent shall have received the following documents, each in form and substance satisfactory to Agent and fully executed by each party thereto:

(i)	The following Collateral Documents, each in form and substance acceptable to Agent and fully executed by each party thereto and dated as of the Effective Date:

(A)	the Security Agreement;

(B)	the Collateral Assignment;

(C)	the Escrow Agreement Acknowledgement;

(ii)
The Comerica Intercreditor Agreement in form and substance acceptable to the Agent and fully executed by the Term Debt Lender and the Revolving Credit Agent (in each case as defined therein and dated as of the Effective Date;

(iii)
A Letter from Travelers Indemnity and Surety Company of America to the Agent in form and substance acceptable to the Agent and fully executed by each party thereto and dated on or prior to the Effective Date;

(iv)	Evidence of the filing of a UCC-3 termination statement over any “all asset” filing for the benefit of National City Bank;

(v)	Intentionally omitted;

(vi)
(A) Certified copies of uniform commercial code requests for information, or a similar search report certified by a party acceptable to the Agent, dated a date reasonably prior to the Effective Date, listing all effective financing statements in the jurisdiction noted on Schedule 5.1(c) which name any Credit Party or Target (under their present names or under any previous names used within five (5) years prior to the date hereof) as debtors, together with (x) copies of such financing statements, and (y) authorized Uniform Commercial Code (Form UCC-3) Termination Statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 8.2 of this Agreement) and (B) intellectual property search reports results from the United States Patent and Trademark Office and the United States Copyright Office for the Credit Parties and Target dated a date reasonably prior to the Effective Date.

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(vii)
Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, stock powers executed in blank and any endorsements) requested by Agent and reasonably required to be provided in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of the Lenders), a first priority perfected security interest in the Collateral thereunder shall have been filed, registered or recorded, or shall have been delivered to Agent in proper form for filing, registration or recordation.

(c)           Acquisition.  On or before the Effective Date, the Agent shall have received evidence satisfactory to it that (i) all conditions to effectiveness of the Acquisition have been satisfied, other than payment of the purchase price, on terms reasonably acceptable to the Agent and in compliance with the Acquisition Documents delivered to the Agent (which Acquisition Documents are in form and substance reasonably acceptable to the Agent), (ii) that the purchase price to be paid (including any Debt assumed) in connection with the Acquisition is not in excess of $60,000,000; (iii) any material consents from any third party necessary to the consummation of the Acquisition have been obtained and (iv) fully executed copies of all material Acquisition Documents, including all schedules and exhibits thereto as in effect on the Effective Date, certified true and correct by Sterling shall have been delivered to the Agent.

(d)           Intentionally Omitted.

(e)           Compliance with Certain Documents and Agreements.  Each Credit Party shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Loan Documents, to the extent required to be performed or complied with by such Credit Party. No Person (other than Agent, Lenders and Issuing Lender) party to this Agreement or any other Loan Document shall be in material default in the performance or compliance with any of the terms or provisions of this Agreement or the other Loan Documents or shall be in material default in the performance or compliance with any of the material terms or material provisions of, in each case to which such Person is a party.

(f)           Opinions of Counsel.  The Credit Parties shall furnish Agent prior to the initial Advance under this Agreement, with signed copies for each Lender, opinions of counsel to the Credit Parties, including opinions of local counsel to the extent deemed necessary by the Agent, in each case dated the Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Lenders.

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(g)           Payment of Fees.  Borrowers shall have paid to Comerica Bank any fees due under the terms of the Fee Letter, along with any other fees, costs or expenses due and outstanding to the Agent or the Lenders as of the Effective Date (including reasonable fees, disbursements and other charges of counsel to Agent).

(h)           Financial Statements.  Borrowers shall have delivered to the Lenders and the Agent, in form and substance satisfactory to Agent: (a) any updates of the pro forma unaudited combined consolidated balance sheet as of June 30, 2007 and statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 of the Credit Parties, and forecasts through December 31, 2008, which statements shall evidence no material adverse change from the information provided to the Agent prior to the execution and delivery of the Commitment Letter.

(i)           Appraisals; Due Diligence.  Agent and Lenders shall have received, in each case in form and substance satisfactory to the Agent, (a) appraisals of all material machinery and equipment of the Credit Parties performed by an appraiser and using appraisal methodology satisfactory to the Agent and which establish an aggregate value of such property on an orderly liquidation value basis in amounts satisfactory to the Agent, and (b) such other reports or due diligence materials as Agent and the Majority Lenders may reasonably request, including such due diligence materials as Agent and the Majority Banks may request in connection with the Acquisition, including any new environmental reports obtained for the real estate acquired in the Acquisition.

(j)           Intentionally Omitted.

(k)           Bond Documents.  Agent shall have received copies of the Travelers Indemnity Agreement and the Liberty Mutual Indemnity Agreement in effect as of the date hereof.

(l)           Governmental and Other Approvals.  Agent shall have received copies of all authorizations, consents, approvals, licenses, qualifications or formal exemptions, filings, declarations and registrations with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) received by any Credit Party in connection with the transactions contemplated by the Loan Documents to occur on the Effective Date.

(m)           Closing Certificate.  The Agent shall have received, with a signed counterpart for each Lender, a certificate of a Responsible Officer of Borrower Representative dated the Effective Date (or, if different, the date of the initial Advance hereunder), stating that to the best of his or her respective knowledge after due inquiry, (a) the conditions set forth in this Section 5 have been satisfied to the extent required to be satisfied by any Credit Party; (b) the representations and warranties made by the Credit Parties in this Agreement or any of the other Loan Documents, as applicable, are true and correct in all material respects; (c) no Default or Event of Default shall have occurred and be continuing; (d) since June 30, 2007, nothing shall have occurred which has had, or could reasonably be expected to have, a material adverse change on the business, results of operations, conditions, property or prospects (financial or otherwise) of Borrowers or any other Credit Party; and (e) there shall have been no material adverse change to the pro forma financial information and projections delivered to Agent prior to the execution and delivery of the Commitment Letter.

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5.2           Continuing Conditions.  The obligations of each Lender to make Advances (including the initial Advance) under this Agreement and the obligation of the Issuing Lender to issue any Letters of Credit shall be subject to the continuing conditions that:

(a)           No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit, as the case may be; and

(b)           Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit (as the case may be) as if made on and as of such date (other than any representation or warranty that expressly speaks only as of a different date).

6.REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants to the Agent, the Lenders, the Swing Line Lender and the Issuing Lender as follows:

6.1           Corporate Authority.  Each Credit Party is a corporation (or other business entity) duly organized and existing in good standing under the laws of the state or jurisdiction of its incorporation or formation, as applicable, and each Credit Party is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification and authorization necessary except where failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. Each Credit Party has all requisite corporate, limited liability or partnership power and authority to own all its property (whether real, personal, tangible or intangible or of any kind whatsoever) and to carry on its business.

6.2           Due Authorization.  Execution, delivery and performance of this Agreement, and the other Loan Documents, to which each Credit Party is party, and the issuance of the Notes by Borrowers (if requested) are within such Person’s corporate, limited liability or partnership power, have been duly authorized, are not in contravention of any law applicable to such Credit Party or the terms of such Credit Party’s organizational documents and, except as have been previously obtained or as referred to in Section 6.10, below, do not require the consent or approval of any governmental body, agency or authority or any other third party except to the extent that such consent or approval is not material to the transactions contemplated by the Loan Documents.

6.3           Good Title; Leases; Assets; No Liens.  (a)  Each Credit Party, to the extent applicable, has good and valid title (or, in the case of real property, good and marketable title) to all assets owned by it, subject only to the Liens permitted under section 8.2 hereof, and each Credit Party has a valid leasehold or interest as a lessee or a licensee in all of its leased real property;

(b)           Schedule 6.3(b) hereof identifies all of the real property owned by the Credit Parties on the Effective Date;

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(c)           The Credit Parties will collectively own or collectively have a valid leasehold interest in all assets that were owned or leased (as lessee) by the Credit Parties immediately prior to the Effective Date to the extent that such assets are necessary for the continued operation of the Credit Parties’ businesses in substantially the manner as such businesses were operated immediately prior to the Effective Date;

(d)           Each Credit Party owns or has a valid leasehold interest in all real property necessary for its continued operations and, to the best knowledge of Borrowers, no material condemnation, eminent domain or expropriation action has been commenced or threatened against any such owned or leased real property; and

(e)           There are no Liens on and no financing statements on file with respect to any of the assets owned by the Credit Parties, except for the Liens permitted pursuant to Section 8.2 of this Agreement.

6.4           Taxes.  Except as set forth on Schedule 6.4 hereof, each Credit Party has filed on or before their respective due dates or within the applicable grace periods, all United States federal, state, local and other tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all material taxes which have become due pursuant to those returns or pursuant to any assessments received by any such Credit Party, as the case may be, to the extent such taxes have become due, except to the extent such taxes are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate provision has been made on the books of such Credit Party as may be required by GAAP.

6.5           No Defaults.  No Credit Party is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which would cause or would reasonably be expected to cause a Material Adverse Effect.

6.6           Enforceability of Agreement and Loan Documents.  This Agreement and each of the other Loan Documents to which any Credit Party is a party (including without limitation, each Request for Advance), have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

6.7           Compliance with Laws.  (a) Except as disclosed on Schedule 6.7, each Credit Party has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) including but not limited to Hazardous Material Laws, and is in compliance with any Requirement of Law, except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) neither the extension of credit made pursuant to this Agreement or the use of the proceeds thereof by the Credit Parties will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism (“USA Patriot Act”) Act of 2001, Public Law 10756, October 26, 2001 or  Executive Order 13224 of September 23, 2001 issued by the President of the United States (66 Fed. Reg. 49049 (2001)).

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6.8           Non-contravention.  The execution, delivery and performance of this Agreement and the other Loan Documents (including each Request for Advance) to which each Credit Party is a party are not in contravention of the terms of any indenture, agreement or undertaking to which such Credit Party is a party or by which it or its properties are bound where such violation could reasonably be expected to have a Material Adverse Effect.

6.9           Litigation.  Except as set forth on Schedule 6.9 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding or governmental investigation pending against or to the knowledge of Borrowers, threatened against any Credit Party (other than any suit, action or proceeding in which a Credit Party is the plaintiff and in which no counterclaim or cross-claim against such Credit Party has been filed), or any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator outstanding against any Credit Party, nor is any Credit Party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court which could in any of the foregoing events reasonably be expected to have a Material Adverse Effect.

6.10           Consents, Approvals and Filings, Etc.  Except as set forth on Schedule 6.10 hereof, no material authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person (whether or not governmental) is required in connection with the execution, delivery and performance: (a) by any Credit Party of this Agreement and any of the other Loan Documents or Acquisition Documents to which such Credit Party is a party or (b) by the Credit Parties of the grant of Liens granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, as applicable, except in each case for (i) such matters which have been previously obtained, and (ii) such filings to be made concurrently herewith or promptly following the Effective Date as are required by the Collateral Documents to perfect Liens in favor of the Agent. All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and, to the best knowledge of Borrowers, are not the subject of any attack or threatened attack (in each case in any material respect) by appeal or direct proceeding or otherwise.

6.11           Agreements Affecting Financial Condition.  No Credit Party is party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.

6.12           No Investment Company or Margin Stock.  No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by any Credit Party to purchase or carry margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefore, as from time to time in effect, are used in this paragraph with such meanings.

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6.13           ERISA.  No Credit Party maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on Schedule 6.13 hereto or otherwise disclosed to the Agent in writing.  There is no accumulated funding deficiency within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, or any outstanding liability with respect to any Pension Plans owed to the PBGC other than future premiums due and owing pursuant to Section 4007 of ERISA, and no “reportable event” as defined in Section 4043(c) of ERISA has occurred with respect to any Pension Plan other than an event for which the notice requirement has been waived by the PBGC.  None of the Credit Parties has engaged in a prohibited transaction with respect to any Pension Plan, other than a prohibited transaction for which an exemption is available and has been obtained, which could subject such Credit Parties to a material tax or penalty imposed by Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.  Each Pension Plan is being maintained and funded in accordance with its terms and is in material compliance with the requirements of the Internal Revenue Code and ERISA.  No Credit Party has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to have resulted in any Withdrawal Liability and, except as notified to Agent in writing following the Effective Date, no such Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA).

6.14           Conditions Affecting Business or Properties.  Neither the respective businesses nor the properties of any Credit Party is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God, or other casualty (except to the extent such event is covered by insurance sufficient to ensure that upon application of the proceeds thereof, no Material Adverse Effect could reasonably be expected to occur) which could reasonably be expected to have a Material Adverse Effect.

6.15           Environmental and Safety Matters.  Except as set forth in Schedules 6.9, 6.10 and 6.15:

(a)	all facilities and property owned or leased by the Credit Parties are in compliance with all Hazardous Material Laws in all material respects;

(b)	to the best knowledge of Borrowers, there have been no unresolved and outstanding past, and there are no pending or threatened:

(i)
claims, complaints, notices or requests for information received by any Credit Party with respect to any alleged violation of any Hazardous Material Law which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or

(ii)
written complaints, notices or inquiries to any Credit Party regarding potential liability of any Credit Parties under any Hazardous Material Law which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

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(c)
to the best knowledge of Borrowers, no conditions exist at, on or under any property now or previously owned or leased by any Credit Party which, with the passage of time, or the giving of notice or both, are reasonably likely to give rise to liability under any Hazardous Material Law which solely or together with any other such conditions could reasonably be expected to have a Material Adverse Effect.

6.16           Subsidiaries.  Except as disclosed on Schedule 6.16 hereto as of the Effective Date, and thereafter, except as disclosed to the Agent in writing from time to time, no Credit Party has any Subsidiaries.

6.17           Intentionally Omitted.

6.18           Intentionally Omitted.

6.19           Franchises, Patents, Copyrights, Tradenames, etc.  The Credit Parties possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect.  Schedule 6.19 contains a true and accurate list of all trade names and any and all other names used by any Credit Party during the five-year period ending as of the Effective Date.

6.20           Capital Structure.  Schedule 6.20 attached hereto sets forth all issued and outstanding Equity Interests of each Credit Party, including the number of authorized, issued and outstanding Equity Interests of each Credit Party, the par value of such Equity Interests and, other than for Sterling, the holders of such Equity Interests, all on and as of the Effective Date. All issued and outstanding Equity Interests of each Credit Party are duly authorized and validly issued, fully paid, nonassessable, and, except for the Equity Interests of Sterling, free and clear of all Liens (except for the benefit of Agent) and such Equity Interests were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities.  Except as disclosed on Schedule 6.20, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party, of any Equity Interests of any Credit Party.

6.21           Accuracy of Information.  (a)  The audited financial statements for the Fiscal Year ended December 31, 2006, furnished to Agent and the Lenders prior to the Effective Date fairly present in all material respects the financial condition of Sterling and its Subsidiaries covered thereby and the results of their operations for the periods covered thereby, and have been prepared in accordance with GAAP. The projections and the other pro forma financial information delivered to the Agent prior to the Effective Date are based upon good faith estimates and assumptions believed by management of the Borrowers to be accurate and reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

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(b)           From June 30, 2007 through the Effective Date, there has been no material adverse change in the business, operations, condition, property or prospects (financial or otherwise) of the Credit Parties, taken as a whole.

(c)           To the best knowledge of the Credit Parties, as of the Effective Date, (i) the Credit Parties do not have any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in the opening balance sheet to be delivered hereunder and (ii) there are no unrealized or anticipated losses from any present commitment of the Credit Parties which contingent obligations and losses in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.22           Solvency.  After giving effect to the consummation of the transactions contemplated by this Agreement and other Loan Documents and the Acquisition Documents, each Credit Party will be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its businesses and all business in which it is about to engage. This Agreement is being executed and delivered by the Borrowers to Agent and the Lenders in good faith and in exchange for fair, equivalent consideration. The Credit Parties do not intend to nor does management of the Credit Parties believe the Credit Parties will incur debts beyond their ability to pay as they mature. No Credit Party contemplates filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code or any similar law of any jurisdiction now or hereafter in effect relating to any Credit Party, nor does any Credit Party have any knowledge of any threatened bankruptcy or insolvency proceedings against a Credit Party.

6.23           Employee Matters.  Except as set forth on Schedule 6.23, there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of the Borrowers, threatened against any Credit Party by any employees of any Credit Party, other than non-material employee grievances or controversies arising in the ordinary course of business. Set forth on Schedule 6.23 are all union contracts or agreements to which any Credit Party is party as of the Effective Date and the related expiration dates of each such contract.

6.24           No Misrepresentation.  Neither this Agreement nor any other Loan Document, certificate, information or report furnished or to be furnished by or on behalf of a Credit Party to Agent or any Lender in connection with any of the transactions contemplated hereby or thereby, contains a misstatement of material fact, or omits to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made.  There is no fact, other than information known to the public generally, known to any Credit Party after diligent inquiry, that could reasonably be expect to have a Material Adverse Effect that has not expressly been disclosed to Agent in writing.

6.25           Corporate Documents and Corporate Existence.  As to each Credit Party, (a) it is an organization as described on Schedule 1.3 hereto and has provided the Agent and the Lenders with complete and correct copies of its articles of incorporation, by-laws and all other applicable charter and other organizational documents, and, if applicable, a good standing certificate and (b) its correct legal name, business address, type of organization and jurisdiction of organization, tax identification number and other relevant identification numbers are set forth on Schedule 1.3 hereto.

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6.26           Acquisition Documents.

(a)
Each Acquisition Document to which any Credit Party is a party has been duly authorized and validly executed, constitutes the valid and binding obligation of such Credit Party and is enforceable against such Credit Party in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).  No Acquisition Document to which any Credit Party is a party has been modified, amended, altered or changed in any manner except in compliance with this Agreement, and there are no unwaived defaults, other than such defaults which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, existing under the Acquisition Documents by any Credit Party that is a party thereto, or, to the best of the knowledge of any Credit Party, by any other party thereto;

(b)	The Credit Parties will keep and perform or cause to be kept and performed all of their respective material obligations under the Acquisition Documents;

(c)
No Credit Party shall have granted a collateral assignment of, or a security interest over the Acquisition Documents (other than in favor of Agent for the benefit of the Lenders) and, no Credit Party shall have sold, transferred or assigned any Acquisition Document to any Person (other than to or in favor of Agent) without the consent of the Agent; and

(d)
Upon the consummation of the Acquisition, the Borrowers and Sellers shall have obtained all material third party consents reasonably deemed necessary by Agent or otherwise required in connection with the Acquisition and shall have delivered copies to Agent of all additional assignment or assumption agreements entered into in connection therewith, except to the extent waived or extended pursuant to the terms hereof and thereof.

7.AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees, so long as any Lender has any commitment to extend credit hereunder, or any of the Indebtedness remains outstanding and unpaid, that it will, and, as applicable, it will cause each of its Subsidiaries to:

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7.1           Financial Statements.  Furnish to the Agent, in form and detail satisfactory to Agent, with sufficient copies for each Lender, the following documents:

(a)
as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year, a copy of the audited Consolidated and unaudited Consolidating financial statements of the Sterling and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related audited Consolidated and unaudited Consolidating statements of income, stockholders equity, and cash flows of Sterling and its Consolidated Subsidiaries for such Fiscal Year or partial Fiscal Year and underlying assumptions, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified as being fairly stated in all material respects by an independent, nationally recognized certified public accounting firm reasonably satisfactory to the Agent; and

(b)
as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of Sterling (except the last quarter of each Fiscal Year), Borrower prepared unaudited Consolidated and Consolidating balance sheets of Sterling and its Consolidated Subsidiaries as at the end of such quarter and the related stockholders equity and cash flows, jobs-in-progress report, backlog report, and accounts receivable and payable statements, and a statement of the Average Total Debt for the Applicable Measuring Period of Sterling and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, and certified by a Responsible Officer of the Borrower Representative as being fairly stated in all material respects;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer of the Borrower Representative and disclosed therein), provided however that the financial statements delivered pursuant to clause (b) hereof will not be required to include footnotes and will be subject to change from audit and year-end adjustments.

7.2           Certificates; Other Information.  Furnish to the Agent, in form and detail acceptable to Agent, with sufficient copies for each Lender, the following documents:

(a)
Concurrently with the delivery of the financial statements described in Sections 7.1(a) and 7.1(b) of this Agreement for each fiscal year-end and fiscal quarter-end, respectively, a Covenant Compliance Report duly executed by a Responsible Officer of the Borrower Representative and, as required by the Security Agreement, all original vehicle titles for vehicles acquired by any Credit Party during the prior fiscal quarter;

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(b)
Deliver (i) no later than November 15, 2007, a pro forma opening balance sheet for Sterling and its Consolidated Subsidiaries (including the Target) and (ii) no later than December 15, 2007, an actual opening balance sheet (the “Balance Sheet”) for Sterling and its Consolidated Subsidiaries (including Target), each such balance sheet to be in form and substance reasonably acceptable to the Agent;

(c)
Promptly upon receipt thereof, copies of all significant reports submitted by the Credit Parties’ firm(s) of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Credit Parties made by such accountants, including any comment letter submitted by such accountants to management in connection with their services;

(d)
Any financial reports, statements, press releases, other material information or written notices delivered to the holders of the Subordinated Debt pursuant to any applicable Subordinated Debt Documents (to the extent not otherwise required hereunder), as and when delivered to such Persons;

(e)
Within sixty (60) days after the end of each Fiscal Year, projections for the Credit Parties for the next succeeding Fiscal Year, substantially in the form provided to the Agent prior to Effective Date, except as otherwise requested by or agreed to by the Agent, such projections certified by a Responsible Officer of the Borrower Representative as being based on reasonable estimates and assumptions taking into account all facts and information known (or reasonably available to any Credit Party) by a Responsible Officer of the Borrower Representative;

(f)	Promptly upon the filing thereof, any 10-K or 10-Q filings made with the Securities and Exchange Commission or any national securities exchange;

(g)
Any additional information as required by any Loan Document, and such additional schedules, certificates and reports respecting all or any of the Collateral, the items or amounts received by the Credit Parties in full or partial payment thereof, and any goods (the sale or lease of which shall have given rise to any of the Collateral) possession of which has been obtained by the Credit Parties, all to such extent as Agent may reasonably request from time to time, any such schedule, certificate or report to be certified as true and correct in all material respects by a Responsible Officer of the applicable Credit Party and shall be in such form and detail as Agent may reasonably specify; and

(h)	Such additional financial and/or other information as Agent or any Lender may from time to time reasonably request, promptly following such request.

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7.3           Intentionally Omitted.

7.4           Conduct of Business and Maintenance of Existence; Compliance with Laws.

(a)           Not engage in any business that is substantially different from the business conducted by the Credit Parties immediately prior to the Effective Date and businesses reasonably related or complementary thereto;

(b)           Preserve, renew and keep in full force and effect its existence and maintain its qualifications to do business in each jurisdiction where such qualifications are necessary for its operations, except as otherwise permitted pursuant to Section 8.4;

(c)           Take all action it deems necessary in its reasonable business judgment to maintain all rights, privileges and franchises necessary for the normal conduct of its business except where the failure to so maintain such rights, privileges or franchises could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(d)           Comply with all Requirements of Law, except to the extent that failure to comply therewith could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(e)           (i) Continue to be a Person whose property or interests in property is not blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Order”), (ii) not engage in the transactions prohibited by Section 2 of that Order or become associated with Persons such that a violation of Section 2 of the Order would arise, and (iii) not become a Person on the list of Specially Designated National and Blocked Persons, or (iv) otherwise not become subject to the limitation of any OFAC regulation or executive order.

7.5           Maintenance of Property; Insurance.  (a)  Keep all material property it deems, in its reasonable business judgment, useful and necessary in its business in working order (ordinary wear and tear excepted); (b) maintain insurance coverage with financially sound and reputable insurance companies on physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate; (c) in the case of all insurance policies covering any Collateral, such insurance policies shall provide that the loss payable thereunder shall be payable to the applicable Credit Party, and to the Agent (as mortgagee, or, in the case of personal property interests, lender loss payee) as their respective interests may appear; (d) in the case of all  public liability insurance policies, such policies shall list the Agent as an additional insured, as Agent may reasonably request; and (e) if requested by Agent, certificates evidencing such policies, including all endorsements thereto, to be deposited with Agent, such certificates being in form and substance reasonably acceptable to Agent.

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7.6           Inspection of Property; Books and Records, Discussions.  Permit Agent and each Lender, through their authorized attorneys, accountants and representatives (a) at all reasonable times during normal business hours, upon the request of Agent or such Lender, to examine each Credit Party’s books, accounts, records, ledgers and assets and properties; (b) from time to time, during normal business hours, upon the request of the Agent, to conduct appraisals of all or a portion of the material fixed assets of the Credit Parties, such appraisals to be completed by an appraiser as may be selected by Agent and consented to by the Borrower Representative (such consent not to be unreasonably withheld), with all reasonable costs and expenses of such appraisals to be reimbursed by the Credit Parties, provided that so long as no Event of Default or Default exists, Borrowers shall not be required to reimburse Agent for such audits or appraisals more frequently than once each Fiscal Year; (c) during normal business hours and at their own risk, to enter onto the real property owned or leased by any Credit Party to conduct inspections, investigations or other reviews of such real property; and (d) at reasonable times during normal business hours and at reasonable intervals, to visit all of the Credit Parties’ offices, discuss each Credit Party’s respective financial matters with their respective officers, as applicable, and, by this provision, each Borrower authorizes, and will cause each of their respective Subsidiaries to authorize, its independent certified or chartered public accountants to discuss the finances and affairs of any Credit Party and examine any of such Credit Party’s books, reports or records held by such accountants.

7.7           Notices.  Promptly give written notice to the Agent of:

(a)	the occurrence of any Default or Event of Default of which any Credit Party has knowledge;

(b)
any (i) litigation or proceeding existing at any time between any Credit Party and any Governmental Authority or other third party, or any investigation of any Credit Party conducted by any Governmental Authority, which in any case if adversely determined would have a Material Adverse Effect or (ii) any material adverse change in the financial condition of any Credit Party since the date of the last audited financial statements delivered pursuant to Section 7.1(a) hereof;

(c)
the occurrence of any event which any Credit Party believes could reasonably be expected to have a Material Adverse Effect, promptly after concluding that such event could reasonably be expected to have such a Material Adverse Effect;

(d)
promptly after becoming aware thereof, the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position (or any such tax position taken by any Credit Party in a filing with the Internal Revenue Service or any foreign taxing jurisdiction) which could reasonably be expected to have a Material Adverse Effect, setting forth the details of such position and the financial impact thereof;

(e)
(i) all jurisdictions in which any Credit Party proposes to become qualified after the Effective Date to transact business, (ii) the acquisition or creation of any new Subsidiaries, (iii) any material change after the Effective Date in the authorized and issued Equity Interests of any Credit Party or any other material amendment to any Credit Party’s charter, by-laws or other organizational documents, such notice, in each case, to identify the applicable jurisdictions, capital structures or amendments as applicable, provided that such notice shall be given not less than ten (10) Business Days prior to the proposed effectiveness of such changes, acquisition or creation, as the case may be (or such shorter period to which Agent may consent);

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(f)
not less than fifteen (15) Business Days (or such other shorter period to which Agent may agree) prior to the proposed effective date thereof, any proposed material amendments, restatements or other modifications to any Subordinated Debt Documents; and

(g)
any default or event of default by any Person under any Subordinated Debt Document, Acquisition Document or Bond Document concurrently with delivery or promptly after receipt (as the case may be) of any notice of default or event of default under the applicable document, as the case may be.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and, in the case of notices referred to in clauses (a), (b), (c), (d) and (g) hereof stating what action the applicable Credit Party has taken or proposes to take with respect thereto.

7.8           Hazardous Material Laws.

(a)           Use and operate all of its facilities and properties in material compliance with all applicable Hazardous Material Laws, keep all material required permits, approvals, certificates, licenses and other authorizations required under such Hazardous Material Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

(b)           (i) Promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by any Credit Party relating to its facilities and properties or compliance with Hazardous Material Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect and (ii) promptly cure and have dismissed with prejudice to the reasonable satisfaction of Agent and the Majority Lenders any material actions and proceedings relating to compliance with Hazardous Material Laws to which any Credit Party is named a party, other than such actions or proceedings being contested in good faith and with the establishment of reasonable reserves;

(c)           To the extent necessary to comply in all material respects with Hazardous Material Laws, remediate or monitor contamination arising from a release or disposal of Hazardous Material, which solely, or together with other releases or disposals of Hazardous Materials could reasonably be expected to have a Material Adverse Effect;

(d)           Provide such information and certifications which Agent or any Lender may reasonably request from time to time to evidence compliance with this Section 7.8.

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7.9           Financial Covenants.

(a)           Commencing with the fiscal quarter ending December 31, 2007, maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.

(b)           Commencing with the fiscal quarter ending December 31, 2007, maintain as of the end of each fiscal quarter a Leverage Ratio of not more (i) than 2.25 to 1.00 for the fiscal quarters ending December 31, 2007 and March 31, 2008 and (ii) 2.00 to 1.00 for each fiscal quarter thereafter:

(c)           Commencing on the Effective Date (after giving effect to the Acquisition), maintain a Tangible Net Worth of Sterling and its Consolidated Subsidiaries equal to (i) the Tangible Net Worth of Sterling and its Consolidated Subsidiaries as calculated based on the Balance Sheet less $3,000,000 plus (ii) 50% of each subsequent fiscal quarter’s positive Net Income, without reduction for losses.

(d)           Commencing on the Effective Date (after giving effect to the Acquisition), maintain an Asset Coverage Ratio of at least 1.25 to 1.00.

(e)           At no time shall Sterling and its Consolidated Subsidiaries have Net Income for any two consecutive fiscal quarters which is less than ($500,000) in the aggregate for such two consecutive fiscal quarters.

7.10           Governmental and Other Approvals.  Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary or reasonably requested by Agent in connection with the execution, delivery and performance by any Credit Party of, as applicable, this Agreement, the other Loan Documents, the Subordinated Debt Documents or any other documents or instruments to be executed and/or delivered by any Credit Party, as applicable in connection therewith or herewith, except where the failure to so apply for, obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

7.11           Compliance with ERISA; ERISA Notices.  (a)  Comply in all material respects with all material requirements imposed by ERISA and the Internal Revenue Code, including, but not limited to, the minimum funding requirements for any Pension Plan, except to the extent that any noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b)           Promptly notify Agent upon the occurrence of any of the following events in writing: (i) the termination, other than a standard termination, as defined in ERISA, of any Pension Plan subject to Subtitle C of Title IV of ERISA by any Credit Party; (ii) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA; (iii) the commencement by the PBGC, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA; (iv) the failure of any Credit Party to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code or Section 302 of ERISA; (v) the withdrawal of any Credit Party from any Multiemployer Plan if any Credit Party reasonably believes that such withdrawal would give rise to the imposition of Withdrawal Liability with respect thereto; or (vi) the occurrence of (x) a “reportable event” which is required to be reported by a Credit Party under Section 4043 of ERISA other than any event for which the reporting requirement has been waived by the PBGC or (y) a “prohibited transaction” as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code other than a transaction for which a statutory exemption is available or an administrative exemption has been obtained.

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7.12           Defense of Collateral.  Defend the Collateral from any Liens other than Liens permitted by Section 8.2.

7.13           Future Subsidiaries; Additional Collateral.

(a)           With respect to each Person which becomes a Domestic Subsidiary of a Borrower (directly or indirectly) subsequent to the Effective Date, whether by Permitted Acquisition or otherwise, cause such new Domestic Subsidiary to execute and deliver to the Agent, for and on behalf of each of the Lenders (unless waived by Agent):

(i)
Within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), a joinder agreement to this Agreement, whereby such Domestic Subsidiary shall become a co-Borrower hereunder; and

(ii)
within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), a joinder agreement to the Security Agreement whereby such Domestic Subsidiary grants a Lien over its assets (other than Equity Interests which should be governed by (b) of this Section 7.13) as set forth in the Security Agreement, and such Domestic Subsidiary shall take such additional actions as may be necessary to ensure a valid first priority perfected Lien over such assets of such Domestic Subsidiary as are specified in the Security Agreement, subject only to the other Liens permitted pursuant to Section 8.2 of this Agreement;

(iii)
within the time period specified in and to the extent required under clause (c) of this Section 7.13, any Mortgage, Collateral Access Agreements and/or other documents required to be delivered in connection therewith;

(b)           With respect to the Equity Interests of each Person which becomes (whether by Permitted Acquisition or otherwise) (i) a Domestic Subsidiary subsequent to the Effective Date, cause the Credit Party that holds such Equity Interests to execute and deliver such Pledge Agreements, and take such actions as may be necessary to ensure a valid first priority perfected Lien over one hundred percent (100%) of the Equity Interests of such Domestic Subsidiary held by a Credit Party, such Pledge Agreements to be executed and delivered (unless waived by Agent) within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as Agent may determine); and (ii) a Foreign Subsidiary subsequent to the Effective Date, the Equity Interests of which is held directly by a Borrower or one of its Domestic Subsidiaries, cause the Credit Party that holds such Equity Interests to execute and deliver such Pledge Agreements and take such actions as may be necessary to ensure a valid first priority perfected Lien over sixty-five percent (65%) of the Equity Interests of such Subsidiary, such Pledge Agreements to be executed and delivered (unless waived by Agent) within thirty (30) days after the date such Person becomes a Foreign Subsidiary (or such longer time period as Agent may determine); and

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(c)           (i) With respect to the acquisition of a fee interest in real property by any Credit Party after the Effective Date (whether by Permitted Acquisition or otherwise) where the fair market value of such real property is in excess of $1,000,000 or the fair market value of such real property, together with all other real property owned by the Credit Parties and not encumbered by a lien in the name of the Agent for the benefit of the Lenders is in excess of $2,500,000, not later than thirty (30) days after the acquisition is consummated or the owner of such property becomes a Domestic Subsidiary (or such longer time period as Agent may determine), such Credit Party shall execute or cause to be executed (unless waived by Agent), a Mortgage (or an amendment to an existing mortgage, where appropriate) covering such real property, together with such additional real estate documentation, environmental reports, title policies and surveys as may be reasonably required by Agent; and (ii) with respect to the acquisition of any leasehold interest in real property by any Credit Party after the Effective Date (whether by Permitted Acquisition or otherwise), not later than thirty (30) days after the acquisition is consummated or the owner of the applicable leasehold interest becomes a Domestic Subsidiary (or such longer time period as Agent may determine), the applicable Credit Party shall deliver to the Agent a copy of the applicable lease agreement and shall execute or cause to be executed, at Agent’s option, unless otherwise waived by Agent, a Collateral Access Agreement in form and substance reasonably acceptable to Agent together with such other documentation as may be reasonably required by Agent, provided, however the requirement of delivering such Collateral Access Agreements shall only apply to permanent leased facilities, and not to any temporary leased locations relating solely to jobs-in-progress;

in each case in form reasonably satisfactory to the Agent, in its reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent.  Upon the Agent’s request, Credit Parties shall take, or cause to be taken, such additional steps as are necessary or advisable under applicable law to perfect and ensure the validity and priority of the Liens granted under this Section 7.13.

7.14           Accounts.  Maintain all deposit accounts and securities accounts of any Credit Party with Agent, provided, however that the Credit Parties may maintain other deposit accounts with a bank other than Agent provided that the aggregate amount held in such other deposit accounts at any time shall not exceed $250,000.

7.15           Use of Proceeds.  Use all Advances of the Revolving Credit as set forth in Section 2.12 hereof. No Borrower shall use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation.

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7.16           Post-Closing Items.  Within  the time periods specified below (unless such time period is otherwise extended by the Agent in its sole discretion), the Borrowers shall provide the following materials to the Agent:

(a)
Within thirty (30) days of the Effective Date, execute and deliver Mortgages, in form and substance reasonably acceptable to the Agent for that certain real property located at (i) 20810 Fernbush Lane, Houston, Texas 77073, (ii) Loop 21050 Loop 494, New Caney, Montgomery County, Texas, (iii) 64.839 acres on Bauer Road, Cypress, Harris County, Texas, (iv) 50.7 acres on St. Hedwig Street (FM1346), San Antonio, Bexar County, Texas; (v) 4.466 acres at 5001 West Rock Island Road (CR 274), Grand Prairie, Dallas County, Texas and (vi) 5.0 acres at 20505 Essman, Houston, Harris County, Texas, together with all related documentation as Agent may request.

(b)
On the Effective Date, (i) the Joinder Agreement executed by Target; (ii) for any Lender requesting them, Revolving Credit Notes and for the Swing Line Lender, the Swing Note, executed by the Borrowers; (iii) officers’ certificates of the Target in the form required by Section 5.1(b) hereof; (iv) that certain Comerica Bank Merger Acknowledgment, executed by the Borrowers; (v) that certain Agreement re: No Oral Agreements, executed by the Borrowers; (vi) that certain Acknowledgment of Pledge executed by RHBL and (vii) that certain Acknowledgment of the Borrowers to the Comerica Intercreditor Agreement.

(c)	Within thirty (30) days of the Effective Date, amend the loan documents relating to the Comerica Debt in form and substance reasonably acceptable to the Agent;

(d)	Within fifteen (15) days of the Effective Date, deliver certificates of foreign qualification for OMC in the Commonwealth of Massachusetts, and for TSC in the State of Arizona;

(e)	Within fifteen (15) days of the Effective Date, deliver casualty and liability insurance certificates in form and substance reasonably acceptable to the Agent;

(f)	Within fifteen (15) days of the Effective Date, deliver an opinion as to the Target from counsel to the Borrowers in the State of Nevada, in form and substance reasonably acceptable to the Agent;

(g)
Within fifteen (15) days of the Effective Date, to the extent there is any outstanding intercompany Debt among any Credit Parties, execute Intercompany Notes evidencing such Debt and deliver such Intercompany Notes to the Agent;

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(h)
Unless within sixty (60) days of the Effective Date, any investment accounts held with Comerica Securities, Inc. have been closed, the applicable Credit Parties shall, upon the request of the Agent, execute and deliver an account control agreement regarding such accounts in form and substance reasonably acceptable to the Agent together with such other documents related thereto as Agent may reasonably request; and

(i)	Within thirty (30) days of the Effective Date, all vehicle titles for vehicles owned by the Borrowers.

7.17           Further Assurances and Information

.  (a)  Take such actions as the Agent or Majority Lenders may from time to time reasonably request to establish and maintain first priority perfected security interests in and Liens on all of the Collateral, subject only to those Liens permitted under Section 8.2 hereof, including executing and delivering such additional pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of the Credit Parties’ assets as Agent may reasonably require, such documentation to be in form and substance reasonably acceptable to Agent, and prepared at the expense of the Borrowers; and

(b)           Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent’s request, and at the expense of the Borrowers, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

(c)           Provide the Agent and the Lenders with any other information required by Section 326 of the Patriot Act or necessary for the Agent and the Lenders to verify the identity of any Credit Party as required by Section 326 of the Patriot Act.

8.NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, so long as any Lender has any commitment to extend credit hereunder, or any of the Indebtedness remains outstanding and unpaid, it will not, and, as applicable, it will not permit any of its Subsidiaries to:

8.1           Limitation on Debt.  Create, incur, assume or suffer to exist any Debt, except:

(a)	Indebtedness of any Credit Party to Agent and the Lenders under this Agreement and/or the other Loan Documents;

(b)
any Debt existing on the Effective Date and set forth in Schedule 8.1 attached hereto and any renewals or refinancing of such Debt (provided that (i) the aggregate principal amount of such renewed or refinanced Debt shall not exceed the aggregate principal amount of the original Debt outstanding on the Effective Date (less any principal payments and the amount of any commitment reductions made thereon on or prior to such renewal or refinancing), (ii) the renewal or refinancing of such Debt shall be on substantially the same or better terms as in effect with respect to such Debt on the Effective Date, and shall  otherwise be in compliance with this Agreement, and (iii) at the time of such renewal or refinancing no Default or Event of Default has occurred and is continuing or would result from the renewal or refinancing of such Debt;

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(c)
any Debt of Borrowers or any Subsidiary incurred to finance the acquisition of fixed or capital assets, whether pursuant to a loan or a Capitalized Lease provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the aggregate amount of all such Debt at any one time outstanding (including, without limitation, any Debt of the type described in this clause (c) which is set forth on Schedule 8.1 hereof) shall not exceed $5,000,000, and any renewals or refinancings of such Debt on terms substantially the same or better than those in effect at the time of the original incurrence of such Debt;

(d)	Debt under any Hedging Transactions, provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(e)	Debt arising from judgments or decrees not deemed to be a Default or Event of Default under subsection (g) of Section 9.1;

(f)	Debt owing to a Person that is a Credit Party, but only to the extent permitted under Section 8.7 hereof;

(g)	the Comerica Debt and the Subordinated Debt;

(h)
Debt arising under the Surety Agreements, provided that the Borrowers shall promptly terminate the Liberty Mutual Indemnity Agreement and any other Bond Documents related thereto following the completion of the construction projects set forth on Schedule 8.1(i);

(i)
additional unsecured Debt not otherwise described above, provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Default or Event of Default shall have occurred and be continuing or result therefrom and (ii) the aggregate amount of all such Debt shall not exceed $1,000,000 at any one time outstanding.

8.2           Limitation on Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)	Permitted Liens;

(b)
Liens securing Debt permitted by Section 8.1(c), provided that (i) such Liens are created upon fixed or capital assets acquired by the applicable Credit Party, (ii) any such Lien is created solely for the purpose of securing indebtedness representing or incurred to finance the cost of the acquisition of the item of property subject thereto, (iii) the principal amount of the Debt secured by any such Lien shall at no time exceed 100% of the sum of the purchase price or cost of the applicable property, equipment or improvements and the related costs and charges imposed by the vendors thereof and (iv) the Lien does not cover any property other than the fixed or capital asset acquired; provided, however, that no such Lien shall be created over any owned real property of any Credit Party for which Agent has received a Mortgage or for which such Credit Party is required to execute a Mortgage pursuant to the terms of this Agreement;

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(c)	Liens created pursuant to the Loan Documents;

(d)	Liens securing the Comerica Debt, as in effect on the Effective Date, and subject to the terms of the Comerica Intercreditor Agreement;

(e)
Liens arising under the Surety Agreements, provided that (i) no public filing of such Lien has been made, (ii) no action has been taken or threatened to be taken to perfect or enforce such Lien; and (iii) none of the surety companies party to the Surety Agreements have required that any Credit Party establish a cash collateral account or otherwise put cash on deposit for their benefit;

(f)
other Liens, existing on the Effective Date, set forth on Schedule 8.2 and renewals, refinancings and extensions thereof on substantially the same or better terms as in effect on the Effective Date and otherwise in compliance with this Agreement.

Regardless of the provisions of this Section 8.2, no Lien over the Equity Interests of Borrowers (other than Sterling) or any Subsidiary of any Borrower (except for those Liens for the benefit of Agent and the Lenders) shall be permitted under the terms of this Agreement.

8.3           Acquisitions.  Except for the Acquisition, Permitted Acquisitions and acquisitions permitted under Section 8.7, if any, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests or a division or other business unit of any Person, or any Equity Interest of any Person, or any business or going concern.

8.4           Limitation on Mergers, Dissolution or Sale of Assets.  Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Equity Interests, receivables and leasehold interests), whether now owned or hereafter acquired or liquidate, wind up or dissolve, except:

(a)	inventory leased or sold in the ordinary course of business;

(b)	obsolete, damaged, uneconomic or worn out machinery, parts, property or equipment, or property or equipment no longer used or useful in the conduct of the applicable Credit Party’s business;

(c)	Permitted Acquisitions;

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(d)
mergers or consolidations of any Subsidiary of a Borrower with or into a Borrower or any Guarantor so long as such Borrower or such Guarantor shall be the continuing or surviving entity; provided that at the time of each such merger or consolidation, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or result from such merger or consolidation;

(e)
any Subsidiary of a Borrower may liquidate or dissolve into a Borrower or a Guarantor if such Borrower determines in good faith that such liquidation or dissolution is in the best interests of such Borrower, so long as no Default or Event of Default has occurred and is continuing or would result therefrom;

(f)
sales or transfers, including without limitation upon voluntary liquidation from any Credit Party to a Borrower or a Guarantor, provided that the applicable Borrower or Guarantor takes such actions as Agent may reasonably request to ensure the perfection and priority of the Liens in favor of the Lenders over such transferred assets;

(g)
(i) Asset Sales (exclusive of asset sales permitted pursuant to all other subsections of this Section 8.4) in which the sales price is at least equal to the fair market value of the assets sold and the consideration received is cash or cash equivalents or Debt of any Credit Party being assumed by the purchaser, provided that, (A) for Asset Sales for assets other than real property, the aggregate amount of such Asset Sales does not exceed $2,000,000 in any Fiscal Year and (B) no Default or Event of Default has occurred and is continuing at the time of each such sale (both before and after giving effect to such Asset Sale), and (ii) other Asset Sales approved by the Majority Lenders in their sole discretion;

(h)	the sale or disposition of Permitted Investments and other cash equivalents in the ordinary course of business; and

(i)	dispositions of owned or leased vehicles in the ordinary course of business.

The Lenders hereby consent and agree to the release by Agent of any and all Liens on the property sold or otherwise disposed of in compliance with this Section 8.4.

8.5           Restricted Payments.  Declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, “Distributions”) on account of any of its Equity Interests, as applicable, or purchase, redeem or otherwise acquire for value any of its Equity Interests, as applicable, or any warrants, rights or options to acquire any of its Equity Interests, now or hereafter outstanding (collectively, “Purchases”), except that:

(a)	each Credit Party may pay cash Distributions to the Borrowers;

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(b)
each Credit Party may declare and make Distributions payable in the Equity Interests of such Credit Party, provided that the issuance of such Equity Interests does not otherwise violate the terms of this Agreement and no Default or Event of Default has occurred and is continuing at the time of making such Distribution or would result from the making of such Distribution; and

(c)
RBHL may make cash Distributions to Mr. Richard Buenting at the times and in the amounts set forth in the Purchase Agreement as in effect on the date hereof, provided that no Default or Event of Default has occurred and is continuing or could reasonably be expected to result therefrom.

8.6           Put and Call.  Make any payments to Richard Buenting in respect of the Put (as defined in the Acquisition Documents) or otherwise exercise the Call (as defined in the Purchase Agreement) if a Default or Event of Default has occurred and is continuing or could reasonably be expected to result therefrom.

8.7           Limitation on Investments, Loans and Advances.  Make or allow to remain outstanding any Investment in, or any loans or advances to, any Person other than:

(a)	Permitted Investments;

(b)	Investments existing on the Effective Date and listed on Schedule 8.7 hereof;

(c)	sales on open account in the ordinary course of business;

(d)
intercompany loans or intercompany Investments made amongst the Borrowers, provided, further, that in each case, no Default or Event of Default shall have occurred and be continuing at the time of making such intercompany loan or intercompany Investment or result from such intercompany loan or intercompany Investment being made and that any intercompany loans shall be evidenced by and funded under an Intercompany Note pledged to the Agent under the appropriate Collateral Documents;

(e)	Investments in respect of Hedging Transactions provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(f)
loans and advances to employees, officers and directors of any Credit Party for moving, entertainment, travel and other similar expenses in the ordinary course of business not in excess of $250,000 in the aggregate amount at any time outstanding;

(g)	Permitted Acquisitions and Investments in any Person acquired pursuant to a Permitted Acquisition;

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(h)
Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business in an aggregate amount for such deposits not to exceed $3,000,000 at any one time outstanding;

(i)
other Investments not described above provided that both at the time of and immediately after giving effect to any such Investment (i) no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Investment and (ii) the aggregate amount of all such Investments shall not exceed $250,000 at any time outstanding.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.7 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

8.8           Transactions with Affiliates.  Except as set forth in Schedule 8.8, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliates of the Credit Parties except: (a) transactions with Affiliates that are the Borrowers or Guarantors; (b) transactions otherwise permitted under this Agreement; and (c) transactions in the ordinary course of a Credit Party’s business and upon fair and reasonable terms no less favorable to such Credit Party than it would obtain in a comparable arms length transaction from unrelated third parties.

8.9           Sale-Leaseback Transactions; Sale of Accounts or Notes Receivables; Synthetic Leases.  Enter into any arrangement with any Person providing for (a) the leasing by a Credit Party of real or personal property which has been or is to be sold or transferred by such Credit Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party, as the case may be, (b) sell any accounts or notes receivable or (c) enter into any synthetic lease (being an operating lease which has been structured so that it is not recorded as a liability on the balance sheet of any of the Credit Parties).

8.10           Limitations on Other Restrictions.  Except for this Agreement or any other Loan Document, enter into any agreement, document or instrument which would (i) restrict the ability of any Subsidiary of the Borrowers to pay or make dividends or distributions in cash or kind to Borrowers or any Guarantor, to make loans, advances or other payments of whatever nature to any Credit Party, or to make transfers or distributions of all or any part of its assets to any Credit Party; or (ii) restrict or prevent any Credit Party from granting Agent on behalf of Lenders Liens upon, security interests in and pledges of their respective assets, except to the extent such restrictions exist in documents creating Liens permitted by Section 8.2(b) hereunder.

8.11           Prepayment of Debt.  Make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or any other payment in respect of any Subordinated Debt, provided, however, that the applicable Credit Party may make certain payments in respect of the Subordinated Debt but only to the extent permitted under the applicable Subordinated Debt Documents and the applicable Subordination Agreement.

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8.12           Amendment of Certain Documents.  Amend, modify or otherwise alter (or suffer to be amended, modified or altered) the Subordinated Debt Documents, the Acquisition Documents or the Surety Agreements except as permitted in the applicable Subordinated Debt Documents and Subordination Agreements, or if no such restrictions exist in the applicable Subordinated Debt Documents or Subordination Agreements, without the prior written consent of the Agent.

8.13           Modification of Certain Agreements.  Make, permit or consent to any amendment or other modification to the constitutional documents of any Credit Party or any of the Bond Documents (other than the Surety Agreements which are subject to Section 8.12 above) except to the extent that any such amendment or modification (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Lenders as creditors and/or secured parties under any Loan Document and (iii) could not reasonably be expected to have a Material Adverse Effect.

8.14           Management Fees.  Pay or otherwise advance, directly or indirectly, any management, consulting or other fees to an Affiliate (other than an Affiliate which is a Borrower or a Guarantor), other than fees not in excess of $250,000 in the aggregate amount in any year.

8.15           Fiscal Year.  Permit the Fiscal Year of any Credit Party to end on a day other than December 31.

9.DEFAULTS.

9.1           Events of Default.  The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)	non-payment when due of (i) the principal or interest on the Indebtedness under the Revolving Credit (including the Swing Line) or (ii) any Reimbursement Obligation;

(b)
non-payment of any other amounts due and owing by any Borrower under this Agreement or by any Credit Party under any of the other Loan Documents to which it is a party, other than as set forth in subsection (a) above, within three (3) Business Days after the same is due and payable;

(c)
default in the observance or performance of any of the conditions, covenants or agreements of any Borrower set forth in Sections 7.1, 7.2, 7.4(a) and (e), 7.5 (provided, however, if Credit Parties’ failure to comply with Section 7.5 arises from the Agent’s determination that the Credit Parties’ insurance is not of the kind customarily carried by similar companies, a failure to comply with Section 7.5 hereof shall not be an Event of Default until 30 days following Agent’s notification to the Borrower Representative that the Credit Parties’ insurance is not adequate), 7.6, 7.7, 7.9, 7.13, 7.14, 7.15, 7.16, 7.17 or Article 8 in its entirety, provided that an Event of Default arising from a breach of Sections 7.1 or 7.2 shall be deemed to have been cured upon delivery of the required item; and provided further that any Event of Default arising solely due to a breach of Section 7.7(a) shall be deemed cured upon the earlier of (x) the giving of the notice required by Section 7.7(a) and (y) the date upon which the Default or Event of Default giving rise to the notice obligation is cured or waived;

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(d)
default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Loan Documents by any Credit Party  and continuance thereof for a period of thirty (30) consecutive days; ;

(e)
any representation or warranty made by any Credit Party herein or in any certificate, instrument or other document submitted pursuant hereto proves untrue or misleading in any material adverse respect when made;

(f)
(i) default by any Credit Party in the payment of any indebtedness for borrowed money, whether under a direct obligation or guaranty (other than Indebtedness hereunder) of any Credit Party in excess of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate when due and continuance thereof beyond any applicable period of cure and or (ii) failure to comply with the terms of any other obligation of any Credit Party with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money, or require the prepayment, repurchase, redemption or defeasance of such indebtedness;

(g)
the rendering of any judgment(s) (not covered by adequate insurance from a solvent carrier which is defending such action without reservation of rights) for the payment of money in excess of the sum of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate against any Credit Party, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of forty-five (45) consecutive days from the date of its entry;

(h)
the occurrence of (i) a “reportable event”, as defined in ERISA, which is determined by the PBGC to constitute grounds for a distress termination of any Pension Plan subject to Title IV of ERISA maintained or contributed to by or on behalf of any Credit Party for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of Agent’s or any Lender’s other rights or remedies hereunder), or (ii) the termination or the institution of proceedings by the PBGC to terminate any such Pension Plan, or (iii) the appointment of a trustee by the appropriate United States District Court to administer any such Pension Plan, or (iv) the reorganization (within the meaning of Section 4241 of ERISA) or insolvency (within the meaning of Section 4245 of ERISA) of any Multiemployer Plan, or receipt of notice from any Multiemployer Plan that it is in reorganization or insolvency, or the complete or partial withdrawal by any Credit Party from any Multiemployer Plan, which in the case of any of the foregoing, could reasonably be expected to have a Material Adverse Effect;

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(i)
except as expressly permitted under this Agreement, any Credit Party shall be dissolved (other than a dissolution of a Subsidiary of a Borrower which is not a Guarantor or a Borrower) or liquidated (or any judgment, order or decree therefor shall be entered) except as otherwise permitted herein; or if a creditors’ committee shall have been appointed for the business of any Credit Party; or if any Credit Party shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by a Credit Party, it shall not have been dismissed within sixty (60) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party’s financial statements); or shall file an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of a Credit Party ) and shall not have been removed within sixty (60) days; or if an order shall be entered approving any petition for reorganization of any Credit Party and shall not have been reversed or dismissed within sixty (60) days;

(j)
(i) any Person either alone or together with any of its Subsidiaries, shall acquire more than fifty percent (50%) of the issued and outstanding Equity Interests of Sterling, (ii) Sterling shall directly or indirectly cease to hold one hundred percent (100%) (or in the case of RHBL, at least 91%) of the issued and outstanding Equity Interests of any other Borrower or any Guarantor; (iii) any Person either alone or together with any of its Affiliates shall have the ability to elect a controlling majority of the Board of Directors of Sterling or (iv) any “change of control” or “change in control” occurs as defined in any Subordinated Debt Documents;

(k)	A default or event of default shall have occurred under any Bond Documents; or

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(l)
any Loan Document shall at any time for any reason cease to be in full force and effect (other than in accordance with the terms thereof or the terms of any other Loan Document), as applicable, or the validity, binding effect or enforceability thereof shall be contested by any party thereto (other than any Lender, Agent, Issuing Lender or Swing Line Lender), or any Person shall deny that it has any or further liability or obligation under any Loan Document, or any such Loan Document shall be terminated (other than in accordance with the terms thereof or the terms of any other Loan Document), invalidated, revoked or set aside or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby, or any Loan Document purporting to grant a Lien to secure any Indebtedness shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail to cease to be a perfected Lien with the priority required in the relevant Loan Document.

9.2           Exercise of Remedies.  If an Event of Default has occurred and is continuing hereunder: (a) the Agent may, and shall, upon being directed to do so by the Majority Revolving Credit Lenders, declare the Revolving Credit Aggregate Commitment terminated; (b) the Agent may, and shall, upon being directed to do so by the Majority Lenders, upon notice to the Borrower Representative, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice (other than as set forth in this Section) or demand, all of which are hereby expressly waived by the Borrowers; (c) upon the occurrence of any Event of Default specified in Section 9.1(i) and notwithstanding the lack of any declaration by Agent under preceding clauses (a) or (b), the entire unpaid principal Indebtedness shall become automatically and immediately due and payable, and the Revolving Credit Aggregate Commitment shall be automatically and immediately terminated; (d) the Agent shall, upon being directed to do so by the Majority Revolving Credit Lenders, demand immediate delivery of cash collateral, and each Borrower agrees to deliver such cash collateral upon demand, in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, for deposit into an account controlled by the Agent; (e) the Agent may, and shall, upon being directed to do so by the Majority Lenders, notify Borrowers or any Credit Party that interest shall be payable on demand on all Indebtedness (other than Revolving Credit Advances and Swing Line Advances with respect to which Sections 2.6 hereof shall govern) owing from time to time to the Agent or any Lender, at a per annum rate equal to the then applicable Prime-based Rate plus two percent (2%); and (f) the Agent may, and shall, upon being directed to do so by the Majority Lenders or the Lenders, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

9.3           Rights Cumulative.  No delay or failure of Agent and/or Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Lenders under this Agreement are cumulative and not exclusive of any right or remedies which Lenders would otherwise have.

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9.4           Waiver by Borrowers of Certain Laws.  To the extent permitted by applicable law, each Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

9.5           Waiver of Defaults.  No Event of Default shall be waived by the Lenders except in a writing signed by an officer of the Agent in accordance with Section 13.10 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Lenders. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Lenders in enforcing any of their rights shall constitute a waiver of any of their rights. Each Borrower expressly agrees that this Section may not be waived or modified by the Lenders or Agent by course of performance, estoppel or otherwise.

9.6           Set Off.  Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to Borrowers but subject to the provisions of Section 10.3 hereof (any requirement for such notice being expressly waived by Borrowers), setoff and apply against any and all of the obligations of Borrowers now or hereafter existing under this Agreement, whether owing to such Lender, any Affiliate of such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrowers and any property of Borrowers from time to time in possession of such Lender, irrespective of whether or not such deposits held or indebtedness owing by such Lender may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Lender is adequate to cover the Indebtedness. Promptly following any such setoff, such Lender shall give written notice to Agent and Borrowers of the occurrence thereof. Each Borrower hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of Borrowers under this Agreement. The rights of each Lender under this Section 9.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

10.PAYMENTS, RECOVERIES AND COLLECTIONS.

10.1           Payment Procedure.

(a)           All payments to be made by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise provided herein, all payments made by the Borrowers of principal, interest or fees hereunder shall be made without setoff or counterclaim on the date specified for payment under this Agreement and must be received by Agent not later than 1:00 p.m. (Detroit time) on the date such payment is required or intended to be made in Dollars in immediately available funds to Agent at Agent’s office located at One Detroit Center, Detroit, Michigan 48226-3289 for the ratable benefit of the Revolving Credit Lenders in the case of payments in respect of the Revolving Credit and any Letter of Credit Obligations. Any payment received by the Agent after 1:00 p.m. (Detroit time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  Upon receipt of each such payment, the Agent shall make prompt payment to each applicable Lender, or, in respect of Eurodollar-based Advances, such Lender’s Eurodollar Lending Office, in like funds and currencies, of all amounts received by it for the account of such Lender.

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(b)           Unless the Agent shall have been notified in writing by Borrowers at least two (2) Business Days prior to the date on which any payment to be made by Borrowers is due that no Borrower intends to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that Borrowers have remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Revolving Credit Lender, on such payment date an amount equal to such Lender’s share of such assumed payment. If Borrowers have not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Lender, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at a rate per annum equal to the Federal Funds Effective Rate for the first two (2) Business Days that such amount remains unpaid, and thereafter at a rate of interest then applicable to such Revolving Credit Advances.

(c)           Subject to the definition of “Interest Period” in Section 1 of this Agreement, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

(d)           All payments to be made by Borrowers under this Agreement or any of the Notes (including without limitation payments under the Swing Line and/or Swing Line Note) shall be made without setoff or counterclaim, as aforesaid, and, subject to full compliance by each Lender (and each assignee and participant pursuant to Section 13.8) with Section 13.13, without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member (other than any taxes on the overall income, net income, net profits or net receipts or similar taxes (or any franchise taxes imposed in lieu of such taxes) on the Agent or any Lender (or any branch maintained by Agent or a Lender) as a result of a present or former connection between the Agent or such Lender and the governmental authority, political subdivision, federation or organization imposing such taxes), unless Borrowers are compelled by law to make payment subject to such tax. In such event, Borrowers shall:

(i)
pay to the Agent for Agent’s own account and/or, as the case may be, for the account of the Lenders such additional amounts as may be necessary to ensure that the Agent and/or such Lender or Lenders (including the Swing Line Lender) receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

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(ii)
remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Lender or Lenders (including the Swing Line Lender), as the case may be, such certificates or certified copy receipts as the Agent or such Lender or Lenders shall reasonably require as proof of the payment by Borrowers of any such taxes payable by Borrowers.

As used herein, the terms “tax”, “taxes” and “taxation” include all taxes, levies, imposts, duties, fees, deductions and withholdings or similar charges together with interest (and any taxes payable upon the amounts paid or payable pursuant to this Section 10.1) thereon. Each Borrower shall be reimbursed by the applicable Lender for any payment made by such Borrower under this Section 10.1 if the applicable Lender is not in compliance with its obligations under Section 13.13 at the time of such Borrower’s payment.

10.2           Application of Proceeds of Collateral.  Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 9.1(i), immediately following the occurrence thereof, and in the case of any other Event of Default, upon the termination of the Revolving Credit Aggregate Commitment, the acceleration of any Indebtedness arising under this Agreement and/or the exercise of any other remedy in each case by the requisite Lenders under Section 9.2 hereof, the Agent shall apply the proceeds of any Collateral, together with any offsets, voluntary payments by any Credit Party or others and any other sums received or collected in respect of the Indebtedness first, to pay all incurred and unpaid fees and expenses of the Agent under the Loan Documents and any protective advances made by Agent with respect to the Collateral under or pursuant to the terms of any Loan Document, next, to pay any fees and expenses owed to the Issuing Lender hereunder, next, to the Indebtedness under the Revolving Credit (including the Swing Line and any Reimbursement Obligations), any obligations owing by any Credit party under any Hedging Agreements or in connection with any Lender Products on a pro rata basis, next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Credit Parties or as otherwise required under applicable law, as the case may be.

10.3           Pro-rata Recovery.  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of, or interest on, any of the Advances made by it, or the participations in Letter of Credit Obligations or Swing Line Advances held by it in excess of its pro rata share of payments then or thereafter obtained by all Lenders upon principal of and interest on all such Indebtedness, such Lender shall purchase from the other Lenders such participations in the Revolving Credit and/or the Letter of Credit Obligation held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably in accordance with the applicable Percentages of the Lenders; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

11.CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

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11.1           Reimbursement of Prepayment Costs.  If (i) Borrowers make any payment of principal with respect to any Eurodollar-based Advance or Quoted Rate Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, pursuant to any mandatory provisions hereof, by acceleration, or otherwise); (ii) Borrowers convert or refund (or attempt to convert or refund) any such Advance on any day other than the last day of the Interest Period applicable thereto (except as described in Section 2.5(e)); (iii) Borrowers fail to borrow, refund or convert any Eurodollar-based Advance or Quoted Rate Advance after notice has been given by Borrowers to Agent in accordance with the terms hereof requesting such Advance; or (iv) or if the Borrowers fail to make any payment of principal in respect of a Eurodollar-based Advance or Quoted Rate Advance when due, the Borrowers shall jointly and severally reimburse Agent for itself and/or on behalf of any Lender, as the case may be, within ten (10) Business Days of written demand therefor for any resulting loss, cost or expense incurred (excluding the loss of any Applicable Margin) by Agent and Lenders, as the case may be, as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Lenders, as the case may be, shall have funded or committed to fund such Advance. The amount payable hereunder by Borrowers (jointly and severally) and to Agent for itself and/or on behalf of any Lender, as the case may be, shall be deemed to equal an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Lenders, as the case may be) which would have accrued to Agent and Lenders, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Lender under this paragraph shall be made as though such Lender shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Lender may fund any Eurodollar-based Advance or Quoted Rate Advance, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrower Representative, Agent and Lenders shall deliver to Borrower Representative a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

11.2           Eurodollar Lending Office.  For any Eurodollar Advance, if Agent or a Lender, as applicable, shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Agent or such Lender, Agent or such Lender, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurodollar Lending Office.

11.3           Circumstances Affecting Eurodollar-based Rate Availability.  If, with respect to any Eurodollar-Interest Period, Agent or the Majority Lenders (after consultation with Agent) shall determine in good faith that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Agent or such Lenders for such Eurodollar-Interest Period, then Agent shall forthwith give notice thereof to Borrower Representative. Thereafter, until Agent notifies the Borrower Representative that such circumstances no longer exist, (i) the obligation of Lenders to make Eurodollar-based Advances, and the right of Borrowers to convert an Advance to or refund an Advance as a Eurodollar-based Advance, as the case may be, shall be suspended, and (ii) effective upon the last day of each Eurodollar-Interest Period related to any existing Eurodollar-based Advance, each such Eurodollar-based Advance shall automatically be converted into a Prime-based Advance (without regard to satisfaction of any conditions to conversion contained elsewhere herein).

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11.4           Laws Affecting Eurodollar-based Advance Availability.  If, after the date of this Agreement, the adoption or introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Eurodollar Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Lenders (or any of their respective Eurodollar Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurodollar-based Rate, such Lender shall forthwith give notice thereof to Borrower Representative and to Agent. Thereafter, (a) the obligations of the applicable Lenders to make Eurodollar-based Advances and the right of Borrowers to convert an Advance into or refund an Advance as a Eurodollar-based Advance shall be suspended and thereafter Borrowers may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Lenders may not lawfully continue to maintain an Advance to the end of the then current Eurodollar-Interest Period applicable thereto as a Eurodollar-based Advance, the applicable Advance shall immediately be converted to a Prime-based Advance and the Prime-based Rate shall be applicable thereto for the remainder of such Eurodollar-Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

11.5           Increased Cost of Eurodollar-based Advances.  If, after the date of this Agreement, the adoption or introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Eurodollar Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(a)
shall subject any of the Lenders (or any of their respective Eurodollar Lending Offices) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Eurodollar Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Eurodollar Lending Offices); or

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(b)
shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Lenders (or any of their respective Eurodollar Lending Offices) or shall impose on any of the Lenders (or any of their respective Eurodollar Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing matters is to increase the costs to any of the Lenders of maintaining any part of the Indebtedness hereunder as a Eurodollar-based Advance or to reduce the amount of any sum received or receivable by any of the Lenders under this Agreement in respect of a Eurodollar-based Advance, then such Lender shall promptly notify Agent, and Agent shall promptly notify Borrower Representative of such fact and demand compensation therefor and, within ten (10) Business Days after such notice, Borrowers jointly and severally agree to pay to such Lender or Lenders such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction, provided that each Lender agrees to take any reasonable action, to the extent such action could be taken without cost or administrative or other burden or restriction to such Lender, to mitigate or eliminate such cost or reduction, within a reasonable time after becoming aware of the foregoing matters. Agent will promptly notify Borrower Representative of any event of which it has knowledge which will entitle Lenders to compensation pursuant to this Section, or which will cause Borrowers to incur additional liability under Section 11.1 hereof, provided that Agent shall incur no liability whatsoever to the Lenders or Borrowers in the event it fails to do so. A certificate of Agent (or such Lender, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall accompany such demand and shall be conclusively presumed to be correct absent manifest error.

11.6           Capital Adequacy and Other Increased Costs.

(a)
If, after the date of this Agreement, the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required to be maintained by such Lender or Agent (or any corporation controlling such Lender or Agent) and such Lender or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender’s or Agent’s obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Lender’s or Agent’s (or such controlling corporation’s) capital as a consequence of such obligations or Advances hereunder to a level below that which such Lender or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or Agent to be material (collectively, “Increased Costs”), then Agent or such Lender shall notify the Borrower Representative, and thereafter Borrowers shall pay, jointly and severally, to such Lender or Agent, as the case may be, within ten (10) Business Days of written demand therefor from such Lender or Agent, additional amounts sufficient to compensate such Lender or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or Agent reasonably determines to be allocable to the existence of such Lender’s or Agent’s obligations or Advances hereunder. A statement setting forth the amount of such compensation, the methodology for the calculation and the calculation thereof which shall also be prepared in good faith and in reasonable detail by such Lender or Agent, as the case may be, shall be submitted by such Lender or by Agent to Borrower Representative, reasonably promptly after becoming aware of any event described in this Section 11.6(a) and shall be conclusively presumed to be correct, absent manifest error.

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(b)
Notwithstanding the foregoing, however, Borrowers shall not be required to pay any increased costs under Sections 11.5, 11.6 or 3.4(c) for any period ending prior to the date that is 180 days prior to the making of a Lender’s initial request for such additional amounts unless the applicable change in law or other event resulting in such increased costs is effective retroactively to a date more than 180 days prior to the date of such request, in which case a Lender’s request for such additional amounts relating to the period more than 180 days prior to the making of the request must be given not more than 180 days after such Lender becomes aware of the applicable change in law or other event resulting in such increased costs.

11.7           Right of Lenders to Fund through Branches and Affiliates.  Each Lender (including without limitation the Swing Line Lender) may, if it so elects, fulfill its commitment as to any Advance hereunder by designating a branch or Affiliate of such Lender to make such Advance; provided that (a) such Lender shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any material increased costs to Borrowers.

11.8           Margin Adjustment.  Adjustments to the Applicable Margins and the Applicable Fee Percentages, based on Schedule 1.1, shall be implemented on a quarterly basis as follows:

(a)
Such adjustments shall be given prospective effect only, effective as to all Advances outstanding hereunder, the Applicable Fee Percentage and the Letter of Credit Fee, upon the date of delivery of the financial statements under Sections 7.1(a) and 7.1(b) hereunder and the Covenant Compliance Report under Section 7.2(a) hereof, in each case establishing applicability of the appropriate adjustment and in each case with no retroactivity or claw-back. In the event Borrowers shall fail timely to deliver such financial statements or the Covenant Compliance Report and such failure continues for three (3) days, then (but without affecting the Event of Default resulting therefrom) from the date delivery of such financial statements and report was required until such financial statements and report are delivered, the Applicable Margins and Applicable Fee Percentages shall be at the highest level on the Pricing Matrix attached to this Agreement as Schedule 1.1.

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(b)
From the Effective Date until the required date of delivery (or, if earlier, delivery) of the financial statements under Section 7.1(a) or 7.1(b) hereof, as applicable, and the Covenant Compliance Report under Section 7.2(a) hereof, for the fiscal quarter ending December 31, 2007, the Applicable Margins and Applicable Fee Percentages shall be those set forth under the Level II column of the pricing matrix attached to this Agreement as Schedule 1.1. Thereafter, Applicable Margins and Applicable Fee Percentages shall be based upon the quarterly financial statements and Covenant Compliance Reports, subject to recalculation as provided in Section 11.8(a) above.

(c)
Notwithstanding the foregoing, however, if, prior to the payment and discharge in full (in cash) of the Indebtedness and the termination of any and all commitments hereunder, as a result of any restatement of or adjustment to the financial statements of Sterling and any of its Subsidiaries (relating to the current or any prior fiscal period) or for any other miscalculation or error, Agent determines that the Applicable Margin and/or the Applicable Fee Percentages as calculated by Borrowers as of any applicable date of determination were inaccurate in any respect and a proper calculation thereof would have resulted in different pricing for any fiscal period, then (x) if the proper calculation thereof would have resulted in higher pricing for any such period, Borrowers shall automatically and retroactively be jointly and severally obligated to pay to Agent, promptly upon demand by Agent or the Majority Lenders, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period and, if the current fiscal period is affected thereby, the Applicable Margin and/or the Applicable Fee Percentages for the current period shall be adjusted based on such recalculation; and (y) if the proper calculation thereof would have resulted in lower pricing for such period, Agent and Lenders shall have no obligation to recalculate such interest or fees or to repay any interest or fees to the Borrowers.

12.AGENT.

12.1           Appointment of Agent.  Each Lender and the holder of each Note (if issued) irrevocably appoints and authorizes the Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party.

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12.2           Deposit Account with Agent.  Each Borrower authorizes Agent, in Agent’s sole discretion, upon notice to the Borrower Representative to charge its general deposit account(s), if any, maintained with the Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

12.3           Scope of Agent’s Duties.  The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Lender (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Lenders (or all of the Lenders for those acts requiring consent of all of the Lenders) (except for its or their own willful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Credit Parties or any Affiliate of the Credit Parties, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by the Credit Parties of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation in connection with the making of any Advance or the issuance of any Letter of Credit. Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Lenders (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

12.4           Successor Agent.  Agent may resign as such at any time upon at least thirty (30) days prior notice to Borrower Representative and each of the Lenders. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Lenders shall, by written instrument,  appoint successor agent(s) (“Successor Agent”) satisfactory to such Majority Lenders and, so long as no Default or Event of Default has occurred and is continuing, to Borrower Representative (which approval shall not be unreasonably withheld or delayed); provided, however that any such successor Agent shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States or any state thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, and shall have a combined capital and surplus of at least $500,000,000. Such Successor Agent shall thereupon become the Agent hereunder, as applicable, and Agent shall deliver or cause to be delivered to any successor agent such documents of transfer and assignment as such Successor Agent may reasonably request. If a Successor Agent is not so appointed or does not accept such appointment before the resigning Agent’s resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Lenders and, if applicable, Borrower Representative, is made and accepted, or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Lenders shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Lenders and, if applicable, Borrower Representative, is made and accepted. Such Successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such Successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed hereunder. Upon such succession of any such Successor Agent, the resigning Agent shall be discharged from its duties and obligations, in its capacity as Agent hereunder, except for its gross negligence or willful misconduct arising prior to its resignation hereunder, and the provisions of this Article 12 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

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12.5           Credit Decisions.  Each Lender acknowledges that it has, independently of Agent and each other Lender and based on the financial statements of Borrowers and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Lender also acknowledges that it will, independently of Agent and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Loan Document or any other document executed pursuant hereto.

12.6           Authority of Agent to Enforce This Agreement.  Each Lender, subject to the terms and conditions of this Agreement, grants the Agent full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Indebtedness outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Lenders allowed in any proceeding relative to any Credit Party, or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

12.7           Indemnification of Agent.  The Lenders agree (which agreement shall survive the expiration or termination of this Agreement) to indemnify the Agent and its Affiliates (to the extent not reimbursed by Borrowers, but without limiting any obligation of Borrowers to make such reimbursement), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of house and outside counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent’s or its Affiliate’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of house and outside counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates are not reimbursed for such expenses by Borrowers, but without limiting the obligation of Borrowers to make such reimbursement. Each Lender agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Lenders pursuant to this Section, provided that, if the Agent or its Affiliates are subsequently reimbursed by Borrowers for such amounts, they shall refund to the Lenders on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall become impaired as determined in the Agent’s reasonable judgment or Agent shall elect in its sole discretion to have such indemnity confirmed by the Lenders (as to specific matters or otherwise), Agent shall give notice thereof to each Lender and, until such additional indemnity is provided or such existing indemnity is confirmed, the Agent may cease, or not commence, to take any action. Any amounts paid by the Lenders hereunder to the Agent or its Affiliates shall be deemed to constitute part of the Indebtedness hereunder.

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12.8           Knowledge of Default.  It is expressly understood and agreed that the Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have received a written notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a “notice of default”. Upon receiving such a notice, the Agent shall promptly notify each Lender of such Default or Event of Default and provide each Lender with a copy of such notice and shall endeavor to provide such notice to the Lenders within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so).

12.9           Agent’s Authorization; Action by Lenders.  Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Lenders to give any approval or consent, or to make any request, or to take any other action on behalf of the Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Lenders or the Lenders, as applicable hereunder. Action that may be taken by the Majority Lenders, any other specified Percentage of the Lenders or all of the Lenders, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote of the requisite percentages of the Lenders as required hereunder at a meeting (which may be held by telephone conference call), provided that Agent exercises good faith, diligent efforts to give all of the Lenders reasonable advance notice of the meeting, or (ii) pursuant to the written consent of the requisite percentages of the Lenders as required hereunder, provided that all of the Lenders are given reasonable advance notice of the requests for such consent.

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12.10           Enforcement Actions by the Agent.  Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the reasonable judgment of the Agent, such action or omission may expose the Agent to personal liability for which Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Lender (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under this Agreement or any of the other Loan Documents.

12.11           Collateral Matters.

(a)           The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

(b)           The Lenders irrevocably authorize the Agent, in its reasonable discretion, to the full extent set forth in the post-amble to Section 13.10 hereof, (1) to release or terminate any Lien granted to or held by the Agent upon any Collateral (a) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (b) constituting property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement; (c) constituting property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in Section 13.10; (2) to subordinate the Lien granted to or held by Agent on any Collateral to any other holder of a Lien on such Collateral which is permitted by Section 8.2(b) hereof; and (3) if all of the Equity Interests held by the Credit Parties in any Person are sold or otherwise transferred to any transferee other than a Borrower or a Subsidiary of a Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement, to release such Person from all of its obligations under the Loan Documents (including, without limitation, under any Guaranty). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.11(b).

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12.12           Agents in their Individual Capacities.  Comerica Bank and its Affiliates, successors and assigns shall each have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though such Lender were not the Agent. Comerica Bank and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties as if such Lender were not acting as the Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

12.13           Agent’s Fees.  Until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder is outstanding, Borrowers are obligated, on a joint and several basis to pay to the Agent, as applicable, any agency or other fee(s) set forth (or to be set forth from time to time) in the applicable Fee Letter on the terms set forth therein. The agency fees referred to in this Section 12.13 shall not be refundable under any circumstances.

12.14           Documentation Agent or other Titles.  Any Lender identified on the facing page or signature page of this Agreement or in any amendment hereto or as designated with consent of the Agent in any assignment agreement as Lead Arranger, Documentation Agent, Syndications Agent or any similar titles, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement as a result of such title other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender as a result of such title. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

12.15           No Reliance on Agent’s Customer Identification Program.

(a)           Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may relay on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrowers or any of their Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (i) any identify verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under the CIP Regulations or such other laws.

(b)           Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to provision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the Patriot Act and the applicable regulations: (x) within 10 days after the Effective Date, and (y) at such other times as are required under the Patriot Act.

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13.MISCELLANEOUS.

13.1           Accounting Principles.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP.

13.2           Consent to Jurisdiction.  The Borrowers, the Agent and Lenders hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Texas state court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and the Borrowers, Agent and Lenders hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Texas state court. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to this Agreement or the Notes. Each Borrower irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Texas by the delivery of copies of such process to it at the applicable addresses specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by it in a notice to the other parties that complies as to delivery with the terms of Section 13.6. Nothing in this Section shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent (or any of them) to bring any such action or proceeding against any Credit Party or any of their property in the courts with subject matter jurisdiction of any other jurisdiction. Each Borrower irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

13.3           Law of Texas.  This Agreement, the Notes and, the other Loan Documents shall be governed by and construed and enforced in accordance with the laws of the State of Texas. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.4           Interest.  Agent, Lenders, Borrowers and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect.  In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.  Neither Borrowers, any other party to the Loan Documents nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Indebtedness shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.  Agent and Lenders expressly disavow any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Indebtedness is accelerated.  If  (a) the maturity of any Indebtedness is accelerated for any reason, (b) any Indebtedness is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Agent or any Lender or any other holder of any or all of the Indebtedness shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Indebtedness to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Indebtedness or, at such Lender’s or holder’s option, promptly returned to Borrower or the other payor thereof upon such determination.  In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Lenders, Borrowers (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable Law.  In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply. As used in this section the term “applicable law” means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

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13.5           Closing Costs and Other Costs; Indemnification.(a)           Borrowers shall pay or reimburse, on a joint and several basis, (a) Agent and its Affiliates for payment of, on demand, all reasonable costs and expenses, including, by way of description and not limitation, reasonable in-house and outside attorney fees and advances, appraisal and accounting fees, lien search fees, and required travel costs, incurred by Agent and its Affiliates in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with the administration or enforcement of this Agreement or the other Loan Documents (including the obtaining of legal advice regarding the rights and responsibilities of the parties hereto) or any refinancing or restructuring of the loans or Advances provided under this Agreement or the other Loan Documents, or any amendment or modification thereof requested by Borrowers, and (b) Agent and its Affiliates and each of the Lenders, as the case may be, for all stamp and other taxes and duties payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, incurred by Agent and its Affiliates and, after the occurrence and during the continuance of an Event of Default, by the Lenders in revising, preserving, protecting, exercising or enforcing any of its or any of the Lenders’ rights against Borrowers or any other Credit Party, or otherwise incurred by Agent and its Affiliates and the Lenders in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent, its Affiliates, or any Lender which would not have been asserted were it not for Agent’s or such Affiliate’s or Lender’s relationship with Borrowers hereunder or otherwise, shall also be paid, on a joint and several basis, by Borrowers. All of said amounts required to be paid by Borrowers hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by Agent, at the Prime-based Rate, plus two percent (2%).

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(b)           Borrowers jointly and severally agree to indemnify and hold Agent and each of the Lenders (and their respective Affiliates) harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys’ fees and disbursements (but without duplication of such fees and disbursements for the same services), incurred by Agent and each of the Lenders by reason of an Event of Default, or enforcing the obligations of any Credit Party under this Agreement or any of the other Loan Documents, as applicable, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any loss, cost, damage, liability or expenses to the extent arising as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 13.5(b), provided that, the Borrowers shall be obligated to reimburse Agent and the Lenders for only a single financial consultant selected by Agent in consultation with the Lenders.

(c)           The Borrowers agree on a joint and several basis to defend, indemnify and hold harmless Agent and each Lender (and their respective Affiliates), and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature (including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Lender in connection with the violation of Hazardous Material Laws), court costs and litigation expenses, arising out of or related to (i) the presence, use, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by any Credit Party in violation of or the non-compliance with applicable Hazardous Material Laws, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, and/or (iv) complying or coming into compliance with all Hazardous Material Laws (including the cost of any remediation or monitoring required in connection therewith) or any other Requirement of Law; provided, however, that the Borrowers shall have no obligations under this Section 13.5(c) with respect to claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses to the extent arising as a result of the gross negligence or willful misconduct of the Agent or such Lender, as the case may be. The obligations of Borrowers under this Section 13.5(c) shall be in addition to any and all other obligations and liabilities Borrowers may have to Agent or any of the Lenders at common law or pursuant to any other agreement.

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13.6           Notices.

(a)
Except as expressly provided otherwise in this Agreement (and except as provided in clause (b) below), all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier or by facsimile and addressed or delivered to it at its address set forth on Schedule 13.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 13.6 or posted to an E-System set up by or at the direction of Agent (as set forth below). Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by facsimile, shall be deemed given when received. The Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing, by facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control. Any notice given by the Agent or any Lender to the Borrower Representative shall be deemed to be a notice to all of the Credit Parties.

(b)
Notices and other communications provided to the Agent and the Lenders party hereto under this Agreement or any other Loan Document may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Agent.  The Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications (including email and any E-System) pursuant to procedures approved by it.  Unless otherwise agreed to in a writing by and among the parties to a particular communication, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, return email, or other written acknowledgment) and (ii) notices and other communications posted to any E-System shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or other communication is available and identifying the website address therefore.

13.7           Further Action.  Borrowers, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

13.8           Successors and Assigns; Participations; Assignments.

(a)           This Agreement shall be binding upon and shall inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns.

(b)           The foregoing shall not authorize any assignment by any Borrower of its rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or be effective) without the prior written approval of the Lenders.

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(c)           No Lenders may at any time assign or grant participations in such Lender’s rights and obligations hereunder and under the other Loan Documents except (i) by way of assignment to any Eligible Assignee in accordance with clause (d) of this Section, (ii) by way of a participation in accordance with the provisions of clause (e) of this Section or (iii) by way of a pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any Lender shall be deemed to be null and void).

(d)           Each assignment by a Lender of all or any portion of its rights and obligations hereunder and under the other Loan Documents, shall be subject to the following terms and conditions:

(i)
each such assignment shall be made on a pro rata basis, and shall be in a minimum amount of the lesser of (x) Five Million Dollars ($5,000,000) or such lesser amount as the Agent shall agree and (y) the entire remaining amount of assigning Lender’s aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit); provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Lender’s aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) be less than $5,000,000; and

(ii)
the parties to any assignment shall execute and deliver to Agent an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit H (with appropriate insertions acceptable to Agent), together with a processing and recordation fee in the amount, if any, required as set forth in the Assignment Agreement (provided however that such Lender need not deliver an Assignment Agreement in connection with assignments to such Lender’s Affiliates or to a Federal Reserve Bank).

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Until the Assignment Agreement becomes effective in accordance with its terms, and Agent has confirmed that the assignment satisfies the requirements of this Section 13.8, the Borrowers and the Agent shall be entitled to continue to deal solely and directly with the assigning Lender in connection with the interest so assigned.  From and after the effective date of each Assignment Agreement that satisfies the requirements of this Section 13.8, the assignee thereunder shall be deemed to be a party to this Agreement, such assignee shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment) and the assigning Lender shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Upon request, Borrowers shall execute and deliver to the Agent, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to the assigning Lender pursuant to such Assignment Agreement, and with respect to the portion of the Indebtedness retained by the assigning Lender, to the extent applicable, new Note(s) payable to the order of the assigning Lender in an amount equal to the amount retained by such Lender hereunder. The Agent, the Lenders and each Borrower acknowledges and agrees that any such new Note(s) shall be given in renewal and replacement of the Notes issued to the assigning lender prior to such assignment and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by such prior Note, and each such new Note may contain a provision confirming such agreement.

(e)           The Borrowers and the Agent acknowledge that each of the Lenders may at any time and from time to time, subject to the terms and conditions hereof, grant participations in such Lender’s rights and obligations hereunder (on a pro rata basis only) and under the other Loan Documents to any Person (other than a natural person or to any Borrower or any of Borrower’s Affiliates or Subsidiaries); provided that any participation permitted hereunder shall comply with all applicable laws and shall be subject to a participation agreement that incorporates the following restrictions:

(i)	such Lender shall remain the holder of its Notes hereunder (if such Notes are issued), notwithstanding any such participation;

(ii)	a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

(iii)
such Lender shall retain the sole right and responsibility to enforce the obligations of the Credit Parties relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guarantors, or cause the Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (unless such participant is an Affiliate of such Lender), except for those matters covered by Section 13.10(a) through (e) hereof (provided that a participant may exercise any of the approval rights granted above in this clause (iii) only on an indirect basis, acting through such Lender and the Credit Parties, Agent and the other Lenders may continue to deal directly with such Lender in connection with such Lender’s rights and duties hereunder). Notwithstanding the foregoing, however, in the case of any participation granted by any Lender hereunder, the participant shall not have any rights under this Agreement or any of the other Loan Documents against the Agent, any other Lender or any Credit Party; provided, however that the participant may have rights against such Lender in respect of such participation as may be set forth in the applicable participation agreement and all amounts payable by the Credit Parties hereunder shall be determined as if such Lender had not sold such participation.  Each  such participant shall be entitled to the benefits of Article 11 of this Agreement to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (d) of this Section, provided that no participant shall be entitled to receive any greater amount pursuant to such the provisions of Article 11 than the issuing Lender would have been entitled to receive in respect of the amount of the participation transferred by such issuing Lender to such participant had no such transfer occurred and each such participant shall also be entitled to the benefits of Section 9.6 hereof as though it were a Lender, provided that such participant agrees to be subject to Section 10.3 hereof as though it were a Lender.

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(f)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

(g)           The Agent shall maintain at its principal office a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, the Percentages of such Lenders and the principal amount of each type of Advance owing to each such Lender from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Borrowers, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to the Borrower Representative of the making of any entry in the Register or any change in such entry.

(h)           Each Borrower authorizes each Lender to disclose to any prospective assignee or participant which has satisfied the requirements hereunder, any and all financial information in such Lender’s possession concerning the Credit Parties which has been delivered to such Lender pursuant to this Agreement, provided that each such prospective assignee or participant shall execute a confidentiality agreement consistent with the terms of Section 13.11 hereof or shall otherwise agree to be bound by the terms thereof.

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(i)           Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

13.9           Counterparts; Execution.  This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.  This Agreement (and each other Loan Document) may be delivered by facsimile or electronic (e.g., .pdf or ..tif file) transmission with the same effect as if an originally executed version of this Agreement (or such other Loan Document) had been personally delivered to each of the parties hereto, whether or not an original remains in existence.

13.10           Amendment and Waiver.  No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Lenders (or by the Agent at the written request of the Majority Lenders) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Lenders (and, with respect to any amendments to this Agreement or the other Loan Documents, by any Credit Party or the Guarantors that are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Lender or Lenders affected thereby, do any of the following: (a) increase the stated amount of such Lender’s commitment hereunder, (b) reduce the principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder, (d) except as expressly permitted hereunder or under the Collateral Documents, release all or substantially all of the Collateral (provided that neither Agent nor any Lender shall be prohibited thereby from proposing or participating in a consensual or nonconsensual debtor-in-possession or similar financing), or release any material guaranty provided by any Person in favor of Agent and the Lenders, provided however that Agent shall be entitled, without notice to or any further action or consent of the Lenders, to release any Collateral which any Credit Party is permitted to sell, assign or otherwise transfer in compliance with this Agreement or the other Loan Documents or release any guaranty to the extent expressly permitted in this Agreement or any of the other Loan Documents (whether in connection with the sale, transfer or other disposition of the applicable Guarantor or otherwise), (e) terminate or modify any indemnity provided to the Lenders hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, or (f) change the definitions of “Revolving Credit Percentage”, “Percentage”, “Interest Periods”, “Majority Lenders”, “Majority Revolving Credit Lenders”, Sections 10.2 or 10.3 hereof or this Section 13.10; provided, further, that notwithstanding the foregoing, the Revolving Credit Maturity Date may be postponed or extended, only with the consent of all of the Revolving Credit Lenders, and provided further, that no amendment, waiver or consent shall, unless in a writing signed by the Swing Line Lender, do any of the following: (x) reduce the principal of, or interest on, the Swing Line Note (y) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note or (z) alter the rights and duties of the Swing Line Lender hereunder and provided further, that no amendment, waiver or consent shall, unless in a writing signed by Issuing Lender affect the rights or duties of Issuing Lender under this Agreement or any of the other Loan Documents and no amendment, waiver, or consent shall, unless in a writing signed by the Agent affect the rights or duties of the Agent under this Agreement or any other Loan Document. All references in this Agreement to “Lenders” or “the Lenders” shall refer to all Lenders, unless expressly stated to refer to Majority Lenders (or the like).

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The Agent shall, upon the written request of the Borrower Representative, execute and deliver to the Credit Parties such documents as may be necessary to evidence (1) the release of any Lien granted to or held by the Agent upon any Collateral: (a) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (b) which constitutes property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement; (c) which constitutes property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in this Section 13.10; or (2) the release of any Person from its obligations under the Loan Documents (including without limitation the Guaranty) if all of the Equity Interests of such Person that were held by a Credit Party are sold or otherwise transferred to any transferee other than a Borrower or a Subsidiary of a Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement; provided that (i) Agent shall not be required to execute any such release or subordination agreement under clauses (1) or (2) above on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty or such release shall not in any manner discharge, affect or impair the Indebtedness or any Liens upon any Collateral retained by any Credit Party, including (without limitation) the proceeds of the sale or other disposition, all of which shall constitute and remain part of the Collateral.

13.11           Confidentiality.  Each Lender agrees that it will not disclose without the prior consent of the Borrower Representative (other than to its employees, its Subsidiaries, another Lender, an Affiliate of a Lender or to its auditors or counsel) any information with respect to the Credit Parties which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Lender may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Lender from any third party under no duty of confidentiality to any Credit Party, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation, ruling or other requirement of law applicable to such Lender, and (e) to any prospective assignee or participant in accordance with Section 13.8(f) hereof.

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13.12           Substitution of Lenders.  If (a) any Lender has failed to fund its Revolving Credit Percentage of any Revolving Credit Advance, or to fund a Revolving Credit Advance to repay a Swing Line Advance or any Reimbursement Obligations, (b) the obligation of any Lender to make Eurodollar-based Advances has been suspended pursuant to Section 11.3 or 11.4, (c) any Lender has demanded compensation under Section 3.4(c), 11.5 or 11.6 or (d) any Lender has not approved an amendment, waiver or other modification of this Agreement, if such amendment or waiver has been approved by the Majority Lenders and the consent of such Lender is required (in each case, an “Affected Lender”), then the Agent or the Borrowers shall have the right to make written demand on the Affected Lender (with a copy to the Borrower Representative in the case of a demand by the Agent or with a copy to the Agent in the case of a demand by the Borrowers) to assign and the Affected Lender shall assign, to one or more financial institutions that comply with the provisions of Section 13.8 hereof (the “Purchasing Lender” or “Purchasing Lenders”) to purchase the Advances of the Revolving Credit and/or Swing Line, as the case may be, of such Affected Lender (including, without limitation, its participating interests in outstanding Swing Line Advances and Letters of Credit) and assume the commitment of the Affected Lender to extend credit under the Revolving Credit (including without limitation its obligation to purchase participations interest in Swing Line Advances and Letters of Credit) under this Agreement. The Affected Lender shall be obligated to sell its Advances of the Revolving Credit and/or Swing Line, as the case may be, and assign its commitment to extend credit under the Revolving Credit (including without limitation its obligations to purchase participations in Swing Line Advances and Letters of Credit) to such Purchasing Lender or Purchasing Lenders within ten (10) days after receiving notice from the Borrowers requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, the Borrowers shall pay to the Affected Lender all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Lender within ten (10) Business Days after such sale, (i) the amount of any compensation which would be due to the Affected Lender under Section 11.1 if the Borrowers had prepaid the outstanding Eurodollar-based Advances of the Affected Lender on the date of such sale and (ii) any additional compensation accrued for its account under Sections 3.4(c), 11.5 and 11.6 to but excluding said date. Upon such sale, the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender’s commitment, and the Affected Lender shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Lender is not already one of the Lenders, the Affected Lender, as assignor, such Purchasing Lender, as assignee, the Borrower Representative and the Agent, shall enter into an Assignment Agreement pursuant to Section 13.8 hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Lender with a Revolving Credit Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment of the Affected Lender. In connection with any assignment pursuant to this Section 13.12, the Borrowers or the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in Section 13.8.

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13.13           Withholding Taxes.  If any Lender is not a “united states person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code, such Lender shall promptly (but in any event prior to the initial payment of interest hereunder or prior to its accepting any assignment under Section 13.8 hereof, as applicable) deliver to the Agent two executed copies of (i) Internal Revenue Service Form W-8BEN or any successor form specifying the applicable tax treaty between the United States and the jurisdiction of such Lender’s domicile which provides for the exemption from withholding on interest payments to such Lender, (ii) Internal Revenue Service Form W-8ECI or any successor form evidencing that the income to be received by such Lender hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Lender is exempt from United States income tax withholding with respect to such income; provided, however, that such Lender shall not be required to deliver to Agent the aforesaid forms or other evidence with respect to Advances to Borrowers, if such Lender has assigned its entire interest hereunder (including its Revolving Credit Commitment Amount, any outstanding Advances hereunder and participations in Letters of Credit issued hereunder and any Notes issued to it by Borrowers), to an Affiliate which is incorporated under the laws of the United States or a state thereof, and so notifies the Agent. Such Lender shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Lender hereunder were subject to United States income tax withholding when made, such Lender shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and the sole expense of Borrower, each Lender and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide Borrowers with such forms, certificates or other documents as may be reasonably necessary to allow Borrowers, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 10.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the rights and benefits (including without limitation economic benefits) available to such Lender or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

13.14           Taxes and Fees.  Should any tax (other than as a result of a Lender’s failure to comply with Section 13.13 or a tax based upon the net income or capitalization of any Lender or the Agent by any jurisdiction where a Lender or the Agent is or has been located), or recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, Borrowers agrees to pay the same, together with any interest or penalties thereon arising from any Borrower’s actions or omissions, and agrees to hold the Agent and the Lenders harmless with respect thereto provided, however, that Borrowers shall not be responsible for any such interest or penalties which were incurred prior to the date that notice is given to the Credit Parties of such tax or fees. Notwithstanding the foregoing, nothing contained in this Section 13.14 shall affect or reduce the rights of any Lender or the Agent under Section 11.5 hereof.

13.15           WAIVER OF JURY TRIAL.  THE LENDERS, THE AGENT AND THE BORROWERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR THE BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

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13.16           Patriot Act Notice.   Pursuant to Section 326 of the USA Patriot Act, the Agent and the Lenders hereby notify the Credit Parties that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with Agent or any Lender, the Agent or the applicable Lender will request the applicable Person’s name, tax identification number, business address and other information necessary to identify such Person (and may request such Person’s organizational documents or other identifying documents) to the extent necessary for the Agent and the applicable Lender to comply with the USA Patriot Act.

13.17           Complete Agreement; Conflicts.  THIS AGREEMENT AND THE OTHER “LOAN AGREEMENTS” (AS DEFINED IN SECTION 26.02(A)(2) OF THE TEXAS BUSINESS & COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THIS AGREEMENT AND THE OTHER WRITTEN LOAN AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

13.18           Severability.  In case any one or more of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Credit Parties shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

13.19           Table of Contents and Headings; Section References.  The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof and references herein to “sections,” “subsections,” “clauses,” “paragraphs,” “subparagraphs,” “exhibits” and “schedules” shall be to sections, subsections, clauses, paragraphs, subparagraphs, exhibits and schedules, respectively, of this Agreement unless otherwise specifically provided herein or unless the context otherwise clearly indicates.

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13.20           Construction of Certain Provisions.  If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

13.21           Independence of Covenants.  Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

13.22           Electronic Transmissions.

(a)
Each of the Agent, the Credit Parties, the Lenders, and each of their Affiliates is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each Borrower and each other Credit Party hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)
All uses of an E-System shall be governed by and subject to, in addition to Section 13.6 and this Section 13.22, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by the Agent, the Credit Parties and the Lenders in connection with the use of such E-System.

(c)
All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”.  None of the Agent or any of its Affiliates warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein.  No warranty of any kind is made by the Agent or any of its Affiliates in connection with any E Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects.  The Agent, the Credit Parties and the Lenders agree that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

(d)
Notwithstanding the foregoing, any notice of Default, Event of Default or acceleration must be transmitted to the Borrower Representative either by mail, by reputable overnight courier, by facsimile or by email in accordance with Section 13.6.

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13.23           Advertisements.  The Agent and the Lenders may disclose the names of the Credit Parties and the existence of the Indebtedness in general advertisements and trade publications.

13.24           Reliance on and Survival of Provisions.  All terms, covenants, agreements, representations and warranties of the Credit Parties to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of any Credit Party in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender’s behalf, and those covenants and agreements of the Borrowers set forth in Section 13.5 hereof (together with any other indemnities of any Credit Party contained elsewhere in this Agreement or in any of the other Loan Documents) and of Lenders set forth in Section 12.7 hereof shall survive the repayment in full of the Indebtedness and the termination of any commitment to extend credit.

13.25           Joint and Several Liability.

(a)
Each of the Borrowers acknowledges and agrees that it is the intent of the parties that each such Borrower be primarily liable for the obligations as a joint and several obligor. It is the intention of the parties that with respect to liability of any Borrower hereunder arising solely by reason of its being jointly and severally liable for Advances and other extensions of credit taken by Borrower, the obligations of such Borrower shall be absolute, unconditional and irrevocable irrespective of:

(i)	any lack of validity, legality or enforceability of this Agreement or any Note as to any Borrower, as the case may be;

(ii)	the failure of any Lender or any holder of any Note:

(a)             to enforce any right or remedy against any Borrower, as the case may be, or any other Person (including any Guarantor) under the provisions of this Agreement, such Note, or otherwise, or

(b)             to exercise any right or remedy against any guarantor of, or collateral securing, any obligations;

(iii)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness, or any other extension, compromise or renewal of any Indebtedness;

(iv)
any reduction, limitation, impairment or termination of any Indebtedness with respect to any Borrower, as the case may be, for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each of the Borrowers hereby waives any right to or claim of) any defense (other than the defense of payment in full of the Indebtedness) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Indebtedness with respect to any Borrower, as the case may be;

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(v)
any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by any Lender or any holder of the Notes securing any of the Indebtedness; or

(vi)
any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Indebtedness) available to, or a legal or equitable discharge of, any Borrower, as the case may be, any surety or any guarantor.

(b)
Each of the Borrowers agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Indebtedness is rescinded or must be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Borrower, as the case may be, as though such payment had not been made;

(c)
Each of the Borrowers hereby expressly waives: (i) notice of the Lenders’ acceptance of this Agreement; (ii) notice of the existence or creation or non payment of all or any of the Indebtedness other than notices expressly provided for in this Agreement; (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement; (iv) any claim or defense based on an election of remedies; and (v) all diligence in collection or protection of or realization upon the Indebtedness or any part thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

(d)
No delay on any of the Lenders part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Lenders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of any of the Lenders permitted hereunder shall in any way affect or impair any such Lenders’ rights or any Borrower’s Indebtedness under this Agreement.

(e)
Each of the Borrowers hereby represents and warrants to each of the Lenders that it now has and will continue to have independent means of obtaining information concerning the Borrowers’ affairs, financial condition and business. Lenders shall not have any duty or responsibility to provide any Borrower with any credit or other information concerning such Borrower’s affairs, financial condition or business which may come into the Lenders’ possession.

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(f)
Each of the Borrowers represents and warrants (i) that the business operations of the Borrowers are interrelated and that the business operations of the Borrowers complement one another, and such entities have a common business purpose, and (ii) that, to permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes and that (iii) the proceeds of advances under the Revolving Credit, the Swing Line, and the other credit facilities extended hereunder will directly or indirectly benefit the Borrowers hereunder, severally and jointly, regardless of which Borrower receives part or all of the proceeds of such Advances.

(g)
Notwithstanding anything to the contrary contained herein, it is the intention of the Borrowers, Agent and the Lenders that the amount of the respective Borrowers’ obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, “Applicable Insolvency Laws”). To that end, but only in the event and to the extent that the Borrowers’ respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Borrowers’ respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Borrower’s respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 13.25(g), then the amount of such excess shall, from and after the time of payment by the Borrowers (or any of them), be reimbursed by the Lenders upon demand by such Borrowers. The foregoing proviso is intended solely to preserve the rights of the Agent and the Lenders hereunder against the Borrowers to the maximum extent permitted by Applicable Insolvency Laws and neither any Borrower nor any Guarantor nor any other Person shall have any right or claim under this Section 13.25(g) that would not otherwise be available under Applicable Insolvency Laws.

[Signatures Follow On Succeeding Page]

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WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,
as Administrative Agent

By:

Its:

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STERLING CONSTRUCTION
COMPANY, INC.

By:

Its:

TEXAS STERLING CONSTRUCTION CO.

By:

Its:

OAKHURST MANAGEMENT CORPORATION

By:

Its:

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COMERICA BANK,
as a Lender, as Issuing Lender
and as Swing Line Lender

By:

Its:

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EXHIBIT A

FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE

No.________________ Dated:  ____________, 2007

TO:           Comerica Bank (“Agent”)

RE:
Credit Agreement made as of October 31, 2007, (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank as Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, Sterling Construction Company, Inc. (“Sterling”) and certain Subsidiaries of Sterling (together with Sterling, the “Borrowers” and each of them a “Borrower”).

Pursuant to the terms and conditions of the Credit Agreement, Borrowers hereby request an Advance from the Lenders, as described herein:

(A)	Date of Advance: _____________________________

(B)	0 (check if applicable)

This Advance is or includes a whole or partial refunding/conversion of:

Advance No(s).

(C)	Type of Advance (check only one):

0 Prime-based Advance

0 Eurodollar-based Advance

(D)	Amount of Advance:

$_____________________________

(E)	Interest Period (applicable to Eurodollar-based Advances)

________ months (insert 1,2,3 or 6)

(F)	Disbursement Instructions

0 Comerica Bank Account No.

0 Other:

Borrowers certify to the matters specified in Section 2.3(f) of the Credit Agreement.

Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

The undersigned by execution of this document agrees that any copy of this document signed by it and transmitted by facsimile or email, or any other method for delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

STERLING CONSTRUCTION COMPANY,

INC., as Borrower Representative

By:

Its:

Agent Approval:

EXHIBIT B

FORM OF REVOLVING CREDIT NOTE

$                       ______________,2007

On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Sterling Construction Company, Inc. (“Sterling”), Texas Sterling Construction Co. (“TSC”), Oakhurst Management Corporation (“OMC”), Road and Highway Builders, LLC (“RHBL”) and Road and Highway Builders Inc. (“RHBI”) (together the “Borrowers” and each of them a “Borrower”) jointly and severally promise to pay to the order of [insert name of applicable financial institution] (“Payee”) at Detroit, Michigan, care of the Agent, in lawful money of the United States of America, so much of the sum of ____________ Million Dollars ($ ,000,000), as may from time to time have been advanced by Payee and then be outstanding hereunder pursuant to the Credit Agreement dated as of October 31, 2007, by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank as Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, and Borrowers, as amended, restated or otherwise modified from time to time (the “Credit Agreement”).  Each of the Revolving Credit Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable on the unpaid principal amount of each Revolving Credit Advance made by the Payee from the date of such Revolving Credit Advance until paid at the rate and at the times set forth in the Credit Agreement.

This Note is a Revolving Credit Note under which Revolving Credit Advances (including refundings and conversions), repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Credit Agreement.  This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Credit Agreement, to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Texas.

Borrowers hereby waive, to the extent permitted by applicable law, presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agree that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

Nothing herein shall limit any right granted Payee by any other instrument or by law.

STERLING CONSTRUCTION COMPANY, INC.

By:

Its:

TEXAS STERLING CONSTRUCTION CO.

By:

Its:

OAKHURST MANAGEMENT CORPORATION

By:

Its:

ROAD AND HIGHWAY BUILDERS, LLC

By:

Its:

ROAD AND HIGHWAY BUILDERS INC.

By:

Its:

EXHIBIT C

FORM OF SWING LINE NOTE

$7,500,000 __________, 2007

On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Sterling Construction Company, Inc. (“Sterling”), Texas Sterling Construction Co. (“TSC”), Oakhurst Management Corporation (“OMC”), Road and Highway Builders, LLC (“RHBL”) and Road and Highway Builders Inc. (“RHBI”) (together the “Borrowers” and each of them a “Borrower”), jointly and severally promise to pay to the order of Comerica Bank (“Swing Line Lender”) at Detroit, Michigan in lawful money of the United States of America, so much of the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000), as may from time to time have been advanced to the Borrowers by the Swing Line Lender and then be outstanding hereunder pursuant to the Credit Agreement dated as of October 31, 2007, by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank as Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, and Borrowers, as amended, restated or otherwise modified from time to time (the “Credit Agreement”), together with interest thereon as hereinafter set forth.

Each of the Swing Line Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable on the unpaid principal amount of each Swing Line Advance made by the Swing Line Lender from the date of such Swing Line Advance until paid at the rates and at the times set forth in the Credit Agreement.

This Note is a Swing Line Note under which Swing Line Advances (including refundings and conversions), repayments and readvances may be made from time to time by the Swing Line Lender, but only in accordance with the terms and conditions of the Credit Agreement (including any applicable sublimits). This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Credit Agreement to which reference is hereby made.  Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Texas.

Borrowers hereby waive, to the extent permitted by applicable law, presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agree that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

Nothing herein shall limit any right granted Swing Line Lender by any other instrument or by law.

STERLING CONSTRUCTION COMPANY, INC.

By:

Its:

TEXAS STERLING CONSTRUCTION CO.

By:

Its:

OAKHURST MANAGEMENT CORPORATION

By:

Its:

ROAD AND HIGHWAY BUILDERS, LLC

By:

Its:

ROAD AND HIGHWAY BUILDERS INC.

By:

Its:

EXHIBIT D

FORM OF REQUEST FOR SWING LINE ADVANCE

No. ______________ Dated: ___________, 2007

TO:           Comerica Bank (“Swing Line Lender”)

RE:
Credit Agreement made as of October 31, 2007, (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank as Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, Sterling Construction Company, Inc. (“Sterling”) and certain Subsidiaries of Sterling (together with Sterling, the “Borrowers” and each of them a “Borrower”).

Pursuant to the terms and conditions of the Credit Agreement, Borrowers hereby request an Advance from the Swing Line Lender, as described herein:

(A)           Date of Advance: _____________________________

(B)           0 (check if applicable)

This Advance is or includes a whole or partial refunding/conversion of:

Advance No(s). __________________________________

(C)           Type of Advance (check only one):--

0  Prime-based Advance

0  Quoted Rate Advance

(D)           Amount of Advance:

$_______________________________

(E)           Interest Period (applicable to Quoted Rate Advances)

 months

(F)           Disbursement Instructions

0 Comerica Bank Account No.

0 Other:

Borrowers certify to the matters specified in Section 2.5(c)(vi) of the Credit Agreement.

Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

The undersigned by execution of this document agrees that any copy of this document signed by it and transmitted by facsimile or email, or any other method for delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

STERLING CONSTRUCTION COMPANY,

INC., as Borrower Representative

By:

Its:

EXHIBIT E

FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT

TO:           Revolving Credit Lenders

RE:
Issuance of Letter of Credit pursuant to Article 3 of the Credit Agreement made as of October 31, 2007, (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank as Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, Sterling Construction Company, Inc. (“Sterling”) and certain Subsidiaries of Sterling (together with Sterling, the “Borrowers” and each of them a “Borrower”).

On ________________, 2007,1 the Agent, in accordance with Article 3 of the Credit Agreement, issued its Letter of Credit number ______________, in favor of __________ ____________2 for the account of ________________________________.3  The face amount of such Letter of Credit is __________.  The amount of each Revolving Credit Lender’s participation in such Letter of Credit is as follows:4

[Lender]                                           $
[Lender]                                           $
[Lender]                                           $
[Lender]                                           $

This notification is delivered this _____ day of _____________, 2007, pursuant to Section 3.3 of the Credit Agreement.  Except as otherwise defined, capitalized terms used herein have the meanings given them in the Credit Agreement.

* * *

[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

1 Date of Issuance

2 Beneficiary

3 Name of applicable Borrower

4 Amounts based on Percentages

[This form of Letter of Credit Notice (including footnotes) is subject in all respects to the terms and conditions of the Credit Agreement which shall govern in the event of any inconsistencies or omissions.]

Signed:

COMERICA BANK, as Agent

By:

Its:

EXHIBIT F

FORM OF SECURITY AGREEMENT

(see attached)

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) dated as of October 31, 2007, is entered into by and among the Borrowers (as defined below) and such other entities which from time to time become parties hereto (collectively, the “Debtors” and each individually a “Debtor”) and Comerica Bank (“Comerica”), as Administrative Agent for and on behalf of the Lenders (as defined below) (in such capacity, the “Agent”).  The addresses for the Debtors and the Agent, as of the date hereof, are set forth on the signature pages attached hereto.

R E C I T A L S:

A.  Sterling Construction Company, Inc., Texas Sterling Construction Co., and Oakhurst Management Corporation (collectively, the “Borrowers” and each a “Borrower”) have entered into that certain Credit Agreement dated as of October 31, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time the “Credit Agreement”) with each of the financial institutions party thereto (collectively, including their respective successors and permitted assigns, the “Lenders”) and the Agent pursuant to which the Lenders have agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Borrowers, as provided therein. Upon consummation of the Acquisition (as defined in the Credit Agreement), Road and Highway Builders, LLC and Road and Highway Builders Inc. (collectively, the “Target”) shall, by execution and delivery of that certain Joinder Agreement dated as of the date hereof, join into the Credit Agreement as a Borrower thereunder, and join into this Agreement as a Debtor hereunder.

B.  Pursuant to the Credit Agreement, the Lenders have required that each of the Debtors grant (or cause to be granted) certain Liens to the Agent, for the benefit of the Lenders, all to secure the obligations of the Borrowers or any Debtor under the Credit Agreement or any related Loan Document (including any Guaranty).

C.  The Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement and the other Loan Documents.

D.  The Agent is acting as Agent for the Lenders pursuant to the terms and conditions of Section 12 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1  Definitions.  As used in this Agreement, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Credit Agreement.  References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations.  References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction which may be applicable to the grant and perfection of the Liens held by the Agent for the benefit of the Lenders pursuant to this Agreement.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

“Chattel Paper” means any “chattel paper,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and shall include both electronic Chattel Paper and tangible Chattel Paper.

“Collateral” has the meaning specified in Section 2.1 of this Agreement.

“Computer Records” means any computer records now owned or hereafter acquired by any Debtor.

“Copyright Collateral” shall mean all Copyrights and Copyright Licenses of the Debtors.

“Copyright Licenses” shall mean all license agreements with any other Person in connection with any of the Copyrights or such other Person’s copyrights, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Copyrights” shall mean all copyrights and mask works, whether or not registered, and all applications for registration of all copyrights and mask works, including, but not limited to all copyrights and mask works, and all applications for registration of all copyrights and mask works identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof); and (c) all rights corresponding thereto and all modifications, adaptations, translations, enhancements and derivative works, renewals thereof, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

“Deposit Account” shall mean a demand, time, savings, passbook, or similar account maintained with a bank.  The term does not include investment property, investment accounts or accounts evidenced by an instrument.

“Document” means any “document,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by a Debtor.

“Equipment” means any “equipment,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, all machinery, manufacturing equipment, office furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and Vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“General Intangibles” means any “general intangibles,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor:  (a) all of such Debtor’s Intellectual Property Collateral; (b) all of such Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties; (c) all of such Debtor’s contract rights, commercial tort claims, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of such Debtor to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters of credit rights supporting obligations and rights to payment for money or funds advanced or sold of such Debtor; (f) all tax refunds and tax refund claims of such Debtor; (g) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor; (h) all rights and claims of such Debtor under warranties and indemnities, (i) all health care receivables; and (j) all rights of such Debtor under any insurance, surety or similar contract or arrangement.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Instrument” shall mean any “instrument,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include all promissory notes (including without limitation, any Intercompany Notes held by such Debtor), drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.

“Intellectual Property Collateral” shall mean Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, trade secrets, registrations, goodwill, franchises, permits, proprietary information, customer lists, designs, inventions and all other intellectual property and proprietary rights, including without limitation those described on Schedule 1.1 attached hereto and incorporated herein by reference.

“Inventory” means any “inventory,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other Personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping materials of such Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by such Debtor; (e) rental equipment inventory and (f) all Documents evidencing any of the foregoing.

“Investment Property” means any “investment property” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and in any event, shall include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the Domestic Subsidiaries of such Debtor from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares, but excluding any shares of stock or other equity, partnership or membership interests in any Foreign Subsidiaries of such Debtor.

“Patent Collateral” shall mean all Patents and Patent Licenses of the Debtors.

“Patent Licenses” shall mean all license agreements with any other Person in connection with any of the Patents or such other Person’s patents, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Patents” shall mean all letters patent, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

“Permitted Liens” means any Liens permitted under the terms of the Credit Agreement.

“Pledged Shares” means the shares of capital stock or other equity, partnership or membership interests described on Schedule 1.2 attached hereto and incorporated herein by reference, and all other shares of capital stock or other equity, partnership or membership interests (other than in an entity which is a Foreign Subsidiary) acquired by any Debtor after the date hereof.

“Proceeds” means any “proceeds,” as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Records” are defined in Section 3.2 of this Agreement.

“Software” means all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

“Trademark Collateral” shall mean all Trademarks and Trademark Licenses of the Debtors.

“Trademark Licenses” shall mean all license agreements with any other Person in connection with any of the Trademarks or such other Person’s names or trademarks, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, and to sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Trademarks” shall mean all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (c) all rights corresponding thereto and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin.

“UCC” means the Uniform Commercial Code as in effect in the State of Michigan; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

ARTICLE 2

Security Interest

Section 2.1  Grant of Security Interest.  As collateral security for the prompt payment and performance in full when due of the Indebtedness (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges, collaterally assigns, transfers and conveys to the Agent as collateral, and grants the Agent a continuing Lien on and security interest in, all of such Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):

(a)           all Chattel Paper;

(b)           all General Intangibles;

(c)           all Equipment;

(d)           all Inventory;

(e)           all Documents;

(f)           all Instruments;

(g)
all Deposit Accounts and any other cash collateral, deposit or investment accounts including all cash collateral, deposit or investment accounts established or maintained pursuant to the terms of this Agreement or the other Loan Documents and all interest, cash and proceeds thereof;

(h)	all Computer Records and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any nonaffiliated licensee of software;

(i)	all Investment Property; and

(j)
the Proceeds, in cash or otherwise (including insurance proceeds), of any of the property described in the foregoing clauses (a) through (i), and all Liens, security, rights, remedies and claims of such Debtor with respect thereto (provided that the grant of a security interest in Proceeds set forth is in this subsection (j) shall not be deemed to give the applicable Debtor any right to dispose of any of the Collateral, except as may otherwise be permitted pursuant to the terms of the Credit Agreement).

Section 2.2  Debtors Remain Liable.  Notwithstanding anything to the contrary contained herein, (a) the Debtors shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent or any Lender of any of their respective rights or remedies hereunder shall not release the Debtors from any of their duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) neither the Agent nor any of the Lenders shall have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and none of them shall be obligated to perform any of the obligations or duties of the Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE 3

Representations and Warranties

To induce the Agent to enter into this Agreement and the Agent and the Lenders to enter into the Credit Agreement, each Debtor represents and warrants to the Agent and to each Lender as of the Effective Date and while the Credit Agreement remains in effect:

Section 3.1  Title.  Such Debtor is, and with respect to the Collateral acquired after the date hereof such Debtor will be, the legal and beneficial owner of or otherwise has the rights it purports to have in the Collateral free and clear of any Lien or other encumbrance, except for the Permitted Liens, provided that, other than the Lien established under this Agreement, no Lien on any Pledged Shares shall constitute a Permitted Lien.

Section 3.2  Change in Form or Jurisdiction; Successor by Merger; Location of Books and Records.  As of the date hereof, each Debtor (a) is duly organized and validly existing as a corporation or limited liability company (or other business organization) under the laws of its jurisdiction of organization; (b) is formed in the jurisdiction of organization and has the registration number and tax identification number set forth on Schedule 3.2 attached hereto; (c) has not changed its respective corporate form or its jurisdiction of organization at any time during the five years immediately prior to the date hereof, except as set forth on such Schedule 3.2; (d) except as set forth on such Schedule 3.2 attached hereto, no Debtor has, at any time during the five years immediately prior to the date hereof, become the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise of any other Person, and (e) keeps true and accurate books and records regarding the Collateral (the “Records”) in the office indicated on such Schedule 3.2

Section 3.3  Representations and Warranties Regarding Certain Types of Collateral.

(a)	Intentionally Omitted.

(b)
Account Information.  As of the date hereof, all Deposit Accounts, cash collateral accounts or investment accounts of each Debtor (except for those Deposit Accounts located with the Agent) are located at the banks specified on Schedule 3.3(b) attached hereto which Schedule sets forth the true and correct name of each bank where such accounts are located, such bank’s address, the type of account and the account number.

(c)
Documents.  As of the date hereof, except as set forth on Schedule 3.3(c), none of the material Inventory or Equipment of such Debtor (other than trailers, rolling stock, vessels, aircraft and Vehicles) is evidenced by a Document (including, without limitation, a negotiable document of title).

(d)
Intellectual Property.  Set forth on Schedule 1.1 (as the same may be amended from time to time) is a true and correct list of the registered Patents, Patent Licenses, registered Trademarks, Trademark Licenses, registered Copyrights and Copyright Licenses owned by the Debtors (including, in the case of the Patents, Trademarks and Copyrights, the applicable name, date of registration (or of application if registration not completed) and application or registration number), excluding any Patent Licenses, Trademark Licenses or Copyright Licenses relating to shrink-wrapped software and similar items.

Section 3.4 Pledged Shares.

(a)
Duly Authorized and Validly Issued.  The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership interests or partnership units (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable.

(b)
Valid Title; No Liens; No Restrictions.  Each Debtor is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Liens created by this Agreement), and such Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares.  None of the Pledged Shares are subject to any contractual or other restrictions upon the pledge or other transfer of such Pledged Shares, other than those imposed by securities laws generally.  No issuer of Pledged Shares is party to any agreement granting “control” (as defined in Section 8-106 of the UCC) of such Debtor’s Pledged Shares to any third party. All such Pledged Shares are held by each Debtor directly and not through any securities intermediary.

(c)
Description of Pledged Shares; Ownership.  The Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership interests of the issuers thereof indicated on Schedule 1.2 (as the same may be amended from time to time) and such Schedule contains a description of all shares of capital stock, membership interests and other equity interests of or in any Subsidiaries owned by such Debtor.

Section 3.5 Intellectual Property.

(a)
Filings and Recordation.  Except to the extent not reasonably expected to have a Material Adverse Effect, each Debtor has made all reasonably necessary filings and recordations to protect and maintain its interest in the Trademarks, Patents and Copyrights set forth on Schedule 1.1 (as the same may be amended from time to time), including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office and United States Copyright Office to the extent such Trademarks, Patents and Copyrights are material to such Debtor’s business.

(b)
Intellectual Property Collateral Valid.  Except to the extent not reasonably expected to have a Material Adverse Effect, (i) each Trademark of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, registrable and enforceable, (ii) each Patent of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, patentable and enforceable except as otherwise set forth on Schedule 1.1 (as the same may be amended from time to time) and (iii) each Copyright of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, uncopyrightable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, copyrightable and enforceable.

(c)
Other Rights.  Except for the Trademark Licenses, Patent Licenses and Copyright Licenses listed on Schedule 1.1 hereto under which a Debtor is a licensee, no Debtor has knowledge of the existence of any right or any claim (other than as provided by this Agreement) that is likely to be made under or against any item of Intellectual Property Collateral contained on Schedule 1.1 to the extent such claim could reasonably be expected to have a Material Adverse Effect.

(d)
No Claims.  Except as set forth on Schedule 1.1 or as otherwise disclosed to the Agent in writing, no material claim has been made and is continuing or, to any Debtor’s knowledge, threatened that the use by any Debtor of any material item of Intellectual Property Collateral is invalid or unenforceable or that the use by any Debtor of any Intellectual Property Collateral does or may violate the rights of any Person. To the Debtors’ knowledge, there is no infringement or unauthorized use of any item of Intellectual Property Collateral contained on Schedule 1.1 or as otherwise disclosed to the Agent in writing.

(e)
No Consent.  Except as disclosed in writing to the Agent, no consent of any party (other than such Debtor) to any Patent License, Copyright License or Trademark License constituting Intellectual Property Collateral is required, or purports to be required, to be obtained by or on behalf of such Debtor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License, Copyright License and Trademark License constituting Intellectual Property Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the applicable Debtor and (to the knowledge of the Debtors) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.6  Priority.  No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of such Debtor except (i) as may have been filed in favor of the Agent pursuant to this Agreement and the other Loan Documents and (ii) financing statements filed to perfect Permitted Liens (which shall not, in any event, grant a Lien over the Pledged Shares).

Section 3.7  Perfection.  Upon (a) the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 3.7 attached hereto, and (b) if any Intellectual Property Collateral is owned by any Debtor, the recording of this Agreement in the United States Patent and Trademark Office and the United States Copyright Office, the security interest in favor of the Agent created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected either under the UCC by filing financing statements or by a filing with the United States Patent and Trademark Office and the United States Copyright Office.

ARTICLE 4

Covenants

Each Debtor covenants and agrees with the Agent, until termination of this Agreement in accordance with the provisions of Section 7.12 hereof, as follows:

Section 4.1  Covenants Regarding Certain Kinds of Collateral.

(a)           Promissory Notes and Tangible Chattel Paper.  If Debtors, now or at any time hereafter, collectively hold or acquire any promissory notes or tangible Chattel Paper for which the principal amount thereof or the obligations evidenced thereunder are, in the aggregate, in excess of $500,000, the applicable Debtors shall promptly notify the Agent in writing thereof and forthwith endorse, collaterally assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably specify, and cause all such Chattel Paper to bear a legend reasonably acceptable to the Agent indicating that the Agent has a security interest in such Chattel Paper.

(b)           Electronic Chattel Paper and Transferable Records.  If Debtors, now or at any time hereafter, collectively hold or acquire an interest in any electronic Chattel Paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, worth, in the aggregate, in excess of $500,000, the applicable Debtors shall promptly notify the Agent thereof and, at the reasonable request and option of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control, under Section 9-105 of the UCC, of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(c)           Letter-of-Credit Rights.  If Debtors, now or at any time hereafter, collectively are or become beneficiaries under letters of credit, with an aggregate face amount in excess of $500,000, the applicable Debtors shall promptly notify the Agent thereof and, at the request of the Agent, the applicable Debtors shall, pursuant to an agreement in form and substance reasonably satisfactory to the Agent either arrange (i) for the issuer and any confirmer of such letters of credit to consent to an assignment to the Agent of the proceeds of the letters of credit or (ii) for the Agent to become the transferee beneficiary of the letters of credit, together with, in each case, any such other actions as reasonably requested by the Agent to perfect its first priority Lien in such letter of credit rights. The applicable Debtor shall retain the proceeds of the applicable letters of credit until an Event of Default has occurred and is continuing whereupon the proceeds are to be delivered to the Agent and applied as set forth in the Credit Agreement.

(d)           Commercial Tort Claims.  If Debtors, now or at any time hereafter, collectively hold or acquire any commercial tort claims, which, the reasonably estimated value of which are in aggregate excess of $500,000, the applicable Debtors shall immediately notify the Agent in a writing signed by such Debtors of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

(e)           Pledged Shares.  All certificates or instruments representing or evidencing the Pledged Shares or any Debtor’s rights therein shall be delivered to the Agent promptly upon Debtor gaining any rights therein, in suitable form for transfer by delivery or accompanied by duly executed stock powers or instruments of transfer or assignments in blank, all in form and substance reasonably acceptable to the Agent.

(f)           Intentionally Omitted.

(g)           Intellectual Property.

(i)
Trademarks.  Each Debtor agrees to take all reasonably necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Trademark registration and each Trademark License identified on Schedule 1.1 hereto, and (y) pursue each trademark application now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Trademark registration, Trademark application or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which such Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(ii)
Patents.  Each Debtor to take all reasonably necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Patent and each Patent License identified on Schedule

1.1 hereto, and (y) pursue each patent application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(iii)
Copyrights.  Each Debtor agrees to take all reasonably necessary steps, including, without limitation, in the United States Copyright Office or in any court, to (x) defend, enforce, and preserve the validity and ownership of each Copyright and each Copyright License identified on Schedule 1.1 hereto, and (y) pursue each Copyright and mask work application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the payment of applicable fees, and the participation in infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them.  Each Debtor agrees to take corresponding steps with respect to each new or acquired Copyright, Copyright and mask work application, or any rights obtained under any Copyright License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(iv)
No Abandonment.  The Debtors shall not abandon any Intellectual Property Collateral, without the written consent of the Agent, unless the Debtors shall have previously determined, using their commercially reasonable judgment, that such use or the pursuit or maintenance of such Trademark registration, Patent, Copyright registration or pending Trademark, Copyright, mask work or Patent application is not of material economic value to it.

(v)
No Infringement.  In the event that a Debtor becomes aware that any item of the Intellectual Property Collateral which such Debtor has determined, using its commercially reasonable judgment, to be material to its business is infringed or misappropriated by a third party, such Debtor shall promptly notify the Agent promptly and in writing, in reasonable detail, and shall take such actions as such Debtor or the Agent deems reasonably appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Debtors. Each Debtor will advise the Agent promptly and in writing, in reasonable detail, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any material item of the Intellectual Property Collateral.

(h)
Vehicles.  Concurrently with the delivery of each Covenant Compliance Report as required under the Credit Agreement, deliver to the Agent the Vehicle titles for all Vehicles acquired during the previous quarter; and execute and deliver, or take such other actions as may be reasonably required by Agent for the Agent to record its Lien on such Vehicle titles.

(i)
Aircraft and Vessels.  Notwithstanding any other provision of this Agreement, no Debtor shall be required to make any filings as may be reasonably necessary to perfect the Agent’s Lien on its aircraft and vessels, unless (i) a Default or an Event of Default has occurred and is continuing, whereupon the Agent may require such filings be made or (ii) such Debtor, either singly, or together with the other Debtors, owns aircraft and vessels which have a fair market value of at least $________, in aggregate amount, whereupon the applicable Debtors shall provide prompt notice to the Agent, and the Agent, at its option and request, may require the applicable Debtors to execute such agreements and make such filings as may be reasonably necessary to perfect the Agent’s Lien for the benefit of the Lenders and ensure the priority thereof on the applicable aircraft and vessels.

Section 4.2  Encumbrances.  Each Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against any Lien (other than the Permitted Liens, provided that no Lien, other than the Lien created hereunder, shall exist over the Pledged Shares) or any restriction upon the pledge or other transfer thereof (other than as specifically permitted in the Credit Agreement), and shall defend such Debtor’s title to and other rights in the Collateral and the Agent’s pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons.  Except to the extent permitted by the Credit Agreement or in connection with any release of the Collateral or any portion thereof under Section 7.13 hereof (but only to the extent of any Collateral so released), such Debtor shall do nothing to impair the rights of the Agent in the Collateral.

Section 4.3  Disposition of Collateral.  Except as otherwise permitted under the Credit Agreement, no Debtor shall enter into or consummate any transfer or other disposition of Collateral.

Section 4.4  Intentionally Omitted.

Section 4.5  Corporate Changes; Books and Records; Inspection Rights.  (a) Each Debtor shall not change its respective name, identity, corporate structure or jurisdiction of organization, or identification number in any manner that might make any financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC unless such Debtor shall have given the Agent fifteen (15) days prior written notice with respect to any change in such Debtor’s corporate structure, jurisdiction of organization, name or identity and shall have taken all action deemed reasonably necessary by the Agent under the circumstances to protect its Liens and the perfection and priority thereof, (b) each Debtor shall keep the Records at the location specified on Schedule 3.2 as the location of such books and records or as otherwise specified in writing to the Agent and (c) the Debtors shall permit the Agent, the Lenders, and their respective agents and representatives to conduct inspections, discussion and audits of the Collateral in accordance with the terms of the Credit Agreement.

Section 4.6  Notification of Lien; Continuing Disclosure.  Each Debtor shall promptly notify the Agent in writing of any Lien (other than a Permitted Lien, to the extent not otherwise subject to any notice requirements under the Credit Agreement) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien.

Section 4.7  Covenants Regarding Pledged Shares

(a)           Voting Rights and Distributions.

(i)	So long as no Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (A) or (B) of this subparagraph):
(A)
Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Agent which would violate any provision of this Agreement or the Credit Agreement; and

(B)
Except as otherwise provided by the Credit Agreement, such Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares.

(C)
No provision of this Agreement shall prohibit distributions to pay accrued taxes of limited liability company members attributable to any Equity Interests held by such Persons provided that such distributions are permitted under the Credit Agreement.

(ii)	Upon the occurrence and during the continuance of an Event of Default:

(A)
The Agent may, without notice to such Debtor, transfer or register in the name of the Agent or any of its nominees, for the equal and ratable benefit of the Lenders, any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Agent hereunder, and the Agent or its nominee may thereafter, after delivery of notice to such Debtor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Shares and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Agent were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such Pledged Shares or upon the exercise by any such issuer or the Agent of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Agent shall not be responsible for any failure to do so or delay in so doing.

(B)
All rights of such Debtor to (i) exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.7(a)(i)(A) and (ii) to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.7(a)(i)(B) shall be suspended until such Event of Default shall no longer exist (and in the case of the rights described in clause (i) herein, upon notice from the Agent of a suspension of such rights), and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares such dividends, interest and other distributions.

(C)
All dividends, interest and other distributions which are received by such Debtor contrary to the provisions of this Section 4.7(a)(ii) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(D)
Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other instruments as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 4.7(a)(ii) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Section 4.7(a)(ii). The foregoing shall not in any way limit the Agent’s power and authority granted pursuant to the other provisions of this Agreement.

(b)           Possession; Reasonable Care.  Regardless of whether a Default or an Event of Default has occurred or is continuing, the Agent shall have the right to hold in its possession all Pledged Shares pledged, collaterally assigned or transferred hereunder and from time to time constituting a portion of the Collateral.  The Agent may appoint one or more agents (which in no case shall be a Debtor or an affiliate of a Debtor) to hold physical custody, for the account of the Agent, of any or all of the Collateral.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, except, subject to the terms hereof, upon the written instructions of the Lenders.  Following the occurrence and continuance of an Event of Default, the Agent shall be entitled to take ownership of the Collateral in accordance with the UCC.

Section 4.8  New Subsidiaries; Additional Collateral

(a)
With respect to each Person which becomes a Subsidiary of a Debtor subsequent to the date hereof, execute and deliver such joinders or security agreements or other pledge documents as are required by the Credit Agreement, within the time periods set forth therein.

(b)
Each Debtor agrees that, (i) except with the written consent of the Agent, it will not permit any Domestic Subsidiary (whether now existing or formed after the date hereof) to issue to such Debtor or any of such Debtor’s other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favor of the Agent under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or the Agent, be automatically encumbered by this Agreement as Pledged Shares) and (ii) it will promptly following the issuance thereof deliver to the Agent (A) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to Debtor or (B) if reasonably required by the Lenders, a new stock pledge, duly executed by the applicable Debtor, in substantially the form of this Agreement (a “New Pledge”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Debtor granting to the Agent, for the benefit of the Lenders, a first priority security interest, pledge and Lien thereon, together in each case with all certificates, notes or other instruments representing or evidencing the same, together with such other documentation as the Agent may reasonably request. Such Debtor hereby (x) authorizes the Agent to attach each such amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any such amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such amendment, the representations and warranties contained in Section 3.4 of this Agreement with respect to the Collateral covered thereby.

(c)
With respect to any Intellectual Property Collateral owned, licensed or otherwise acquired by any Debtor after the date hereof, and with respect to any Patent, Trademark or Copyright which is not registered or filed with the U.S. Patent and Trademark Office and/or the U.S. Copyright Office at the time such Collateral is pledged by a Debtor to the Agent pursuant to this Security Agreement, and which is subsequently registered or filed by such Debtor in the appropriate office and which is material to such Debtor’s business, such Debtor shall promptly after the acquisition or registration thereof execute or cause to be executed and delivered to the Agent, (i) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto, in respect of such additional or newly registered collateral or (ii) at the Agent’s option, a new security agreement, duly executed by the applicable Debtor, in substantially the form of this Agreement, in respect of such additional or newly registered collateral, granting to the Agent, for the benefit of the Lenders, a first priority security interest, pledge and Lien thereon (subject only to the Permitted Liens), together in each case with all certificates, notes or other instruments representing or evidencing the same, and shall, upon the Agent’s reasonable request, execute or cause to be executed any financing statement or other document (including without limitation, filings required by the U.S. Patent and Trademark Office and/or the U.S. Copyright Office in connection with any such additional or newly registered collateral) granting or otherwise evidencing a Lien over such new Intellectual Property Collateral. Each Debtor hereby (x) authorizes the Agent to attach each amendment to this Agreement, (y) agrees that all such additional collateral listed in any amendment delivered to the Agent shall for all purposes hereunder constitute Collateral, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Section 3.3(d) and Section 3.5 of this Agreement with respect to the Collateral covered thereby.

Section 4.9  Further Assurances  (a) At any time and from time to time, upon the reasonable request of the Agent, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Agent may reasonably deem necessary or appropriate to (i) preserve, ensure the priority, effectiveness and validity of and perfect the Agent’s security interest in and pledge and collateral assignment of the Collateral (including causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition of the Agent’s ability to enforce its security interest in such Collateral), unless such actions are specifically waived under the terms of this Agreement and the other Loan Documents, (ii) carry out the provisions and purposes of this Agreement and (iii) to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets and except for Permitted Liens (except for Pledged Shares, over which the only Lien shall be that Lien established under this Agreement), each Debtor agrees to maintain and preserve the Agent’s security interest in and pledge and collateral assignment of the Collateral hereunder and the priority thereof.  Notwithstanding anything contained herein to the contrary, the Agent need not require the creation or perfection of pledges of or security interests in particular assets if and for so long as, in the reasonable judgment of the Agent, the cost of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Agent therefrom.  The Agent may, in its sole discretion, grant extensions of time for the perfection of security interests in particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Debtors on such date) where it reasonably determines, in consultation with the Debtors, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents.

(b)           Each Debtor hereby irrevocably authorizes the Agent (until the termination of this Agreement in accordance with the provisions of this Agreement) at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate any or all of the Collateral upon which the Debtors have granted a Lien (including, without limitation, the filing of a financing statement describing the Collateral as “all assets in which Debtor now owns or hereafter acquires rights”, “all assets”, “all personal property” or words of similar import), and (ii) provide any other information required by Part 5 of Article 9 of the UCC, including organizational information and in the case of a fixture filing or a filing for Collateral consisting of as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Debtor agrees to furnish any such information required by the preceding paragraph to the Agent promptly upon request.

ARTICLE 5

Rights of the Agent

Section 5.1  Power of Attorney.  Each Debtor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof (until the termination of this Agreement in accordance with the provisions of Section 7.12 of this Agreement), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Agent at any time and from time to time deems necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, such Debtor hereby gives the Agent the power and right on behalf of such Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of such Debtor:

(a)
to demand, sue for, collect or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b)	to pay or discharge taxes, Liens (other than Permitted Liens) or other encumbrances levied or placed on or threatened against the Collateral;

(c)
(i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall reasonably direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may reasonably deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Agent may reasonably determine; (viii) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); (xi) subject to any pre-existing rights or licenses, to assign any Patent, Copyright or Trademark constituting Intellectual Property Collateral (along with the goodwill of the business to which any such Patent, Copyright or Trademark pertains), for such term or terms, on such conditions and in such manner, as the Agent shall in its sole discretion reasonably determine, and (xii) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Agent’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable.  The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  This power of attorney is conferred on the Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral.  The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

Section 5.2  Setoff.  In addition to and not in limitation of any rights of any Lenders under applicable law, the Agent and each Lender shall, upon the occurrence and continuance of an Event of Default, without notice or demand of any kind, have the right to appropriate and apply to the payment of the Indebtedness owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Debtors then or thereafter on deposit with such Lenders; provided, however, that any such amount so applied by any Lender on any of the Indebtedness owing to it shall be subject to the provisions of the Credit Agreement.

Section 5.3  Assignment by the Agent.  The Agent may at any time assign or otherwise transfer all or any portion of its rights and obligations as the Agent under this Agreement and the other Loan Documents (including, without limitation, the Indebtedness) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Agent herein or otherwise.

Section 5.4  Performance by the Agent.  If any Debtor shall fail to perform any covenant or agreement contained in this Agreement after demand from Agent to so perform, the Agent may (but shall not be obligated to) perform or attempt to perform such covenant or agreement on behalf of the Debtors, in which case Agent shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Agent, promptly pay any reasonable amount expended by the Agent in connection with such performance or attempted performance to the Agent, together with interest thereon at the interest rate set forth in the Credit Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full.  Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance (or non-performance) of any obligation of the Debtors under this Agreement.

Section 5.5  Certain Costs and Expenses.  The Debtors shall pay or reimburse the Agent within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable attorney’s and paralegal fees) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of any of the Indebtedness (including in connection with any “workout” or restructuring regarding the Indebtedness, and including in any insolvency proceeding or appellate proceeding).  The agreements in this Section 5.5 shall survive the payment in full of the Indebtedness.  Notwithstanding the foregoing, the reimbursement of any fees and expenses incurred by the Lenders shall be governed by the terms and conditions of the applicable Credit Agreement.

Section 5.6  Indemnification.  Each of the Debtors agrees to indemnify and hold Agent and each of the Lenders (and their respective Affiliates) and their respective employees, agents, officers, directors, counsel, and attorneys-in-fact harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys’ and paralegals’ fees and disbursements (but without duplication of such fees and disbursements for the same services), incurred by Agent and each of the Lenders by reason of a Default or an Event of Default, or enforcing the obligations of any Debtor under this Agreement or any of the other Loan Documents, or as a result of any actual or claimed violation of law, as applicable, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, INCLUDING CLAIMS, DAMAGES, FINES, EXPENSES, LIABILITIES OR CAUSES OF ACTION OF WHATEVER KIND RESULTING FROM THE AGENT’S OR ANY LENDER’S OWN NEGLIGENCE except to the extent (but only to the extent) caused by Agent’s or any Lender’s gross negligence or willful misconduct.  The agreements in this Section 5.6 shall survive payment of all other Indebtedness.

ARTICLE 6

Default

Section 6.1  Rights and Remedies.  If an Event of Default shall have occurred and be continuing, the Agent shall have the following rights and remedies subject to the direction and/or consent of the Lenders as required under the Credit Agreement:

(a)
The Agent may exercise any of the rights and remedies set forth in this Agreement (including, without limitation, Article 5 hereof), in the Credit Agreement, or in any other Loan Document, or as provided by applicable law.

(b)
In addition to all other rights and remedies granted to the Agent in this Agreement, the Credit Agreement or by applicable law, the Agent shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and the Agent may also, without previous demand or notice except as specified below or in the Credit Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law.  Without limiting the generality of the foregoing, the Agent may (i) without demand or notice to the Debtors (except as required under the Credit Agreement or applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Agent (and/or its Agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law.  The Agent and, subject to the terms of the Credit Agreement, each of the Lenders shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by applicable law.  The Agent may require the Debtors to assemble the Collateral and make it available to the Agent at any place designated by the Agent to allow the Agent to take possession or dispose of such Collateral.  The Debtors agree that the Agent shall not be obligated to give more than five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters.  The foregoing shall not require notice if none is required by applicable law.  The Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given.  The Agent may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Agent in connection with the collection of the Indebtedness and the enforcement of the Agent’s rights under this Agreement and the Credit Agreement.  The Debtors shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (ii) and applicable law) applied to the Indebtedness are insufficient to pay the Indebtedness in full (other than contingent liabilities pursuant to any indemnity, including without limitation Section 5.5 and Section 5.6 hereof, for claims which have not been asserted, or which have not yet accrued).  The Agent shall apply the proceeds from the sale of the Collateral hereunder against the Indebtedness in such order and manner as provided in the Credit Agreement.

(c)	The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent’s nominee or nominees.

(d)
The Agent may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(e)
On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Agent’s counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(f)
The Agent may direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct.

(g)
In the event of any sale, assignment or other disposition of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any Collateral subject to such disposition shall be included, and the Debtors shall supply to the Agent or its designee the Debtors’ know-how and expertise related to the Intellectual Property Collateral subject to such disposition, and the Debtors’ notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by and to the manufacture of any products under or in connection with the Intellectual Property Collateral subject to such disposition.

(h)
For purposes of enabling the Agent to exercise its rights and remedies under this Section 6.1 and enabling the Agent and its successors and permitted assigns to enjoy the full benefits of the Collateral, the Debtors hereby grant (until the termination of this Agreement in accordance with the provisions of Section 7.12 of this Agreement) to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, assign, license or sublicense any of the Intellectual Property Collateral, Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of an Event of Default (and thereafter if Agent succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement with Debtor), except as may be prohibited by any licensing agreement relating to such Computer Records or Software.  This license shall also inure to the benefit of all successors, permitted assigns, transferees of and purchasers from the Agent.

Section 6.2 Private Sales.

(a)
In view of the fact that applicable securities laws may impose certain restrictions on the method by which a sale of the Pledged Shares may be effected after an Event of Default, Debtors agree that upon the occurrence and during the continuance of an Event of Default, the Agent may from time to time attempt to sell all or any part of the Pledged Shares by a private sale in the nature of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are “accredited investors” within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and are purchasing for investment only and not for distribution.  In so doing, the Agent may solicit offers for the Pledged Shares, or any part thereof, from a limited number of investors who might be interested in purchasing the Pledged Shares. Without limiting the methods or manner of disposition which could be determined to be commercially reasonable, if the Agent hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Pledged Shares, then the Agent’s acceptance of the highest offer (including its own offer, or the offer of any of the Lenders at any such sale) obtained through such efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Pledged Shares. The Agent shall not be under any obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

(b)
The Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under applicable law, all such other reasonable acts and things as may be reasonably necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

Section 6.3  Intentionally Omitted.

Section 6.4  Default Under Credit Agreement.  Subject to any applicable notice and cure provisions contained in the Credit Agreement, the occurrence of any Event of Default (as defined in the Credit Agreement), including without limit a breach of any of the provisions of this Agreement, shall be deemed to be an Event of Default under this Agreement. This Section 6.4 shall not limit the Events of Default set forth in the Credit Agreement.

ARTICLE 7

Miscellaneous

Section 7.1  No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 7.2  Successors and Assigns. Subject to the terms and conditions of the Credit Agreement, this Agreement shall be binding upon and inure to the benefit of the Debtors and the Agent and their respective heirs, successors and permitted assigns, except that the Debtors may not assign any of their rights or obligations under this Agreement without the prior written consent of the Agent.

Section 7.3  AMENDMENT; ENTIRE AGREEMENT.  THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.  The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 7.4  Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on signature pages hereto; or, as directed to the Debtors or the Agent, to such other address or number as shall be designated by such party in a written notice to the other.  All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine (with electronic confirmation of receipt), respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to the Agent shall not be effective until actually received by the Agent.

Section 7.5  GOVERNING LAW; SUBMISSION TO JURISDICTION;

SERVICE OF PROCESS.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS.

(b)
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE DEBTOR AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE DEBTOR AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT.

Section 7.6  Headings.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.7  Survival of Representations and Warranties.  All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent or the Lenders to rely upon them.

Section 7.8  Counterparts; Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Each of the undersigned by execution of this Agreement agrees that any copy of this document signed by it and transmitted by facsimile or email, or any other method for delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

Section 7.9  Waiver of Bond.  In the event the Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive (to the extent permitted by applicable law) any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives (to the extent permitted by applicable law) any demand for possession prior to the commencement of any such suit or action.

Section 7.10  Severability.  Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.11  Construction.  Each Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Agent.

Section 7.12  Termination.  If all of the Indebtedness (other than contingent liabilities pursuant to any indemnity, including without limitation Section 5.5 and Section 5.6 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been paid in full (in cash) and all commitments to extend credit or other credit accommodations under the Credit Agreement have been terminated, the Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not previously been sold or otherwise applied pursuant to this Agreement.

Section 7.13  Release of Collateral.  The Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release of the security interest and Liens established hereby on any Collateral (other than the Pledged Shares): (a) if the sale or other disposition of such Collateral is permitted under the terms of the Credit Agreement and, at the time of such proposed release, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (b) if the sale or other disposition of such Collateral is not permitted under the terms of the Credit Agreement, provided that the requisite Lenders under such Credit Agreement shall have consented to such sale or disposition in accordance with the terms thereof, or (c) if such release has been approved by the requisite Lenders in accordance with Section 12.11 of the Credit Agreement.

Section 7.14  WAIVER OF JURY TRIAL.  EACH DEBTOR AND THE AGENT ACKNOWLEDGES ITS RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL ONE, AND WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH DEBTOR AND THE AGENT AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 7.15  Consistent Application.  The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement or the other Loan Documents.  In the event that any provision of this Agreement shall be inconsistent with any provision of the Credit Agreement, such provision of the Credit Agreement shall govern.

Section 7.16  Continuing Lien.  The security interest granted under this Security Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is from time to time temporarily reduced to zero) and the Agent’s security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Credit Agreement remains in effect and until all of the Indebtedness are repaid and discharged in full (other than contingent liabilities pursuant to any indemnity, including without limitation Section 5.5 and Section 5.6 hereof, for claims which have not been asserted, or which have not yet accrued), and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remain outstanding.

Section 7.17  Determination of Value of Collateral.

The following shall be the basis of any finder of fact’s determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9.615(f) of the UCC:  (a) the Collateral which is the subject matter of the disposition shall be valued in an “as is” condition as of the date of the disposition, without nay assumption or expectation that such Collateral will be repaired or improved in any matter; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted, including, without limitation, brokerage commissions, tax prorations, attorneys’ fees, whether in-house or outside counsel is used, and marketing costs, (d) the value of the collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above) and other maintenance, operational and ownership expenses and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above.  The “value” of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than the Agent or a Lender, a Person related to the Agent or a Lender, or a secondary obligor under Section 9-615(f) of the UCC.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTORS:

STERLING CONSTRUCTION COMPANY,

INC.

By:

Name:

Title

Address for Notices:

Fax No.:

Telephone No.:

Attention:

TEXAS STERLING CONSTRUCTION CO.

By:

Name:

Title

Address for Notices:

Fax No.:

Telephone No.:

Attention:

OAKHURST MANAGEMENT

CORPORATION

By:

Name:

Title

Address for Notices:

Fax No.:

Telephone No.:

Attention:

AGENT:

COMERICA BANK, as Agent

By:

Name:

Title

Address for Notices:

Fax No.:

Telephone No.:

Attention:

EXHIBIT A

TO

SECURITY AGREEMENT

FORM OF AMENDMENT

This Amendment to Security Agreement (“Amendment”), dated__________________, 20___, is delivered pursuant to Section 4.8[(b)/(c)] of the Security Agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the Security Agreement dated as of October 31, 2007, between the undersigned and Comerica Bank, a Michigan banking corporation, as the Agent for the benefit of the Lenders referred to therein (the “Security Agreement”), and (a) [that the intellectual property listed on Schedule A]/[that the shares of stock, membership interests, partnership units, notes or other instruments listed on Schedule A] annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Indebtedness as provided in the Security Agreement and (b) that Schedule A shall be deemed to amend [Schedule 1.1 /Schedule 1.2] by supplementing the information provided on such Schedule with the information set forth on Schedule A.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Each of the undersigned by execution of this Amendment agrees that any copy of this Amendment signed by it and transmitted by facsimile or email, or any other method for delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.

STERLING CONSTRUCTION COMPANY, INC.

By:

Its:

TEXAS STERLING CONSTRUCTION CO.

By:

Its:

OAKHURST MANAGEMENT

CORPORATION

By:

Its:

ROAD AND HIGHWAY BUILDERS, LLC

By:

Its:

ROAD AND HIGHWAY BUILDERS INC.

By:

Its:

COMERICA BANK, as Agent

By:

Its:

EXHIBIT B

JOINDER AGREEMENT

(Security Agreement)

THIS JOINDER AGREEMENT (the “Joinder Agreement”) is dated as of _______________, ____ by _______________, a __________ (“New Debtor”).

WHEREAS, pursuant to Section 7.13 of that certain Credit Agreement dated as of October 31, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among Sterling Construction Company, Inc., a Delaware corporation (“Ster1ing”), and certain of its Subsidiaries (collectively, with Sterling, the “Borrowers”), the financial institutions signatory thereto from time to time (the “Lenders”) and Comerica Bank, a Michigan banking corporation, as Agent for the Lenders (in such capacity, “Agent”), the New Debtor is required to execute and deliver a joinder agreement to the Security Agreement.

WHEREAS, in order to comply with the Credit Agreement, New Debtor executes and delivers this Joinder Agreement in accordance therewith.

NOW THEREFORE, as a further inducement to Lenders to continue to provide credit accommodations to the Borrowers, New Debtor hereby covenants and agrees as follows:

A.           All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

B.           New Debtor hereby enters into this Joinder Agreement in order to comply with Section 7.13 of the Credit Agreement and does so in consideration of the Advances made or to be made from time to time under the Credit Agreement and the other Loan Documents.

C.           Schedule [insert appropriate Schedule] attached to this Joinder Agreement is intended to supplement Schedule [insert appropriate Schedule] of the Security Agreement with the respective information applicable to New Debtor.

D.           New Debtor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Security Agreement and the other Loan Documents, a Debtor under the Security Agreement as fully as though New Debtor had executed and delivered the Security Agreement at the time originally executed and delivered under the Credit Agreement and hereby ratifies and confirms its obligations under the Security Agreement, all in accordance with the terms thereof and shall be deemed to have made each representation and warranty set forth in the Security Agreement.

E.           No Default or Event of Default (each such term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

F.           This Joinder Agreement shall be governed by the laws of the State of Texas and shall be binding upon New Debtor and its successors and assigns.

G.           This Joinder Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Each of the undersigned by execution of this Joinder Agreement agrees that any copy of this Joinder Agreement signed by it and transmitted by facsimile or email, or any other method for delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

IN WITNESS WHEREOF, the undersigned New Debtor has executed and delivered this Joinder Agreement as of ___________________, _____.

[NEW DEBTOR]

By:

Its:

Accepted:

COMERICA BANK, as Agent

By:

Its:

EXHIBIT G

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is executed and delivered as of the 31st day of October, 2007 by each of the undersigned

WHEREAS, Sterling Construction Company, Inc., Texas Sterling Construction Co. and Oakhurst Management Corporation and Comerica Bank as Administrative Agent (“Agent”) and the other financial institutions party thereto from time to time (the “Lenders”) have executed and delivered that certain Sterling Construction Company, Inc. Credit Agreement dated as of October 31, 2007 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), pursuant to which the Lenders have made and has agreed to make certain Advances pursuant to the terms and conditions set forth therein; and

WHEREAS, each of the undersigned have requested that they also be able to request Advances and receive extensions of credit under the Credit Agreement, and the Lenders have agreed to such request;

NOW, THEREFORE, in consideration of the provisions contained herein and in the Credit Agreement, each of the undersigned hereby agrees as follows:

1.           By execution and delivery of this Joinder Agreement, each of the undersigned shall, and does hereby, become a Borrower under the Credit Agreement and a Debtor under the Security Agreement, in each case as if an original signatory thereto, and agrees to execute and deliver any such additional agreements, documents and instruments in connection therewith as Agent shall reasonably request.

2.           Each of the undersigned (a) acknowledges and agrees that the undersigned has completely read and understands the Credit Agreement, the Security Agreement and any other Loan Documents; (b) consents to and agrees to be bound by all of the provisions of the Credit Agreement, the Security Agreement and any other Loan Documents executed in connection therewith relating to undersigned; (c) represents and warrants that (i) all of the representations and warranties set forth in the Credit Agreement, the Security Agreement and any other Loan Documents are, as to the undersigned, true and correct in all material respects as of the date hereof and (ii) the Acquisition has been consummated on the terms set forth in the Credit Agreement, and (d) acknowledges and agrees that this Agreement, the Credit Agreement, the Security Agreement and the other Loan Documents to which such undersigned is a party have been freely executed without duress and after an opportunity was provided to the undersigned for review by competent legal counsel of the undersigned’s choice.

3.           Each of the undersigned acknowledges and agrees that it shall be jointly and severally liable with the other Borrowers for all of the loans and advances made by Agent and any of the Lenders and all of the indebtedness, obligations and liabilities to Agent and the Lenders under and pursuant to the terms of the Credit Agreement, the Security Agreement or any of the other Loan Documents, together with all of the Borrowers’ other indebtedness, obligations and liabilities whatsoever to Agent or any other Lender arising under or in connection with the Credit Agreement, the Security Agreement or any other Loan Documents, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

4.           This Joinder Agreement may be executed in counterparts which, taken together, shall constitute an original.  This Joinder Agreement may be delivered by facsimile or electronic (e.g., .pdf or .tif file) transmission with the same effect as if an originally executed version of this Fee Letter had been personally delivered to each of the parties hereto, whether or not an original remains in existence.

ROAD AND HIGHWAY BUILDERS, INC.

By:

Its:

ROAD AND HIGHWAY BUILDERS, LLC

By: Sterling Construction Company, Inc., its sole

       manager

By:

Its:

EXHIBIT H

FORM OF ASSIGNMENT AGREEMENT

 Date: _____________,2007

To:           Borrowers

and

Comerica Bank, as the Agent

Re:
Credit Agreement made as of October 31, 2007, (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank as Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, Sterling Construction Company, Inc. (“Sterling”) and certain Subsidiaries of Sterling (together with Sterling, the “Borrowers” and each of them a “Borrower”).

Ladies and Gentlemen:

Reference is made to Section 13.8 of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all initially capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement.

This Assignment Agreement (“Agreement”) constitutes notice to each of you of the proposed assignment and delegation by [insert name of assignor] (the “Assignor”) to [insert name of assignee] (the “Assignee”), and, subject to the terms and conditions of the Credit Agreement, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases, assumes and accepts from the Assignor, effective on the “Effective Date” (as hereafter defined) that undivided interest in each of Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents in the amounts as set forth on the attached Schedule 1, such that, after giving effect to the foregoing assignment and assumption, and the concurrent assignment by Assignor to Assignee on the date hereof, the Assignee’s interest in the Revolving Credit (and participations in any outstanding Letters of Credit and Swing Line Advances) shall be as set forth in the attached Schedule 2 with respect to the Assignee.

The Assignor hereby instructs the Agent to make all payments from and including the Effective Date hereof in respect of the interest assigned hereby, directly to the Assignee.  The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee.  The Assignee agrees that, upon receipt of any such interest or fees accrued up to the Effective Date, the Assignee will promptly remit the same to the Assignor.

The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder.  The Assignee acknowledges and agrees that it:  (a) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Percentage been granted and its loans been made directly by such Assignee to Borrowers without the intervention of the Agent, the Assignor or any other Lender; and (b) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement.  The Assignee further acknowledges and agrees that neither the Agent, nor the Assignor has made any representations or warranties about the creditworthiness of Borrowers or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents.  This assignment shall be made without recourse to or warranty by the Assignor, except as set forth herein.

Assignee represents and warrants that (i) it is a Person to which assignments are permitted pursuant to Section 13.8 of the Credit Agreement; (ii) it has full power and authority and has taken all action necessary to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under and to consummate the transactions contemplated by this Agreement and no governmental authorizations or other authorizations are required in connection therewith; and (iii) this Agreement constitutes the legal, valid and binding obligation of the Assignee.

Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

(a)
the Assignee: (i) shall be deemed automatically to have become a party to the Credit Agreement and the other Loan Documents, to have assumed all of the Assignor’s obligations thereunder to the extent of the Assignee’s percentage referred to in the second paragraph of this Agreement, and to have all the rights and obligations of a party to the Credit Agreement and the other Loan Documents, as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b)	the Assignor’s obligations under the Credit Agreement and the other Loan Documents shall be reduced by the Percentage referred to in the second paragraph of this Agreement.

As used herein, the term “Effective Date” means the date on which all of the following have occurred or have been completed or waived by Agent, as reasonably determined by the Agent:

(1)	the delivery to the Agent of this Agreement executed by the Assignor and the Assignee;

(2)	the payment to the Agent, of all accrued fees, expenses and other items for which reimbursement is then owing under the Credit Agreement;

(3)	the payment to the Agent of the $5,000 processing fee referred to in Section 13.8(d)(ii) of the Credit Agreement; and

(4)	all other restrictions and items noted in Section 13.8 of the Credit Agreement have been completed.

The Agent shall notify the Assignor and the Assignee, along with Borrowers, of the Effective Date.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned loans:

(A)	Address for Notices:

Institution Name:

Address:

Attention:

Telephone:

Facsimile:

(B)	Payment Instructions:

(C)	Proposed effective date of assignment.

The Assignee has delivered to the Agent (or is delivering to the Agent concurrently herewith) the tax forms referred to in Section 13.13 of the Credit Agreement to the extent required thereunder, and other forms reasonably requested by the Agent. The Assignor has delivered to the Agent (or shall promptly deliver to Agent following the execution hereof), the original of each Note held by the Assignor under the Credit Agreement.

The laws of the State of Texas shall govern the validity, interpretation and enforcement of this Agreement (without giving effect to internal principles of conflict of law).

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement, when taken together, shall constitute but one and the same instrument.  The undersigned by execution of this Agreement agrees that any copy of this document signed by it and transmitted by facsimile or email, or any other method for delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

*  *  *

[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

Please evidence your consent to and acceptance of the proposed assignment and delegation set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

[ASSIGNOR]

By:

Its:

[ASSIGNEE]

By:

Its:

ASSIGNMENT AGREEMENT ACCEPTED AND CONSENTED TO
this ____ day of __________, 20___ BY:

COMERICA BANK, as Agent

By:

Its:

STERLING CONSTRUCTION COMPANY, INC.,
as Borrower Representative

By:

Its:

[*Borrower Representative consent will be required except as specified in the Credit Agreement.]

[This form of Assignment Agreement (including footnotes) is subject in all respects to the terms and conditions of the Credit Agreement which shall govern in the event of any inconsistencies or omissions.]

EXHIBIT I

Intentionally Omitted

EXHIBIT J

FORM OF COVENANT COMPLIANCE REPORT

TO:           Comerica Bank, as Agent

RE:           Credit Agreement made as of October 31, 2007, (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank as Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, Sterling Construction Company, Inc. (“Sterling”), and certain Subsidiaries of Sterling (together with Sterling, the “Borrowers” and each of them a “Borrower”).

This Covenant Compliance Report (“Report”) is furnished pursuant to Section 7.2(a) of the Credit Agreement and sets forth various information as of ________________, ______ (the “Computation Date”).

1.
Fixed Charge Coverage Ratio (Section 7.9(a)).  On the Computation Date, the Fixed Charge Coverage Ratio, which is required to be not less than 1.25 to 1.00 was ____ to 1.00, as computed in the supporting documents attached hereto as Schedule 1.

2.
Leverage Ratio (Section 7.9(b)).  On the Computation Date, the Leverage Ratio, which is required to be not more than _____ to 1.00 was _____ to 1.00, as computed in the supporting documents attached hereto as Schedule 2.

3.
Minimum Tangible Net Worth (Section 7.9(c)).  On the Computation Date, the Minimum Tangible Net Worth, which is required to be not less than $___________ was $_________, as computed in the supporting documents attached hereto as Schedule 3.

4.
Asset Coverage Ratio (7.9(d)).  On the Computation Date, the Asset Coverage Ratio, which is required to be not less than 1.25 to 1.00 was ______ to 1.00, as computed in the supporting documents attached hereto as Schedule 4.

5.	Losses (7.9(e)). On the Computation Date, Sterling and its Consolidated Subsidiaries have Net Income for the prior two consecutive fiscal quarters then ending of $________.

6.	Pricing Leverage Ratio. On the Computation Date, the Pricing Leverage Ratio was _____ to 1.00, as computed in the supporting documents attached hereto as Schedule 6.

The undersigned Responsible Officer of the Borrower Representative hereby certifies, solely in the capacity as a Responsible Officer of Borrower Representative and not in an individual capacity, that:

A.           To the best of my knowledge, all of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

B.           To the best of my knowledge, the representations and warranties of the Credit Parties contained in the Credit Agreement and in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and at the date hereof except to the extent that such representations and warranties expressly relate to an earlier specific date, in which case such representations and warranties were true and correct in all material respects as of the date when made.

C.           I have reviewed the Credit Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

D.           To the best of my knowledge, except as stated in Schedule 7 hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Borrowers or any other Credit Party), no Default or Event of Default has occurred and is continuing on the date of this Report.

Capitalized terms used in this Report and in the Schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.

The undersigned by execution of this document agrees that any copy of this document signed by it and transmitted by facsimile or email, or any other method for delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence

IN WITNESS WHEREOF, the Borrower Representative has caused this Report to be executed and delivered by a Responsible Officer of the Borrower Representative this ______ day of ________________, ______.

STERLING CONSTRUCTION COMPANY,

INC., as Borrower Representative

By:

Its:

EXHIBIT K

Intentionally Omitted

EXHIBIT L

Intentionally Omitted

EXHIBIT M

FORM OF SWING LINE PARTICIPATION CERTIFICATE

 ___________________,2007

[Name of Lender]

Re:
Credit Agreement made as of October 31, 2007, (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank as Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, Sterling Construction Company, Inc. (“Sterling”) and certain Subsidiaries of Sterling (together with Sterling, the “Borrowers” and each of them a “Borrower”).

Ladies and Gentlemen:

Pursuant to Section 2.5(e)(ii) of the Credit Agreement, the undersigned hereby acknowledges receipt from you of $_____________________ as payment for a participating interest in the following Swing Line Loan:

Date of Swing Line Loan:_______________________________

Principal Amount of Swing Line Loan:________________________

The participation evidenced by this certificate shall be subject to the terms and conditions of the
Credit Agreement including without limitation Section 2.5(e) thereof. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit
Agreement.

*  *  *

[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

Very truly yours,

COMERICA BANK, as Agent

By:

Its:

Detroit_801261_9

Schedule 1.1

Applicable Margin Grid

Credit Agreement

(basis points per annum)

Basis for Pricing	Level I	Level II	Level III
Pricing Leverage Ratio*	<1.00	>1.00 but <1.75	>1.75
Revolving Credit Eurodollar Margin	125.00	175.00	225.00
Revolving Credit Prime-Based Rate Margin	0.00	25.00	50.00
Revolving Credit Facility Fee	25.00	25.00	25.00
Letter of Credit Fees (exclusive of facing fees)	125.00	175.00	225.00

* Definition as set forth in the Credit Agreement.
** Level II pricing shall be in effect until the delivery of the financial statements for the quarter ending December 31, 2007, after which time the pricing grid shall govern.

Detroit_801261_9

Schedule 1.2
Percentages and Allocations
Credit Agreement

LENDERS	REVOLVING CREDIT PERCENTAGE	REVOLVING CREDIT ALLOCATIONS
Comerica Bank	100%	$75,000,000
TOTALS	100%	$75,000,000

Detroit_801261_9

Schedule 1.3
Compliance Information
Correct Legal Name	Address	Type of Organization	Jurisdiction of Organization	Tax identification number and other identification numbers

Detroit_801261_9

Schedule Number 1.4

Existing Comerica Loans

Term Loan maturing May 28, 2008 with a principal balance of $ 37,463.00

Term Loan maturing June 18, 2016 with a principal balance of $ 635,555.64

Term Loan (un-drawn) for $1,500,000

$35 Million Revolving Credit Facility:

No amounts are outstanding under, and no further draws will be made on, this facility.
__________________

Detroit_801261_9

Schedule Number 1.5

List of Existing Letters of Credit

Standby letter of Credit benefiting Hartford Fire Insurance Company
Expiring April 1, 2008 in the amount of $1,484,000

____________________

Detroit_801261_9

Schedule Number 5.1(c)

Credit Parties' jurisdiction of organization

See Schedule 1.3

Detroit_801261_9

Schedule Number 5.2

Jurisdictions where each Credit Party is authorized to do business

Credit Party	Jurisdiction
Sterling Construction Company, Inc. 2751 Centerville Road — Suite 3131 Wilmington, Delaware 19803	Delaware
Oakhurst Management Corporation 20810 Fernbush Lane Houston Texas 77073	Texas & Massachusetts
Texas Sterling Construction Co. 20810 Fernbush Lane Houston Texas 77073	Delaware & Texas & Arizona (sub nom. Texas Sterling Construction, L.P.)
Road and Highway Builders, LLC 96 Glen Carran Circle — Suite # 106 Sparks, Nevada 89431	Nevada
Road and Highway Builders Inc. 96 Glen Carran Circle — Suite # 106 Sparks, Nevada 89431	Nevada & California

Detroit_801261_9

Schedule Number 6.3(b)

List of all real property owned by each Credit Party

Credit Party	Description of Real Estate
Sterling Construction Company, Inc.	None
Oakhurst Management Corporation	None
Texas Sterling Construction Co.
20810 Fernbush Lane, Houston, Harris County, Texas — 6.359 acres
Includes 14,400 sq. ft. office (tilt wall const.) and two maintenance facility buildings (steel) of 8,000 square feet and 7,500 square feet

20810 Fernbush Lane, Houston, Harris County, Texas — 10.24 acres (under contract) For expansion to the main facility (closing mid December 2007)
Loop 21050 Loop 494, New Caney, Montgomery County, Texas — 4.33 acres Project yard with temporary buildings.
Bauer Road, Cypress, Harris County, Texas — 64.839 acres Batch plant location and materials yard
St. Hedwig Street, San Antonio, Bexar County, Texas — 50.7 acres Vacant lot
5001 West Rock Island Road, Grand Prairie, Dallas County, Texas — 4.466 acres Vacant lot
20505 Essman, Houston, Harris County, Texas — 5.0 acres Vacant storage lot
Road and Highway Builders, LLC	500 Nevada Blvd., Lovelock, Pershing County, Nevada — 4.56 acres 7,200 square-foot combined office and maintenance shop (steel)
Nevada Blvd., Lovelock, Pershing County, Nevada — 39.99 acres Storage and materials yard with Quonset hut.
Road and Highway Builders Inc.	None

Detroit_801261_9

Schedule Number 6.4

Exceptions to tax filings

NONE

Detroit_801261_9

Schedule Number 6.7

List of any existing violations of law that would have a material adverse effect

NONE

Detroit_801261_9

Schedule Number 6.9

List of any litigation that would have a material adverse effect

NONE

Detroit_801261_9

Schedule Number 6.10

List of third party consents (if any) needed for the loan transaction

NONE

Detroit_801261_9

Schedule Number 6.13

List of Benefit Plans

Credit Party	Plan
Sterling Construction Company, Inc.	None
Oakhurst Management Corporation	None
Texas Sterling Construction Co.	Health Insurance — Group & Pension Administrators
Company-Paid Basic Life & AD&D — Guardian Life Insurance Company
Dental & Voluntary Life Insurance — Guardian Life Insurance Company
Vision – Group & Pension Administrators & Guardian Life Insurance Company
Short–Term & Long-Term Disability — Guardian Life Insurance Company
Employee Assistance Program – Guardian Life Insurance Company
Credit Union – Smart Financial
401K Plan — Fidelity Management Trust Company The Company matches employee contributions at a rate of 50% of the first 6% of employee contributions.
Oakhurst Management Corporation	None
Road and Highway Builders, LLC	None (Employees participated in the benefit plans of RHB LLC's 50% Member, Fisher Sand & Gravel Co.)
Road and Highway Builders Inc.	None

Detroit_801261_9

Schedule Number 6.15

List of any violations or proceedings involving environmental laws

NONE

Detroit_801261_9

Schedule Number 6.16

List of Subsidiaries of each Credit Party

Credit Party	Subsidiaries
Sterling Construction Company, Inc. 2751 Centerville Road — Suite 3131 Wilmington, Delaware 19803	Oakhurst Management Corporation Texas Sterling Construction Co. Road and Highway Builders, LLC Road and Highway Builders Inc.
Oakhurst Management Corporation 20810 Fernbush Lane Houston Texas 77073	None
Texas Sterling Construction Co. 20810 Fernbush Lane Houston Texas 77073	None
Road and Highway Builders, LLC 96 Glen Carran Circle — Suite # 106 Sparks, Nevada 89431	None
Road and Highway Builders Inc. 96 Glen Carran Circle — Suite # 106 Sparks, Nevada 89431	None

Detroit_801261_9

Schedule Number 6.19

List of all trade names used by each Credit Party in the last five years.

Credit Party	Trade Names
Sterling Construction Company, Inc.	Sterling Construction Company
Oakhurst Management Corporation	None
Texas Sterling Construction Co.	Texas Sterling Construction RDI Foundation Drilling
Road and Highway Builders, LLC	Road and Highway Builders
Road and Highway Builders Inc.	None

Detroit_801261_9

Schedule Number 6.20

Equity Interests of each Credit Party including —

(1)	All authorized, and issued and outstanding Equity Interests of each Credit Party.

(2)	The par value of such Equity Interests.

(3)	The holders of such Equity Interests (other than for Sterling).

(4)	List of any preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements for the purchase of such Equity Interests.

Authorized Equity	Issued & Outstanding	Par Value	Holder	Outstanding Rights
Sterling Construction Company, Inc.
14,000 Common 1,000,000 Preferred	11,017,890 (1) None	$0.01 per share $0.01 per share	Not required None	See footnote (2)
Oakhurst Management Corporation
1,000 Common	1,000	$1.00 per share	Sterling Construction Company, Inc.	None
Texas Sterling Construction Co.
1,000 Common	100	$0.01 per share	Sterling Construction Company, Inc.	None
Road and Highway Builders, LLC
N/A	N/A	N/A	Sterling Construction Company, Inc.	None
Road and Highway Builders Inc.
1,000	1,000	$10.00	Sterling Construction Company, Inc.	None

________________

(1)	At September 30, 2007.

(2)
At September 30, 2007, there were warrants outstanding and currently exercisable at $1.50 per share to purchase 356,266 shares of Sterling Construction Company, Inc.'s common stock.  The warrants expire on July 18, 2011.

See attached report of options outstanding at September 30, 2007.

Sterling Construction Company, Inc.			OUTSTANDING AND EXERCISABLE BY PRICE AS OF 9/30/2007							Page: 1 File: Osprice Date: 10/26/2007 Time: 5:35:52 PM
Name	ID Number		Option Date	Expiration Date	Remaining Life in Years			Option Price		Shares Outstanding	Shares Exercisable
Abernathy, John D.	008 000517		5/7/2007	5/7/2008		0.60			$0.000	1,598	0
Abernathy, John D.	008 000395		5/19/2005	5/19/2015		7.63			$6.870	5,000	5,000
Abernathy, John D.	008 000258		7/23/2001	7/23/2011		3.81			$1.500	12,000	12,000
Abernathy, John D.	008 000225		5/1/2001	5/1/2011		3.58			$0.750	1,166	1,166
Abernathy, John D.	008 000217		5/1/2000	5/1/2010		2.58			$1.063	3,000	3,000
Abernathy, John D.	008 000194		5/1/1999	5/1/2009		1.58			$0.938	3,000	3,000
Abernathy, John D.	008 000189		5/1/1998	5/1/2008		0.58			$0.844	3,000	3,000
					Avg. Life	3.59	Avg. Out.		$2.147	28,764	27,166
	Account: Abernathy, John D.						Avg. Exer.		$2.273
Allen, James H	181 000521		8/7/2007	8/7/2017		9.85			$18.990	13,707	0
					Avg. Life	9.85	Avg. Out.		$18.990	13,707	0
	Account: Allen, James H						Avg. Exer.		$0.000
Barefield, Stephen	163 000476		8/8/2006	9/8/2011		3.94			$25.210	500	100
Barefield, Stephen	163 000440		8/12/2005	9/12/2010		2.95			$16.780	900	360
Barefield, Stephen	163 000332		8/12/2004	8/12/2014		6.87			$3.100	2,000	1,000
					Avg. Life	5.40	Avg. Out.		$9.973	3,400	1,460
	Account: Barefield, Stephen						Avg. Exer.		$7.988
Barzun, Roger M.	002 000477		8/8/2006	9/8/2011		3.94			$25.210	600	120
Barzun, Roger M.	002 000436		8/12/2005	9/12/2010		2.95			$16.780	1,000	400
Barzun, Roger M.	002 000383		8/12/2004	8/12/2014		6.87			$3.100	2,000	2,000
Barzun, Roger M.	002 000187		2/4/1998	2/4/2008		0.35			$0.875	3,980	3,980
					Avg. Life	2.69	Avg. Out.		$5.487	7,580	6,500
	Account: Barzun, Roger M.						Avg. Exer.		$2.988
Binford, Matthew	165	000478	8/8/2006	9/8/2011		3.94			$25.210	500	100
Binford, Matthew	165	000447	8/12/2005	9/12/2010		2.95			$16.780	600	240
Binford, Matthew	165	000333	8/12/2004	8/12/2014		6.87			$3.100	1,000	600
					Avg. Life	5.05	Avg. Out.		$12.273	2,100	940
	Account: Binford, Matthew						Avg. Exer.		$8.945
Callahan, Joseph	170 000335		8/12/2004	8/12/2014		6.87			$3.100	500	300
					Avg. Life	6.87	Avg. Out.		$3.100	500	300
	Account: Callahan, Joseph						Avg. Exer.		$3.100
Castro, Salvador	152 000336		8/12/2004	8/12/2014		6.87			$3.100	300	100
Castro, Salvador	152 000327		8/20/2003	8/20/2013		5.89			$3.050	320	160

Sterling Construction Company, Inc.                                                                               OUTSTANDING AND EXERCISABLE BY PRICE                                                                                                              Page: 2
AS OF 9/30/2007                                                                                                               File:          Osprice
Date: 10/26/2007
Time: 5:35:52 PM
Name	ID Number		Option Date	Expiration Date	Remaining Life in Years		Option Price		Shares Outstanding	Shares Exercisable
					Avg. Life	6.36	Avg. Out.	$3.074
									620	260
	Account: Castro, Salvador						Avg. Exer.	$3.069
Chapa, Juan D.	144 000480		8/8/2006	9/8/2011		3.94		$25.210	400	80
Chapa, Juan D.	144 000441		8/12/2005	9/12/2010		2.95		$16.780	700	280
Chapa, Juan D.	144 000337		8/12/2004	8/12/2014		6.87		$3.100	2,000	1,200
Chapa, Juan D.	144 000321		8/20/2003	8/20/2013		5.89		$3.050	2,000	1,600
Chapa, Juan D.	144 000266		7/24/2002	7/24/2012		4.81		$1.725	2,000	2,000
					Avg. Life	5.46	Avg. Out.	$5.293	7,100	5,160
	Account: Chapa, Juan D						Avg. Exer.	$3.637
Clark, Samuel	136	000481	8/8/2006	9/8/2011		3.94		$25.210	600	120
Clark, Samuel	136	000451	8/12/2005	9/12/2010		2.95		$16.780	1,200	480
Clark, Samuel	136	000338	8/12/2004	8/12/2014		6.87		$3.100	2,500	1,500
Clark, Samuel	136	000313	8/20/2003	8/20/2013		5.89		$3.050	2,000	1,600
Clark, Samuel	136	000267	7/24/2002	7/24/2012		4.81		$1.725	2,000	2,000
Clark, Samuel	136	000232	7/23/2001	7/23/2011		3.81		$1.500	2,400	2,400
					Avg. Life	5.01	Avg. Out.	$5.249	10,700	8,100
	Account: Clark, Samuel						Avg. Exer.	$3.415
Coates, Garland P.	141	000339	8/12/2004	8/12/2014		6.87		$3.100	800	480
Coates, Garland P.	141	000318	8/20/2003	8/20/2013		5.89		$3.050	800	640
Coates, Garland P.	141	000268	7/24/2002	7/24/2012		4.81		$1.725	200	200
					Avg. Life	6.20	Avg. Out.	$2.925	1,800	1,320
	Account: Coates, Garland P.						Avg. Exer.	$2.867
Cohlmeyer, Roger	154	000340	8/12/2004	8/12/2014		6.87		$3.100	800	480
Cohlmeyer, Roger	154	000325	8/20/2003	8/20/2013		5.89		$3.050	800	640
Cohlmeyer, Roger	154	000270	7/24/2002	7/24/2012		4.81		$1.725	500	500
					Avg. Life	6.00	Avg. Out.	$2.754	2,100	1,620
	Account: Cohlmeyer, Roger						Avg. Exer.	$2.656
Colombo, Anthony F.	129	000482	8/8/2006	9/8/2011		3.94		$25.210	600	0
Colombo, Anthony F.	129	000483	8/8/2006	9/8/2011		3.94		$25.210	400	200
Colombo, Anthony F.	129	000465	7/18/2006	7/18/2011		3.80		$24.960	3,633	3,633
Colombo, Anthony F.	129	000466	7/18/2006	7/18/2011		3.80		$24.960	3,867	3,867
Colombo, Anthony F.	129	000416	8/12/2005	9/12/2010		2.95		$16.780	300	300
Colombo, Anthony F.	129	000438	8/12/2005	9/12/2010		2.95		$16.780	1,200	300
Colombo, Anthony F.	129	000406	7/18/2005	7/18/2010		2.80		$9.690	7,380	7,380
Colombo, Anthony F.	129	000407	7/18/2005	7/18/2010		2.80		$9.690	120	120

Sterling Construction Company, Inc.		OUTSTANDING AND EXERCISABLE BY PRICE AS OF 9/30/2007							Page: 3 File: Osprice Date: 10/26/2007 Time: 5:35:52 PM
Name	ID Number	Option Date	Expiration Date	Remaining Life in Years			Option Price		Shares Outstanding	Shares Exercisable
Colombo, Anthony F.	129 000341	8/12/2004	8/12/2014		6.87			$3.100	3,500	2,100
Colombo, Anthony F.	129 000381	8/12/2004	8/12/2009		1.87			$3.100	7,500	7,500
Colombo, Anthony F.	129 000305	8/20/2003	8/20/2013		5.89			$3.050	3,000	2,400
Colombo, Anthony F.	129 000271	7/24/2002	7/24/2012		4.81			$1.725	2,800	2,800
Colombo, Anthony F.	129 000234	7/23/2001	7/23/2011		3.81			$1.500	2,500	2,500
				Avg. Life	3.71	Avg. Out.		$9.839	36,800	33,100
	Account: Colombo, Anthony F.					Avg. Exer.		$9.687
Dolan, Timothy	142 000342	8/12/2004	8/12/2014		6.87			$3.100	800	480
Dolan, Timothy	142 000319	8/20/2003	8/20/2013		5.89			$3.050	800	640
Dolan, Timothy	142 000272	7/24/2002	7/24/2012		4.81			$1.725	1,000	1,000
				Avg. Life	5.78	Avg. Out.		$2.556	2,600	2,120
	Account: Dolan, Timothy					Avg. Exer.		$2.436
Flores, Pete	133 000484	8/8/2006	9/8/2011		3.94			$25.210	200	40
Flores, Pete	133 000417	8/12/2005	9/12/2010		2.95			$16.780	180	0
Flores, Pete	133 000343	8/12/2004	8/12/2014		6.87			$3.100	320	0
Flores, Pete	133 000311	8/20/2003	8/20/2013		5.89			$3.050	160	0
				Avg. Life	5.18	Avg. Out.		$11.096	860	40
	Account: Flores, Pete					Avg. Exer.		$25.210
Frickel, Robert W.	151 000513	5/7/2007	5/7/2008		0.60			$0.000	1,598	0
Frickel, Robert W.	151 000398	5/19/2005	5/19/2015		7.63			$6.870	5,000	5,000
Frickel, Robert W.	151 000260	7/23/2001	7/23/2011		3.81			$1.500	12,000	12,000
				Avg. Life	4.56	Avg. Out.		$2.815	18,598	17,000
	Account: Frickel, Robert W.					Avg. Exer.		$3.079
Fusilli, Jr., Donald P.	180 000511	5/7/2007	5/7/2008		0.60			$0.000	1,598	0
				Avg. Life	0.60	Avg. Out.		$0.000	1,598	0
	Account: Fusilli, Jr., Donald P.					Avg. Exer.		$0.000
Garnett, Corey	164 000344	8/12/2004	8/12/2014		6.87			$3.100	300	100
				Avg. Life	6.87	Avg. Out.		$3.100	300	100
	Account: Garnett, Corey					Avg. Exer.		$3.100
Garrison, Greg	155 000485	8/8/2006	9/8/2011		3.94			$25.210	700	140
Garrison, Greg	155 000418	8/12/2005	9/12/2010		2.95			$16.780	1,400	560
Garrison, Greg	155 000345	8/12/2004	8/12/2014		6.87			$3.100	3,000	1,800
Garrison, Greg	155 000307	8/20/2003	8/20/2013		5.89			$3.050	2,000	1,600

Sterling Construction Company, Inc.			OUTSTANDING AND EXERCISABLE BY PRICE AS OF 9/30/2007							Page: 4 File: Osprice Date: 10/26/2007 Time: 5:35:52 PM
			Option	Expiration	Remaining			Option		Shares	Shares
Name	ID	Number	Date	Date	Life in Years			Price		Outstanding	Exercisable
Garrison, Greg	155	000274	7/24/2002	7/24/2012		4.81			$1.725	1,500	1,500
					Avg. Life	5.40	Avg. Out.		$6.875	8,600	5,600
	Account: Garrison, Greg						Avg. Exer.		$4.638
Goldsmith, Dusty	143	000486	8/8/2006	9/8/2011		3.94			$25.210	400	80
Goldsmith, Dusty	143	000419	8/12/2005	9/12/2010		2.95			$16.780	560	140
Goldsmith, Dusty	143	000347	8/12/2004	8/12/2014		6.87			$3.100	1,000	0
Goldsmith, Dusty	143	000320	8/20/2003	8/20/2013		5.89			$3.050	400	0
					Avg. Life	5.28	Avg. Out.		$10.085	2,360	220
	Account: Goldsmith, Dusty						Avg. Exer.		$19.845
Gonzales, Rafael	145	000348	8/12/2004	8/12/2014		6.87			$3.100	500	300
Gonzales, Rafael	145	000322	8/20/2003	8/20/2013		5.89			$3.050	800	640
Gonzales, Rafael	145	000277	7/24/2002	7/24/2012		4.81			$1.725	500	500
Gonzales, Rafael	145	000239	7/23/2001	7/23/2011		3.81			$1.500	500	500
					Avg. Life	5.42	Avg. Out.		$2.436	2,300	1,940
	Account: Gonzales, Rafael						Avg. Exer.		$2.317
Green, Raymond	146	000349	8/12/2004	8/12/2014		6.87			$3.100	500	300
Green, Raymond	146	000323	8/20/2003	8/20/2013		5.89			$3.050	800	640
Green, Raymond	146	000278	7/24/2002	7/24/2012		4.81			$1.725	1,000	1,000
Green, Raymond	146	000240	7/23/2001	7/23/2011		3.81			$1.500	1,000	1,000
					Avg. Life	5.08	Avg. Out.		$2.186	3,300	2,940
	Account: Green, Raymond						Avg. Exer.		$2.077
Harper, Brien P.	138	000487	8/8/2006	9/8/2011		3.94			$25.210	500	100
Harper, Brien P.	138	000420	8/12/2005	9/12/2010		2.95			$16.780	1,000	400
Harper, Brien P.	138	000350	8/12/2004	8/12/2014		6.87			$3.100	1,500	500
Harper, Brien P.	138	000316	8/20/2003	8/20/2013		5.89			$3.050	800	400
Harper, Brien P.	138	000279	7/24/2002	7/24/2012		4.81			$1.725	400	400
					Avg. Life	5.20	Avg. Out.		$8.849	4,200	1,800
	Account: Harper, Brien P.						Avg. Exer.		$7.052
Harper, Jr., Joseph P.	130	000488	8/8/2006	9/8/2011		3.94			$25.210	600	0
Harper, Jr., Joseph P.	130	000489	8/8/2006	9/8/2011		3.94			$25.210	400	200
Harper, Jr., Joseph P.	130	000467	7/18/2006	7/18/2011		3.80			$24.960	3,633	3,633
Harper, Jr., Joseph P.	130	000468	7/18/2006	7/18/2011		3.80			$24.960	3,867	3,867
Harper, Jr., Joseph P.	130	000422	8/12/2005	9/12/2010		2.95			$16.780	300	300
Harper, Jr., Joseph P.	130	000421	8/12/2005	9/12/2010		2.95			$16.780	1,200	300
Harper, Jr., Joseph P.	130	000408	7/18/2005	7/18/2010		2.80			$9.690	7,390	7,390

Sterling Construction Company, Inc.			OUTSTANDING AND EXERCISABLE BY PRICE AS OF 9/30/2007							Page: 5 File: Osprice Date: 10/26/2007 Time: 5:35:52 PM
Name	ID	Number	Option Date	Expiration Date	Remaining Life in Years			Option Price		Shares Outstanding	Shares Exercisable
Harper, Jr., Joseph P.	130	000409	7/18/2005	7/18/2010		2.80			$9.690	110	110
Harper, Jr., Joseph P.	130	000351	8/12/2004	8/12/2014		6.87			$3.100	3,500	2,100
Harper, Jr., Joseph P.	130	000380	8/12/2004	8/12/2009		1.87			$3.100	7,500	7,500
Harper, Jr., Joseph P.	130	000306	8/20/2003	8/20/2013		5.89			$3.050	3,000	2,400
Harper, Jr., Joseph P.	130	000280	7/24/2002	7/24/2012		4.81			$1.725	2,500	2,500
Harper, Jr., Joseph P.	130	000244	7/23/2001	7/23/2011		3.81			$1.500	2,000	2,000
					Avg. Life	3.70	Avg. Out.		$10.023	36,000	32,300
	Account: Harper, Jr., Joseph P.						Avg. Exer.		$9.888
Harper, Sr., Joseph P.	125	000490	8/8/2006	9/8/2011		3.94			$25.210	600	0
Harper, Sr., Joseph P.	125	000491	8/8/2006	9/8/2011		3.94			$25.210	400	200
Harper, Sr., Joseph P.	125	000462	7/18/2006	7/18/2011		3.80			$24.960	3,804	3,804
Harper, Sr., Joseph P.	125	000463	7/18/2006	7/18/2011		3.80			$24.960	6,196	6,196
Harper, Sr., Joseph P.	125	000423	8/12/2005	9/12/2010		2.95			$16.780	1,200	300
Harper, Sr., Joseph P.	125	000424	8/12/2005	9/12/2010		2.95			$16.780	300	300
Harper, Sr., Joseph P.	125	000402	7/18/2005	7/18/2010		2.80			$9.690	6,747	6,747
Harper, Sr., Joseph P.	125	000403	7/18/2005	7/18/2010		2.80			$9.690	3,253	3,253
Harper, Sr., Joseph P.	125	000352	8/12/2004	8/12/2014		6.87			$3.100	3,500	3,500
Harper, Sr., Joseph P.	125	000379	8/12/2004	8/12/2009		1.87			$3.100	10,000	10,000
Harper, Sr., Joseph P.	125	000298	8/20/2003	8/20/2013		5.89			$3.050	3,500	3,500
Harper, Sr., Joseph P.	125	000281	7/24/2002	7/24/2012		4.81			$1.725	3,500	3,500
Harper, Sr., Joseph P.	125	000243	7/23/2001	7/23/2011		3.81			$1.500	3,700	3,700
					Avg. Life	3.61	Avg. Out.		$9.871	46,700	45,000
	Account: Harper, Sr., Joseph P.						Avg. Exer.		$9.461
Hemsley, Maarten D.	001	000522	7/18/2007	7/18/2012		4.80			$21.600	2,800	2,800
Hemsley, Maarten D.	001	000473	7/18/2006	7/18/2011		3.80			$24.960	2,800	2,800
Hemsley, Maarten D.	001	000452	7/18/2005	7/18/2010		2.80			$9.690	2,800	2,800
Hemsley, Maarten D.	001	000384	8/12/2004	8/12/2014		6.87			$3.100	5,000	5,000
Hemsley, Maarten D.	001	000176	1/13/1998	10/27/2013		6.07			$0.875	75,000	75,000
Hemsley, Maarten D.	001	000005	4/29/1994	2/11/2010		2.37			$2.750	100,000	100,000
					Avg. Life	4.03	Avg. Out.		$2.726	188,400	188,400
	Account: Hemsley, Maarten D.						Avg. Exer.		$2.726
Jones, William	156	000492	8/8/2006	9/8/2011		3.94			$25.210	500	100
Jones, William	156	000425	8/12/2005	9/12/2010		2.95			$16.780	900	360
Jones, William	156	000353	8/12/2004	8/12/2014		6.87			$3.100	2,000	1,200
Jones, William	156	000308	8/20/2003	8/20/2013		5.89			$3.050	1,800	1,440
Jones, William	156	000282	7/24/2002	7/24/2012		4.81			$1.725	1,500	1,500

Sterling Construction Company, Inc.                                                                               OUTSTANDING AND EXERCISABLE BY PRICE                                                                                                              Page: 6
AS OF 9/30/2007                                                                                                               File:          Osprice
Date: 10/26/2007
Time: 5:35:52 PM
Name	ID Number		Option Date	Expiration Date	Remaining Life in Years		Option Price		Shares Outstanding	Shares Exercisable
					Avg. Life	5.40	Avg. Out.	$6.266	6,700	4,600
	Account: Jones, William						Avg. Exer.	$4.187
Kelly, William	172 000493		8/8/2006	9/8/2011		3.94		$25.210	300	60
Kelly, William	172 000426		8/12/2005	9/12/2010		2.95		$16.780	600	240
Kelly, William	172 000354		8/12/2004	8/12/2014		6.87		$3.100	1,200	400
					Avg. Life	5.33	Avg. Out.	$10.167	2,100	700
	Account: Kelly, William						Avg. Exer.	$9.685
Leal, Richard Troy	147	000355	8/12/2004	8/12/2014		6.87		$3.100	500	300
Leal, Richard Troy	147	000324	8/20/2003	8/20/2013		5.89		$3.050	800	640
Leal, Richard Troy	147	000284	7/24/2002	7/24/2012		4.81		$1.725	1,000	1,000
					Avg. Life	5.63	Avg. Out.	$2.485	2,300	1,940
	Account: Leal, Richard Troy						Avg. Exer.	$2.375
Littlefield, Joel	161	000494	8/8/2006	9/8/2011		3.94		$25.210	1,000	200
Littlefield, Joel	161	000427	8/12/2005	9/12/2010		2.95		$16.780	1,400	560
Littlefield, Joel	161	000356	8/12/2004	8/12/2014		6.87		$3.100	3,000	1,800
Littlefield, Joel	161	000330	8/20/2003	8/20/2013		5.89		$3.050	1,500	1,200
					Avg. Life	5.43	Avg. Out.	$9.069	6,900	3,760
	Account: Littlefield, Joel						Avg. Exer.	$6.298
Lively, Richard	134	000495	8/8/2006	9/8/2011		3.94		$25.210	600	120
Lively, Richard	134	000428	8/12/2005	9/12/2010		2.95		$16.780	720	180
Lively, Richard	134	000357	8/12/2004	8/12/2014		6.87		$3.100	1,500	500
Lively, Richard	134	000312	8/20/2003	8/20/2013		5.89		$3.050	800	400
Lively, Richard	134	000285	7/24/2002	7/24/2012		4.81		$1.725	400	400
					Avg. Life	5.33	Avg. Out.	$8.703	4,020	1,600
	Account: Lively, Richard						Avg. Exer.	$5.941
Machada, Santos	169 000358		8/12/2004	8/12/2014		6.87		$3.100	500	300
					Avg. Life	6.87	Avg. Out.	$3.100	500	300
	Account: Machada, Santos						Avg. Exer.	$3.100
Manning, Brian R.	128 000496		8/8/2006	9/8/2011		3.94		$25.210	600	0
Manning, Brian R.	128 000497		8/8/2006	9/8/2011		3.94		$25.210	400	200
Manning, Brian R.	128 000469		7/18/2006	7/18/2011		3.80		$24.960	3,633	3,633
Manning, Brian R.	128 000470		7/18/2006	7/18/2011		3.80		$24.960	3,867	3,867
Manning, Brian R.	128 000432		8/12/2005	9/12/2010		2.95		$16.780	1,200	300
Manning, Brian R.	128 000433		8/12/2005	9/12/2010		2.95		$16.780	300	300

Sterling Construction Company, Inc.			OUTSTANDING AND EXERCISABLE BY PRICE AS OF 9/30/2007							Page: 7 File: Osprice Date: 10/26/2007 Time: 5:35:52 PM
Name	ID Number		Option Date	Expiration Date	Remaining Life in Years			Option Price		Shares Outstanding	Shares Exercisable
Manning, Brian R.	128 000411		7/18/2005	7/18/2010		2.80			$9.690	110	110
Manning, Brian R.	128 000410		7/18/2005	7/18/2010		2.80			$9.690	7,390	7,390
Manning, Brian R.	128 000361		8/12/2004	8/12/2014		6.87			$3.100	3,500	2,100
Manning, Brian R.	128 000377		8/12/2004	8/12/2009		1.87			$3.100	7,500	7,500
Manning, Brian R.	128 000302		8/20/2003	8/20/2013		5.89			$3.050	3,000	2,400
Manning, Brian R.	128 000288		7/24/2002	7/24/2012		4.81			$1.725	2,500	2,500
Manning, Brian R.	128 000249		7/23/2001	7/23/2011		3.81			$1.500	2,000	2,000
					Avg. Life	3.70	Avg. Out.		$10.023	36,000	32,300
	Account: Manning, Brian R.						Avg. Exer.		$9.888
Manning, James D.	123 000363		8/12/2004	8/12/2014		6.87			$3.100	833	833
					Avg. Life	6.87	Avg. Out.		$3.100	833	833
	Account: Manning, James D.						Avg. Exer.		$3.100
Manning, Jeffrey	127 000498		8/8/2006	9/8/2011		3.94			$25.210	600	0
Manning, Jeffrey	127 000499		8/8/2006	9/8/2011		3.94			$25.210	400	200
Manning, Jeffrey	127 000471		7/18/2006	7/18/2011		3.80			$24.960	3,647	3,647
Manning, Jeffrey	127 000472		7/18/2006	7/18/2011		3.80			$24.960	3,853	3,853
Manning, Jeffrey	127 000429		8/12/2005	9/12/2010		2.95			$16.780	1,200	300
Manning, Jeffrey	127 000430		8/12/2005	9/12/2010		2.95			$16.780	300	300
Manning, Jeffrey	127 000412		7/18/2005	7/18/2010		2.80			$9.690	7,437	7,437
Manning, Jeffrey	127 000413		7/18/2005	7/18/2010		2.80			$9.690	63	63
Manning, Jeffrey	127 000359		8/12/2004	8/12/2014		6.87			$3.100	3,500	2,100
Manning, Jeffrey	127 000378		8/12/2004	8/12/2009		1.87			$3.100	7,500	7,500
Manning, Jeffrey	127 000301		8/20/2003	8/20/2013		5.89			$3.050	2,500	2,000
Manning, Jeffrey	127 000287		7/24/2002	7/24/2012		4.81			$1.725	2,200	2,200
Manning, Jeffrey	127 000250		7/23/2001	7/23/2011		3.81			$1.500	2,000	2,000
					Avg. Life	3.66	Avg. Out.		$10.192	35,200	31,600
	Account: Manning, Jeffrey						Avg. Exer.		$10.052
Manning, Kevin	131 000502		8/8/2006	9/8/2011		3.94			$25.210	300	60
Manning, Kevin	131 000431		8/12/2005	9/12/2010		2.95			$16.780	500	200
Manning, Kevin	131 000360		8/12/2004	8/12/2014		6.87			$3.100	1,000	600
Manning, Kevin	131 000303		8/20/2003	8/20/2013		5.89			$3.050	1,000	800
Manning, Kevin	131 000289		7/24/2002	7/24/2012		4.81			$1.725	1,000	1,000
Manning, Kevin	131 000251		7/23/2001	7/23/2011		3.81			$1.500	1,000	1,000
					Avg. Life	5.01	Avg. Out.		$5.277	4,800	3,660
	Account: Manning, Kevin						Avg. Exer.		$3.386
Manning, Patrick T.	124	000500	8/8/2006	9/8/2011		3.94			$25.210	600	0
Manning, Patrick T.	124	000501	8/8/2006	9/8/2011		3.94			$25.210	400	200

Sterling Construction Company, Inc.		OUTSTANDING AND EXERCISABLE BY PRICE AS OF 9/30/2007							Page: 8 File: Osprice Date: 10/26/2007 Time: 5:35:52 PM
Name	ID Number	Option Date	Expiration Date	Remaining Life in Years			Option Price		Shares Outstanding	Shares Exercisable
Manning, Patrick T.	124 000460	7/18/2006	7/18/2011		3.80			$24.960	3,619	3,619
Manning, Patrick T.	124 000461	7/18/2006	7/18/2011		3.80			$24.960	6,381	6,381
Manning, Patrick T.	124 000434	8/12/2005	9/12/2010		2.95			$16.780	1,200	300
Manning, Patrick T.	124 000435	8/12/2005	9/12/2010		2.95			$16.780	300	300
Manning, Patrick T.	124 000400	7/18/2005	7/18/2010		2.80			$9.690	6,519	6,519
Manning, Patrick T.	124 000401	7/18/2005	7/18/2010		2.80			$9.690	3,481	3,481
Manning, Patrick T.	124 000362	8/12/2004	8/12/2014		6.87			$3.100	3,500	2,100
Manning, Patrick T.	124 000376	8/12/2004	8/12/2009		1.87			$3.100	10,000	10,000
Manning, Patrick T.	124 000300	8/20/2003	8/20/2013		5.89			$3.050	3,500	2,800
Manning, Patrick T.	124 000286	7/24/2002	7/24/2012		4.81			$1.725	3,500	3,500
Manning, Patrick T.	124 000252	7/23/2001	7/23/2011		3.81			$1.500	3,700	3,700
				Avg. Life	3.61	Avg. Out.		$9.871	46,700	42,900
	Account: Manning, Patrick T.					Avg. Exer.		$9.773
McCall, Jeff	166 000364	8/12/2004	8/12/2014		6.87			$3.100	480	160
				Avg. Life	6.87	Avg. Out.		$3.100	480	160
	Account: McCall, Jeff					Avg. Exer.		$3.100
Mills, Christopher H. B.	150 000514	5/7/2007	5/7/2008		0.60			$0.000	1,598	0
Mills, Christopher H. B.	150 000397	5/19/2005	5/19/2015		7.63			$6.870	5,000	5,000
				Avg. Life	5.93	Avg. Out.		$5.206	6,598	5,000
	Account: Mills, Christopher H. B.					Avg. Exer.		$6.870
Mitchell, William	178 000503	8/8/2006	9/8/2011		3.94			$25.210	1,000	200
Mitchell, William	178 000453	8/12/2005	9/12/2010		2.95			$16.780	1,000	400
				Avg. Life	3.45	Avg. Out.		$20.995	2,000	600
	Account: Mitchell, William					Avg. Exer.		$19.590
Scott, Milton L.	179 000515	5/7/2007	5/7/2008		0.60			$0.000	1,598	0
				Avg. Life	0.60	Avg. Out.		$0.000	1,598	0
	Account: Scott, Milton L.					Avg. Exer.		$0.000
Smith, Christine A.	137 000504	8/8/2006	9/8/2011		3.94			$25.210	800	160
Smith, Christine A.	137 000450	8/12/2005	9/12/2010		2.95			$16.780	1,200	480
Smith, Christine A.	137 000365	8/12/2004	8/12/2014		6.87			$3.100	2,500	1,500
Smith, Christine A.	137 000314	8/20/2003	8/20/2013		5.89			$3.050	2,000	1,600
Smith, Christine A.	137 000292	7/24/2002	7/24/2012		4.81			$1.725	2,000	2,000
				Avg. Life	5.32	Avg. Out.		$6.777	8,500	5,740
	Account: Smith, Christine A.					Avg. Exer.		$4.367

Sterling Construction Company, Inc.			OUTSTANDING AND EXERCISABLE BY PRICE AS OF 9/30/2007							Page: 9 File: Osprice Date: 10/26/2007 Time: 5:35:52 PM
			Option	Expiration	Remaining			Option		Shares	Shares
Name	ID	Number	Date	Date	Life in Years			Price		Outstanding	Exercisable
Steadman, David R. A.	177	000516	5/7/2007	5/7/2008		0.60			$0.000	1,598	0
Steadman, David R. A.	177	000399	5/19/2005	5/19/2015		7.63			$6.870	5,000	5,000
					Avg. Life	5.93	Avg. Out.		$5.206	6,598	5,000
	Account: Steadman, David R. A.						Avg. Exer.		$6.870
Stempinski, Karen A.	004	000510	8/8/2006	9/8/2011		3.94			$25.210	800	160
Stempinski, Karen A.	004	000437	8/12/2005	9/12/2010		2.95			$16.780	720	0
					Avg. Life	3.47	Avg. Out.		$21.217	1,520	160
	Account: Stempinski, Karen A.						Avg. Exer.		$25.210
Stevens, Robert L.	139	000505	8/8/2006	9/8/2011		3.94			$25.210	1,000	200
Stevens, Robert L.	139	000443	8/12/2005	9/12/2010		2.95			$16.780	1,400	560
Stevens, Robert L.	139	000366	8/12/2004	8/12/2014		6.87			$3.100	1,800	600
Stevens, Robert L.	139	000315	8/20/2003	8/20/2013		5.89			$3.050	800	400
Stevens, Robert L.	139	000293	7/24/2002	7/24/2012		4.81			$1.725	400	400
					Avg. Life	5.01	Avg. Out.		$10.632	5,400	2,160
	Account: Stevens, Robert L.						Avg. Exer.		$8.430
Surface, Jeffrey	148	000506	8/8/2006	9/8/2011		3.94			$25.210	600	120
Surface, Jeffrey	148	000442	8/12/2005	9/12/2010		2.95			$16.780	900	360
Surface, Jeffrey	148	000367	8/12/2004	8/12/2014		6.87			$3.100	1,500	500
Surface, Jeffrey	148	000326	8/20/2003	8/20/2013		5.89			$3.050	800	400
Surface, Jeffrey	148	000294	7/24/2002	7/24/2012		4.81			$1.725	400	400
					Avg. Life	5.23	Avg. Out.		$9.050	4,200	1,780
	Account: Surface, Jeffrey						Avg. Exer.		$7.037
Wall, Carl	159	000507	8/8/2006	9/8/2011		3.94			$25.210	200	40
Wall, Carl	159	000448	8/12/2005	9/12/2010		2.95			$16.780	300	120
Wall, Carl	159	000369	8/12/2004	8/12/2014		6.87			$3.100	2,000	1,200
Wall, Carl	159	000310	8/20/2003	8/20/2013		5.89			$3.050	400	0
					Avg. Life	6.12	Avg. Out.		$6.033	2,900	1,360
	Account: Wall, Carl						Avg. Exer.		$4.957
Warren, Clint	168 000370		8/12/2004	8/12/2014		6.87			$3.100	500	300
					Avg. Life	6.87	Avg. Out.		$3.100	500	300
	Account: Warren, Clint						Avg. Exer.		$3.100
Weir, James	167 000371		8/12/2004	8/12/2014		6.87			$3.100	500	300

Sterling Construction Company, Inc.

OUTSTANDING AND EXERCISABLE BY PRICE AS OF 9/30/2007

Page: 10
File:          Osprice Date: 10/26/2007 Time: 5:35:52 PM
Name	ID Number	Option Date	Expiration Date	Remaining Life in Years		Option Price		Shares Outstanding	Shares Exercisable
				Avg. Life	6.87	Avg. Out.	$3.100	500	300
	Account: Weir, James					Avg. Exer.	$3.100
Williamson, Terry D.	126 000509	8/8/2006	9/8/2011		3.94		$25.210	400	200
Williamson, Terry D.	126 000508	8/8/2006	9/8/2011		3.94		$25.210	600	0
Williamson, Terry D.	126 000474	7/18/2006	7/18/2011		3.80		$24.960	3,619	3,619
Williamson, Terry D.	126 000475	7/18/2006	7/18/2011		3.80		$24.960	6,381	6,381
Williamson, Terry D.	126 000444	8/12/2005	9/12/2010		2.95		$16.780	1,200	300
Williamson, Terry D.	126 000445	8/12/2005	9/12/2010		2.95		$16.780	300	300
Williamson, Terry D.	126 000404	7/18/2005	7/18/2010		2.80		$9.690	6,519	6,519
Williamson, Terry D.	126 000405	7/18/2005	7/18/2010		2.80		$9.690	3,481	3,481
Williamson, Terry D.	126 000372	8/12/2004	8/12/2014		6.87		$3.100	3,500	2,100
Williamson, Terry D.	126 000375	8/12/2004	8/12/2009		1.87		$3.100	10,000	10,000
Williamson, Terry D.	126 000304	8/20/2003	8/20/2013		5.89		$3.050	3,500	2,800
Williamson, Terry D.	126 000296	7/24/2002	7/24/2012		4.81		$1.725	3,500	3,500
Williamson, Terry D.	126 000256	7/23/2001	7/23/2011		3.81		$1.500	3,500	3,500
				Avg. Life	3.61	Avg. Out.	$9.907	46,500	42,700
	Account: Williamson, Terry D.					Avg. Exer.	$9.811
Withrow, Forest	171 000373	8/12/2004	8/12/2014		6.87		$3.100	500	300
				Avg. Life	6.87	Avg. Out.	$3.100	500	300
	Account: Withrow, Forest					Avg. Exer.	$3.100
Wood, William A.	149 000374	8/12/2004	8/12/2014		6.87		$3.100	640	320
Wood, William A.	149 000328	8/20/2003	8/20/2013		5.89		$3.050	480	320
Wood, William A.	149 000297	7/24/2002	7/24/2012		4.81		$1.725	400	400
Wood, William A.	149 000257	7/23/2001	7/23/2011		3.81		$1.500	100	100
				Avg. Life	5.88	Avg. Out.	$2.647	1,620	1,140
	Account: Wood, William A.					Avg. Exer.	$2.463
	TOTALS			Avg. Life	4.21	Avg. Out.	$6.891	666,454	574,279
						Avg. Exer.	$6.195

Detroit_801261_9

Schedule Number 6.23

List of all collective bargaining agreements & grievances

Agreement	Parties (1)
Master Agreement for Northern Nevada 2003—2008	Nevada Chapter, Associated General Contractors of America, Inc. Operating Engineers Local Union No. 3
Master Agreement July 1, 2003 through June 30, 2007	Southern California Contractors Association, Inc. The International Union of Operating Engineers Local 12
Master Agreement 2004 — 2010	Nevada Chapter, Associated General Contractors of America, Inc. Laborers' International Union of North America – A.F.L. – C.I.O. Local #169

___________________

(1)	These collective bargaining agreements relate to Road and Highway Builders, LLC. No other Credit Party is a party to a collective bargaining agreement.

* * * * *

Strikes, grievances etc.:
The Nevada Department of Transportation has withheld approximately $240,000 of amounts otherwise due RHB LLC claiming that RHB LLC underpaid certain union employees by paying them at a lower job classification rate than the employees were entitled to.  RHB LLC is challenging decision.

____________________

Detroit_801261_9

Schedule Number 8.1

Existing debt

None other than is listed in Schedules 1.4 and 1.5

Detroit_801261_9

Schedule Number 8.1(i)

Liberty Mutual Insurance Company bonds remaining outstanding post closing

Owner	Job Number	Amount	Percent Complete
Nevada DOT	#3206	$9,500,000	100%
Nevada DOT	#3267	$16,540,000	98%
Nevada DOT	#3271	$6,056,000	100%
Elko Airport	N/A	$6,062,000	100%
Nevada DOT	#3296	$7,925,000	98%
Nevada DOT	#3303	$6,472,000	100%
Nevada DOT	#3312	$23,500,000	98%
Nevada DOT	#3323	$31,500,000	60%
Nevada State Licensing Board	N/A	$50,000	N/A

Detroit_801261_9

Schedule Number 8.2

Existing liens

UCC Lien Search Summary

1.	Sterling Construction Company, Inc.
2.	Oakhurst Management Corporation
3.	Road and Highway Builders
4.	Steel City Products
5.	Sterling General, Inc.
6.	Sterling Houston Holdings, Inc.
7.	Texas Sterling Construction Co.
8.	Texas Sterling Construction, L.P.

1.           Sterling Construction Company, Inc.

Jurisdiction:  Delaware, Secretary of State
Search results certified through:  09/24/2007
Federal tax liens:  Clear.
UCC liens:
Secured Party	Filing Information	Collateral
Comerica Bank-Texas	Filed: 07/27/2001 Number: 10737614
All of the debtor’s rights, titles, and interests in and to the equipment, inventory, accounts, general intangibles and any and all other personal property of any kind or character described in and covered by Security Agreement between the Debtor and Secured Party, a copy of which is attached hereto as Exhibit “A” and made a part hereof for all purposes , and the proceeds and products of such personal property.

	amendment filed 10/09/2001 to restate collateral;	Security Agreement attached as Exhibit “A” hereby replaces the Exhibit “A” attached to original Financing Statement filed under File Number 1073761 4 – 0000000.
amendment filed 03/12/2002 to change debtor name from “Oakhurst Company, Inc.” to “Sterling Construction Company, Inc;”
amendment filed 09/24/2002 to add collateral;
All of debtor’s rights, titles, and interests in and to the capital stock of Sterling Construction Company, a Delaware corporation (now known as Sterling Houston Holdings, Inc., a Delaware corporation) as described in that certain Security Agreement (Third Party Pledge) attached hereto as Exhibit “A,” as supplemented by that certain Supplemental Security Agreement (Third Party Pledge) attached hereto as Exhibit “B” (the “Collateral”). Proceeds and products of Collateral are also covered.

amendment filed 10/30/2002 to add collateral;
All of debtor’s rights, titles, and interests in and to the capital stock of Sterling Houston Holdings, Inc., a Delaware corporation (formerly known as Sterling Construction Company, a Delaware corporation) as described in that certain Security Agreement (Third Party Pledge) attached hereto as Exhibit “A,” as supplemented by that certain Supplemental Security Agreement (Third Party Pledge) attached hereto as Exhibit “B” (the “Collateral”). Proceeds and products of Collateral are also covered.

amendment filed 02/22/2005 to add collateral;
All of debtor’s rights, titles, and interests in and to the capital stock of Sterling Construction Company, a Delaware corporation (now known as Sterling Houston Holdings, Inc., a Delaware corporation) as described in that certain Security Agreement (Third Party Pledge) dated as of July 18, 2001, attached hereto as Exhibit “A,” as supplemented by that certain Supplemental Security Agreement (Third Party Pledge), dated as of September 23, 2002, attached hereto as Exhibit “B,” and as further supplemented by that certain Supplemental Security Agreement (Third Party Pledge), dated as of December 23, 2004, attached hereto as Exhibit “C” (the “Collateral”). Proceeds and products of Collateral are also covered.

amendment filed 05/23/2006 to add collateral;
All of the Debtor’s right, title and interest in and to all equipment, fixtures, software, goods, instruments (including, without limitation, promissory notes), documents (including, without limitation, negotiable documents), policies and certificates of insurance, deposit accounts, money and investment property, motor vehicles, mobile goods and rolling stock together with all of Debtor’s right, title and interest in and to the capital stock of (i) Sterling Houston Holdings, Inc., a Delaware corporation, and (ii) Sterling General, Inc., a Delaware corporation, and all proceeds, interest, profits and other payments or rights to payment related thereto and all proceeds and products of the foregoing.

continuation filed 07/07/2006.

Detroit_801261_9

2.           Oakhurst Management Corporation

Jurisdiction:  Texas, Secretary of State
Search results certified through:  10/17/2007
Federal tax liens:  Clear.
UCC liens:  Clear.

3.           Road and Highway Builders

Jurisdiction:  Nevada, Secretary of State
Search results certified through:  10/18/2007
Tax liens:  Clear.
UCC liens:
Debtor	Secured Party	Filing Information	Collateral
Road and Highway Builders, LLC	Volvo Commercial Finance LLC The Americas	Filed: 01/03/2000 Number: 0000157 continuation filed 12/06/2004; amendment filed 12/06/2004 to change debtor name from “Road & Highway Builders” to “Road and Highway Builders.”	Specific equipment, as more particularly described in the financing statement.
Road and Highway Builders LLC	Caterpillar Financial Services Corporation	Filed: 07/22/2002 Number: 2002019248-1 Termination filed 07/31/2002.	Specific equipment. Terminated.
Road and Highway Builders LLC	Arnold Machinery Company	Filed: 08/07/2002 Number: 2002021078-4 Termination filed 04/06/2004.	Specific equipment. Terminated.
Road and Highway Builders, LLC	Caterpillar Financial Services Corporation	Filed: 09/12/2002 Number: 2002024217-3 Termination filed 09/17/2002.	Specific equipment. Terminated.
Road and Highway Builders, LLC	Caterpillar Financial Services	Filed: 05/30/2003 Number: 2003014768-0 Termination filed 06/22/2004.	Specific equipment. Terminated.
Road and Highway Builders, LLC	Caterpillar Financial Services Corporation	Filed: 06/02/2003 Number: 2003014961-0	Specific equipment, as more particularly described in the financing statement.
Road and Highway Builders, LLC	Caterpillar Financial Services	Filed: 03/25/2004 Number: 2004009699-8 Termination filed 06/07/2006.	Specific equipment. Terminated.
Road and Highway Builders, LLC	Herc Exchange, LLC	Filed: 05/24/2004 Number: 2004016336-9	Specific equipment, as more particularly described in the financing statement.
Road and Highway Builders, LLC	CitiCapital Commercial Corporation	Filed: 06/17/2004 Number: 2004019063-3	Specific equipment, as more particularly described in the financing statement.
Road and Highway Builders, LLC	Caterpillar Financial Services	Filed: 09/13/2004 Number: 2004028029-2 Termination filed 08/31/2006.	Specific equipment. Terminated.
Road and Highway Builders, LLC	Herc Exchange, LLC	Filed: 11/16/2004 Number: 2004035055-6	Specific equipment, as more particularly described in the financing statement.
Road and Highway Builders Inc.	Caterpillar Financial Services Corporation	Filed: 12/10/2004 Number: 2004037392-2 Termination filed 11/09/2006.	Specific equipment. Terminated.
Road and Highway Builders, LLC	Herc Exchange, LLC	Filed: 06/21/2005 Number: 2005019052-2	Specific equipment, as more particularly described in the financing statement.
Road and Highway Builders, LLC	General Electric Capital Corporation	Filed: 06/28/2005 Number: 2005020003-2 amendment filed 01/26/2007 to restate collateral description; amendment filed 01/30/2007 to change debtor address.	Specific equipment, as more particularly described in the financing statement.
Road and Highway Builders, LLC	Caterpillar Financial Services Corporation	Filed: 12/21/2005 Number: 2005040137-9	Specific equipment, as more particularly described in the financing statement.
Road and Highway Builders, LLC	Herc Exchange, LLC	Filed: 03/06/2006 Number: 2006007082-3	Specific equipment, as more particularly described in the financing statement.
Road and Highway Builders, LLC	The CIT Group / Equipment Financing, Inc.	Filed: 12/29/2006 Number: 2006042626-0	Specific equipment, as more particularly described in the financing statement.

Detroit_801261_9

4.           Steel City Products

Jurisdiction:  Delaware, Secretary of State
Search results certified through:  09/19/2007
Federal tax liens:  Clear.
UCC liens:
Debtor	Secured Party	Filing Information	Collateral
Steel City Products Inc.	Marlin Leasing Corp.	Filed: 01/06/2003 Number: 3020467 0	Specific equipment, as more particularly described in the financing statement.
Steel City Products, Inc	Raymond Leasing Corporation	Filed: 02/11/2005 Number: 5047836 3	Specific equipment, as more particularly described in the financing statement.

Detroit_801261_9

5.           Sterling General, Inc.

Jurisdiction:  Delaware, Secretary of State
Search results certified through:  09/19/2007
Federal tax liens:  Clear.
UCC liens:
Secured Party	Filing Information	Collateral
Comerica Bank	Filed: 06/01/2006 Number: 6185554 3
 All of the Debtor’s right, title and interest in and to all equipment, fixtures, software, goods, instruments (including, without limitation, promissory notes), documents (including, without limitation, negotiable documents), policies and certificates of insurance, deposit accounts, money and investment property, motor vehicles, mobile goods and rolling stock together with Debtor’s general partnership interest in Texas Sterling Construction, L.P., a Texas limited partnership, and all proceeds, interest, profits and other payments or rights to payment related thereto and all proceeds and products of the foregoing.

6.           Sterling Houston Holdings, Inc.

Jurisdiction:  Delaware Secretary of State
Search results certified through:  10/17/2007
UCC liens:
Secured Party	Filing Information	Collateral
Comerica Bank	Filed: 8/7/2003 Number: 32052853
All of debtor’s right, title and interest, whether now owned or hereafter acquired, in and to (i) that certain Promissory Note dated as of April 28, 2003, in the original principal amount of $3,200,000, executed by Sterling Construction Company, Inc., and payable to Debtor…

All of Debtor’s right, title and interest in and to all equipment, fixtures, software, goods, instruments (including, without limitation, promissory notes), documents (including, without limitation, negotiable documents), policies and certificates of insurance, deposit accounts, money and investment property, motor vehicles, mobile goods and rolling stock together with Debtor’s limited partnership interest in Texas Sterling Construction, L.P., a Texas limited liability partnership, and all proceeds, interest, profits and other payments or rights to payment related thereto and all proceeds and products of the foregoing.

as further described in the UCC filings.

Detroit_801261_9

Jurisdiction:  Texas, Secretary of State
Search results certified through:  10/17/2007
UCC liens:  Clear.

7.           Texas Sterling Construction Co.

Jurisdiction:  Delaware, Secretary of State
Search results certified through:  09/19/2007
Federal tax liens:  Clear.
UCC liens:  Clear.

8.           Texas Sterling Construction, L.P.

Jurisdiction:  Texas, Secretary of State
Search results certified through:  10/17/2007
Federal tax liens:  Clear.
UCC liens:
Secured Party	Filing Information	Collateral
Comerica Bank - Texas	Filed: 11/04/1982 Number: 82-00214385 Comments:
All accounts, contract rights, chattel paper, instruments, general intangibles and rights to payment of every kind now or at any time hereafter arising out of the business of the debtor; all interest of the debtor in any goods and services, the sale of which shall have given or shall give rise to any of the foregoing.

Comerica Bank - Texas	Filed: 11/04/1982 Number: 82-00214386 Comments:	Equipment as per attached Exhibit “A” (exhibit A not provided with search results)
Comerica Bank - Texas	Filed: 10/10/1985 Number: 85-00261190 Comments:	All business equipment, machinery and furnishings and all attachments and accessories thereto, now owned or hereafter acquired including but not limited to the attached Exhibit “III”
Comerica Bank - Texas	Filed: 11/13/1985 Number: 85-00297256 Comments:	All business equipment, machinery and furnishings and all attachments and accessories thereto, now owned or hereafter acquired including but not limited to the attached Exhibit “III”
Comerica Bank – Texas	Filed: 06/14/1989 Number: 89-00135359 Comments:
Any and all accounts, contract rights, chattel paper and general intangibles now existing or hereafter arising out of the business of the debtor, as well as any and all returned, reported and repossessed goods and the proceeds resulting therefrom.

Comerica Bank – Texas	Filed: 10/04/1989 Number: 89-00224602 Comments:	All business equipment and machinery and accessories thereto, now owned or hereafter acquired, including but not limited to the attached “Exhibit A”.
Comerica Bank - Texas	Filed: 05/01/1992 Number: 92-00086748 Comments:
All accounts (as defined in the Texas Business and Commerce Code) and accounts receivable of debtor now existing or hereafter arising; the rights and interests of debtor in and to the goods, the sale and delivery of which gave rise to such accounts receivable, and the proceeds of such accounts and accounts receivable.

All of debtor’s equipment, including, without limitation, all furniture, furnishings, fixtures, machinery, parts and tools, now owned or hereafter acquired by debtor, and all additions, accessions, substitutions, replacements, and attachments thereof or thereto.

Comerica Bank - Texas	Filed: 12/05/1994 Number: 94-00234327 Comments:
All right, title, and interest of Debtor in and to a Hitachi EX 700 Hydraulic Excavator, and certain related equipment, as more particularly described in Exhibit “A” attached hereto.

All substitutions and replacements for, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and proceeds and products of, the above Collateral; all certificates of title, manufacturer’s statements of origin, other documents, accounts and chattel paper arising from or related to the above Collateral, any of which, if received by Debtor, upon request shall be delivered immediately to Secured Party.

Comerica Bank – Texas	Filed: 03/15/1996 Number: 96-00047946 Comments: Sterling Construction Company also listed as Debtor.
All of the equipment and fixtures of the Debtor (including, without limitation, all equipment, furniture and fixtures), both now owned and hereafter acquired, together with (i) all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, (ii) all replacements thereof and substitutions therefor, and (iii) all cash and non-cash proceeds and products thereof.

Proceeds and products of the collateral are also covered.

Comerica Bank – Texas	Filed: 06/22/1998 Number: 98-00125328 Comments:
The items described in the Description of Collateral attached hereto as Exhibit “A” and incorporated herein by reference for all purposes, as the same relate to the land (“Real Property”) described in Exhibit “B” attached hereto and the improvements thereon or thereto (collectively, the “Mortgaged Property”).

Proceeds of the above-described Collateral are also covered.

Contract Rights, General Intangibles, Equipment, Fixtures.

Real Estate described as property in Harris County, TX.

Comerica Bank – Texas	Filed: 02/20/2002 Number: 02-0019932086 Comments:	Specific equipment, as more particularly described in the financing statement.
Comerica Bank – Texas	Filed: 09/23/2002 Number: 03-0002265725 Comments: this is an “in-lieu” filing of a Michigan UCC.	Second Lien Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement, dated June 18, 2001. as to Real Estate described as located in Harris Co., TX.
Comerica Bank - Texas	Filed: 9/23/2002 Number: 03-0002265836 Comments: this is an “in-lieu” filing of a Michigan UCC.	Second Lien Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement dated June 18, 2001
Comerica Bank – Texas	Filed: 09/24/2002 Number: 03-0002456666 Comments: this is an “in-lieu” filing of a Michigan UCC.
Third Lien Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement, dated July 18, 2001.

First Modification Agreement dated September 23, 2002.

as to Real Estate described as located in Harris Co., TX.

Comerica Bank – Texas	Filed: 09/24/2002 Number: 03-0002457798 Comments: this is an “in-lieu” filing of a Michigan UCC.	Security Agreement (all assets) dated July 18, 2001. Supplemental Security Agreement (all assets) dated September 23, 2002. Supplemental Security Agreement (all assets) dated December 23, 2004.
Caterpillar Financial Services Corporation	Filed: 12/03/2002 Number: 03-0009654077	Specific equipment, as more particularly described in the financing statement.
Caterpillar Financial Services Corporation	Filed: 12/03/2002 Number: 03-0009654300	Specific equipment, as more particularly described in the financing statement.
Caterpillar Financial Services Corporation	Filed: 12/03/2002 Number: 03-0009654411	Specific equipment, as more particularly described in the financing statement.
Caterpillar Financial Services Corporation	Filed: 12/03/2002 Number: 03-0009654522	Specific equipment, as more particularly described in the financing statement.
Caterpillar Financial Services Corporation	Filed: 12/03/2002 Number: 03-0009655109	Specific equipment, as more particularly described in the financing statement.
Caterpillar Financial Services Corporation	Filed: 12/03/2002 Number: 03-0009655543	Specific equipment, as more particularly described in the financing statement.
Caterpillar Financial Services Corporation	Filed: 12/03/2002 Number: 03-0009655654	Specific equipment, as more particularly described in the financing statement.
Caterpillar Financial Services Corporation	Filed: 12/03/2002 Number: 03-0009655765	Specific equipment, as more particularly described in the financing statement.
Caterpillar Financial Services Corporation	Filed: 12/03/2002 Number: 03-0009655876	Specific equipment, as more particularly described in the financing statement.
CitiCapital Commercial Corporation	Filed: 05/02/2003 Number: 03-0026341382	Specific equipment, as more particularly described in the financing statement.
Comerica Bank	Filed: 08/07/2003 Number: 03-0037123514
All of Debtor’s right, title and interest, whether now owned or hereafter acquired, in and to (i) that certain Promissory Note dated as of April 28, 2003, in the original principal amount of $3,200,000, executed by Sterling Houston Holdings, Inc., and payable to Debtor.

as further described in the UCC filing.

CIT Financial USA, Inc.	Filed: 11/22/2004 Number: 04-0089199868	Specific computer equipment as to Loan Agreement dated November 12, 2004. as further described in the UCC filing.
CitiCapital Commercial Leasing Corporation	Filed: 05/25/2005 Number: 05-0016473824	Specific equipment, as more particularly described in the financing statement.
CitiCapital Commercial Leasing Corporation	Filed: 05/25/2005 Number: 05-0016473935	Specific equipment, as more particularly described in the financing statement.
ROMCO Equipment Co., L.P.	Filed: 10/17/2005 Number: 05-0032204056	Specific equipment, as more particularly described in the financing statement.
HOLT CAT	Filed: 02/22/2006 Number: 06-0005958881	Specific equipment, as more particularly described in the financing statement.
Comerica Bank, successor by merger with Comerica Bank - Texas	Filed: 04/21/2006 Number: 06-0013702766 Comments: this is an “in-lieu” of two MI UCC filings.	Second Lien Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement, dated June 18, 2001. as to Real Estate described as located in Harris Co., TX.
Comerica Bank, successor by merger with Comerica Bank - Texas	Filed: 05/15/2006 Number: 06-0016474301 Comments: this is an “in-lieu” of two MI UCC filings.	Third Lien Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement, dated July 18, 2001. as to Real Estate described as located in Harris Co., TX.
Comerica Bank, successor by merger with Comerica Bank - Texas	Filed: 05/22/2006 Number: 06-0017374068 Comments: this is an “in-lieu” of one DE UCC filing.	Security Agreement (Third Party Pledge) dated July 18, 2001.
Comerica Bank, successor by merger with Comerica Bank - Texas	Filed: 06/06/2006 Number: 06-0019072863
All of Debtor’s equipment, now owned or hereafter acquired including but not limited to the Exhibits “A” and “B” attached hereto…

as further described in the UCC filing.

Exhibits A and B not provided with search results.

ROMCO Equipment Co., L.P.	Filed: 07/17/2006 Number: 06-0024047790	Specific equipment, as more particularly described in the financing statement.
ROMCO Equipment Co., L.P.	Filed: 07/21/2006 Number: 06-0024684686	Specific equipment, as more particularly described in the financing statement.
Union Bank and Trust Company	Filed: 09/15/2006 Number: 06-0030878789	Specific equipment, as more particularly described in the financing statement.
Union Bank and Trust Company	Filed: 09/15/2006 Number: 06-0030879033	Specific equipment, as more particularly described in the financing statement.
Comerica Leasing Corporation	Filed: 09/22/2006 Number: 06-0031671600	Specific equipment, as more particularly described in the financing statement.
Protection Services Inc.	Filed: 01/30/2007 Number: 07-0003459452	Specific equipment, as more particularly described in the financing statement.
Comerica Leasing Corporation	Filed: 03/22/2007 Number: 07-0009612691	Specific equipment, as more particularly described in the financing statement.
ROMCO Equipment Co., L.P.	Filed: 04/10/2007 Number: 07-0011834296	Specific equipment, as more particularly described in the financing statement.
Herc Exchange, LLC	Filed: 05/01/2007 Number: 07-0014662056	Specific equipment, as more particularly described in the financing statement.
ROMCO Equipment Co., L.P.	Filed: 05/24/2007 Number: 07-0017670381	Specific equipment, as more particularly described in the financing statement.
JP Morgan Chase Bank	Filed: 05/25/2007 Number: 07-0017684821	Specific equipment, as more particularly described in the financing statement.
Comerica Leasing Corporation	Filed: 08/23/2007 Number: 07-0028864106	Specific equipment, as more particularly described in the financing statement.
ROMCO Equipment Co., L.P.	Filed: 09/21/2007 Number: 07-0032422212	Specific equipment, as more particularly described in the financing statement.
ROMCO Equipment Co., L.P.	Filed: 09/21/2007 Number: 07-0032422323	Specific equipment, as more particularly described in the financing statement.
ROMCO Equipment Co., L.P.	Filed: 10/05/2007 Number: 07-0034208307	Specific equipment, as more particularly described in the financing statement.

Detroit_801261_9

Texas Sterling Construction, L.P.
Jurisdiction:  Texas, Secretary of State
Terminated UCC Financing Statements:
Secured Party	Filing Information	Collateral
NationsRent, Inc.	Filed: 12/08/2004 Number: 04-0090663735	Specific equipment. Terminated.
National Trench Safety, LLC	Filed: 3/10/2006 Number: 06-0007900901	Terminated
National Trench Safety, LLC	Filed: 5/25/2006 Number: 06-0017898069	Terminated
National Trench Safety, LLC	Filed: 5/8/2007 Number: 07-0015628261	Terminated
National Trench Safety, LLC	Filed: 5/8/2007 Number: 07-00156228372	Terminated
National Trench Safety, LLC	Filed: 5/23/2007 Number: 07-0017438929	Terminated
National Trench Safety, LLC	Filed: 8/17/2007 Number: 07-0028106589	Terminated
NTS Mikedon, LLC	Filed: 9/12/07 Number: 07-0031174124	Terminated

Detroit_801261_9

Schedule Number 8.7

Existing Investments

NONE

Detroit_801261_9

Schedule Number 8.8

Transactions with Affiliates

NONE

Detroit_801261_9

Schedule Number 13.6

Notice Addresses

Notice to Borrowers:

Sterling Construction Company, Inc.
Texas Sterling Construction Co.
Oakhurst Management Corporation
Road and Highway Builders, LLC
Road and Highway Builders Inc.
Mail:
20810 Fernbush Lane
Houston, Texas 77073
Attention:                  Joseph P. Harper, Sr.,President
Telephone:                   (281) 821-9091
Facsimile:                   (281) 821-2995
E-mail:                   JoeH@texas-sterling.com

With a copy, not, however, constituting notice to:
Mail:
Roger M. Barzun, Esq.
60 Hubbard Street
Concord, Massachusetts 01742
Telephone: (978) 287-4275
Facsimile: (978) 405-5024
E-mail: Rbarzun@Verizon.net

Notice to Agent:

Comerica Bank
Corporate Finance
500 Woodward Ave.
Detroit, Michigan 48226
Fax: 313-222-5272

Email for reporting requirements: corporatefinance@comerica.com

Email for Requests for Advance and Payments: corpfinadmin@comerica.com